Exhibit 4.13

LEASE AGREEMENT BETWEEN

SP MILLENNIUM CENTER, L.P.,

AS LANDLORD, AND

MIMECAST NORTH AMERICA, INC.,

AS TENANT

DATED JANUARY 4, 2013

URBAN TOWERS

222 WEST LAS COLINAS BOULEVARD

IRVING, TEXAS

BASIC LEASE INFORMATION

Lease Date:	January 4,2013

Landlord:	SP MILLENNIUM CENTER, L.P., a Delaware limited partnership

Tenant:	MIMECAST NORTH AMERICA, INC., a Delaware corporation

Premises:

Suite No. 1950N, containing 2,954 rentable square feet, in the building commonly known as Urban Towers (the “Building”), and whose street address is 222 West Las Colinas Boulevard, Irving, Texas 75039. The Premises are outlined on the plan attached to the Lease as Exhibit A. The land on which the Project is located (the “Land”) is described on Exhibit B. The term “Project” shall collectively refer to the Building, all other buildings and improvements in the multi-building office complex known as Urban Towers of which the Building is a part, the Land and the driveways, parking facilities, and similar improvements and easements associated with the foregoing or the operations thereof.

Term:

65 full calendar months, plus any partial month from the Commencement Date to the end of the month in which the Commencement Date falls, starting on the Commencement Date and ending at 5:00 p.m. local time on the last day of the 65th full calendar month following the Commencement Date, subject to adjustment and earlier termination as provided in the Lease.

Commencement Date:

30 days (such 30-day period is referred to herein as the “Beneficial Occupancy Period” and shall be subject to Section 26.1 below) following the earliest of (a) the date on which Tenant occupies any portion of the Premises and begins conducting business therein, (b) the date on which the Work (as defined in Exhibit D hereto) in the Premises is Substantially Completed (as defined in Exhibit D hereto) (estimated to be on the Estimated Delivery Date, as defined in Section 3 of the Lease), or (c) the date on which the Work in the Premises would have been Substantially Completed but for the occurrence of any Tenant Delay Days (as defined in Exhibit D hereto).

Basic Rent:	Subject to the abatement of Basic Rent provided below, Basic Rent shall be the following amounts for the following periods of time:

	Lease Months	Annual Basic Rent Rate Per Rentable Square Foot in the Premises	Monthly Basic Rent
	1-17	$23.50	$5,784.92
	18-29	$24.00	$5,908.00
	30-41	$24.50	$6,031.08
	42-53	$25.00	$6,154.17
	54-65	$25.50	$6,277.25

Basic Rent shall be abated during the first five months of the Term, e.g., if the Commencement Date is March 15, 2013, Basic Rent shall be abated until August 14, 2013. Commencing with the first day after the end of the abatement period referred to above, Tenant shall make Basic Rent payments for any remaining partial calendar month and on the first day of the first full calendar month thereafter shall make Basic Rent payments as otherwise provided in this Lease. Notwithstanding such abatement of Basic Rent (a) all other sums due under this Lease, including Additional Rent and parking rent shall be payable as provided in this Lease, and (b) any increases in Basic Rent set forth in this Lease shall occur on the dates scheduled therefor.

As used herein, the term “Lease Month” means each calendar month during the Term (and if the Commencement Date does not occur on the first day of a calendar month, the period from the Commencement Date to the first day of the next calendar month shall be included in the first Lease Month for purposes of determining the duration of the Term and the monthly Basic Rent rate applicable for such partial month).

Security Deposit:	$12,062.17.

i

Additional Rent:	Tenant’s Proportionate Share of Excess Operating Costs, Excess Taxes and Electrical Costs.

Rent:	Basic Rent, Additional Rent, and all other sums that Tenant may owe to Landlord or otherwise be required to pay under the Lease.

Permitted Use:	General office use in compliance with Section 9 of the Lease.

Tenant’s Proportionate Share:

.35%, which is the percentage obtained by dividing (a) the number of rentable square feet in the Premises as stated above by (b) the 844,113 rentable square feet in the Project. Landlord and Tenant stipulate that the number of rentable square feet in the Premises and in the Project set forth above is conclusive and shall be binding upon them.

Base Year:	The calendar year 2013.

Tenant’s Address:

Prior to Commencement Date:

And for all Notices

Mimecast North America, Inc.

203 Crescent Street, Suite 303

Waltham, MA 02453

Attention: Corporate Controller

Telephone: 781.996.4284

Facsimile: 617.660.0663

Following Commencement Date:

Mimecast North America, Inc.

222 West Las Colinas Boulevard, Suite 1950N

Irving, Texas 75039

Attention:  [To be determined pursuant to Exhibit E hereto.]

Telephone:  [To be determined pursuant to Exhibit E hereto.]

Facsimile:  [To be determined pursuant to Exhibit E hereto.]

With a copy to:

Mimecast North America, Inc.

203 Crescent Street, Suite 303

Waltham, MA 02453

Attention: Corporate Controller

Telephone: 781.996.4284

Facsimile: 617.660.0663

Landlord’s Address:	For all Notices:	With a copy to:
	SP Millennium Center, L.P. c/o CBRE, Inc. 222 West Las Colinas Boulevard, Suite 165 Irving, TX 75039 Attention: Property Manager Telephone: 972.501.9009 Facsimile: 972.501.9019	SP Millennium Center, L.P. CBRE Global Investors - Strategic Partners 515 S. Flower Street, Suite 3100 Los Angeles, CA 90071 Attention: Darla Szalla Telephone: 213.683.4300 Facsimile: 213.683.4336

If by check to: SP Millennium Center LP PO Box 846131 Los Angeles, CA 90084-6131 If by overnight mail to: Lockbox Services SP Millennium Center LP - Dept 6131 3440 Flair Drive El Monte, CA 91731

If by wire transfer or ACH to: Wells Fargo Bank, N.A. San Francisco, CA ABA #121000 248 Acct# 4123524738 Name: SP Millennium Center LP

The foregoing Basic Lease Information is incorporated into and made a part of the Lease identified above. If any conflict exists between any Basic Lease Information and the Lease, then the Lease shall control.

15.3	Landlord’s Rights	12
15.4	Repair Obligation	12
15.5	Abatement of Rent	12

16.	PERSONAL PROPERTY TAXES	12

17.	EVENTS OF DEFAULT	13
17.1	Payment Default	13
17.2	Abandonment	13
17.3	Estoppel; Subordination; Financial Reports	13
17.4	Insurance	13
17.5	Mechanic’s Liens	13
17.6	Other Defaults	13
17.7	Insolvency	13

18.	REMEDIES	13
18.1	Termination of Lease	13
18.2	Termination of Possession	13
18.3	Perform Acts on Behalf of Tenant	14
18.4	Suspension of Services	14
18.5	Alteration of Locks	14

19.	PAYMENT BY TENANT; NON-WAIVER; CUMULATIVE REMEDIES; MITIGATION OF DAMAGE	14
19.1	Payment by Tenant	14
19.2	No Waiver	14
19.3	Cumulative Remedies	14
19.4	Mitigation of Damage	14

20.	LANDLORD’S LIEN	15

21.	SURRENDER OF PREMISES	15

22.	HOLDING OVER	16

23.	CERTAIN RIGHTS RESERVED BY LANDLORD	16
23.1	Building Operations	16
23.2	Security	16
23.3	Prospective Purchasers and Lenders	16
23.4	Prospective Tenants	16

24.	SUBSTITUTION SPACE	16

25.	MISCELLANEOUS	17
25.1	Landlord Transfer	17
25.2	Landlord’s Liability	17
25.3	Force Majeure	17
25.4	Brokerage	17
25.5	Estoppel Certificates	17
25.6	Notices	17
25.7	Separability	17
25.8	Amendments; Binding Effect; No Electronic Records	17
25.9	Counterparts	18
25.10	Quiet Enjoyment	18
25.11	No Merger	18
25.12	No Offer	18
25.13	Entire Agreement; No Reliance	18
25.14	Waiver of Jury Trial	18
25.15	Governing Law	18
25.16	Recording	18
25.17	Water or Mold Notification	18
25.18	Joint and Several Liability	18
25.19	Financial Reports	18
25.20	Landlord’s Fees	19
25.21	Telecommunications	19

v

	25.22	Confidentiality	19
	25.23	Authority	19
	25.24	Hazardous Materials	19
	25.25	List of Exhibits	20
	25.26	Determination of Charges	20
	25.27	Prohibited Persons and Transactions	20
	25.28	Waiver of Consumer Rights	20

26.	OTHER PROVISIONS		20

LIST OF DEFINED TERMS

Page No.

Additional Rent	ii
Affiliate	1
Base Year	ii
Basic Lease Information	1
Basic Rent	i
Beneficial Occupancy Period	i
Building	i
Building’s Structure	1
Building’s Systems	1
Casualty	12
Collateral	15
Commencement Date	i
Construction Allowance	D-3
Controllable Operating Costs	4
Damage Notice	12
Default Rate	4
Disabilities Acts	7
Electrical Costs	3
Estimated Delivery Date	1
Event of Default	13
Excess Amount	D-2
Excess Operating Costs	2
Excess Taxes	3
GAAP	9
Hazardous Materials	19
HVAC	4
including	1
Land	i
Landlord	i
Landlord’s Mortgagee	11
Law	1
Laws	1
Lease	1
Lease Date	i
Lease Month	i
Loss	10
Mortgage	11
Move-Out Date	21
Moving Costs	D-3
Non-Standard Alterations	15
OFAC	20
Operating Costs	2
Parking Area	G-1
Permitted Transfer	9
Permitted Transferee	9
Permitted Use	ii
Premises	1
Prevailing Rental Rate	H-1
Primary Lease	11
Project	i
Punchlist Items	E-1
Reconciliation Statement	3
Release	19
Rent	ii
Repair Period	12
Security Deposit	i

Substantial Completion	D-2
Substantially Completed	D-2
Substitute Tenant	14
Taking	11
Tangible Net Worth	9
Taxes	3
Telecommunications Services	19
Temporary Space	20
Temporary Space Term	20
Tenant	i
Tenant Delay Day	D-2
Tenant Party	1
Tenant’s Off-Premises Equipment	1
Tenant’s Proportionate Share	1
Term	i
Test-Fit Allowance	D-3
Total Construction Costs	D-3
Transfer	7
UCC	15
Work	D-2
Working Drawings	D-1

LEASE

This Lease Agreement (this “Lease”) is entered into as of the Lease Date between Landlord and Tenant (as each such term is defined in the Basic Lease Information).

1.Definitions and Basic Provisions.   The definitions and basic provisions set forth in the Basic Lease Information (the “Basic Lease Information”) are incorporated herein by reference for all purposes. Additionally, the following terms shall have the following meanings when used in this Lease:  “Affiliate” means any person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the party in question; “Building’s Structure” means the Building’s roof and roof membrane, elevator shafts, footings, foundations, structural portions of load-bearing walls, structural floors and subfloors, structural columns and beams, and curtain walls; “Building’s Systems” means the Building’s HVAC, life-safety, plumbing, electrical, mechanical and elevator systems; “including” means including, without limitation; “Laws” means all federal, state and local laws, ordinances, building codes and standards, rules and regulations, all court orders, governmental directives, and governmental orders and all interpretations of the foregoing, and all restrictive covenants affecting the Project, and “Law” means any of the foregoing; “Tenant’s Off-Premises Equipment” means any of Tenant’s equipment or other property that may be located on or about the Project (other than inside the Premises); and “Tenant Party” means any of the following persons: Tenant; any assignees claiming by, through, or under Tenant; any subtenants claiming by, through, or under Tenant; and any of their respective agents, contractors, officers, employees, licensees, guests and invitees.

2.Lease Grant.   Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises.

3.Tender of Possession. Landlord and Tenant presently anticipate that possession of the Premises will be tendered to Tenant in the condition required by this Lease on or about March 1, 2013 (or, if later, 90 days following Tenant’s full execution and delivery of this Lease to Landlord, the “Estimated Delivery Date”).   If Landlord is unable to tender possession of the Premises in such condition to Tenant by the Estimated Delivery Date, then (a) the validity of this Lease shall not be affected or impaired thereby, (b) Landlord shall not be in default hereunder or be liable for damages therefor, and (c) Tenant shall accept possession of the Premises when Landlord tenders possession thereof to Tenant.  Tenant shall have early access to the Premises as provided in Section 26.1. By occupying the Premises, Tenant shall be deemed to have accepted the Premises in their condition as of the date of such occupancy, subject to the performance of punch-list items that remain to be performed by Landlord, if any. Prior to occupying the Premises, Tenant shall execute and deliver to Landlord a letter substantially in the form of Exhibit E hereto confirming (1) the Commencement Date and the expiration date of the initial Term, (2) that Tenant has accepted the Premises, and (3) that Landlord has performed all of its obligations with respect to the Premises (except for punch-list items specified in such letter); however, the failure of the parties to execute such letter shall not defer the Commencement Date or otherwise invalidate this Lease. Entry into the Premises by any Tenant Party prior to the Commencement Date shall be subject to all of the provisions of this Lease excepting only those requiring the payment of Basic Rent and Additional Rent.

4.Rent.

4.1Payment. Tenant shall timely pay to Landlord Rent, without notice, demand, deduction or set off (except as otherwise expressly provided herein), by good and sufficient check drawn on a national banking association, or, at either party’s election, by electronic or wire transfer, at Landlord’s address provided for in this Lease or such other address as may be specified in writing by Landlord, and shall be accompanied by all applicable state and local sales or use taxes; provided, that following any default by Tenant, Landlord shall be permitted to require alternative methods of payment, in Landlord’s sole discretion. The obligations of Tenant to pay Rent to Landlord and the obligations of Landlord under this Lease are independent obligations. Basic Rent, adjusted as herein provided, shall be payable monthly in advance. The first monthly installment of Basic Rent, in the amount payable under this Lease after the end of all Basic Rent abatement periods provided in the Basic Lease Information, is due upon execution of this Lease by Tenant; thereafter, Basic Rent shall be payable on the first day of each calendar month, subject to any Basic Rent abatement provision in the Basic Lease Information. The monthly Basic Rent for any partial month at the beginning of the Term shall equal the product of 1/365 of the annual Basic Rent in effect during the partial month and the number of days in the partial month, and such Basic Rent payment is due upon execution of this Lease by Tenant; however, if the Commencement Date is not a fixed date that is ascertainable as of the Lease Date, then such Basic Rent payment for any fractional calendar month at the beginning of the Term shall be due by Tenant on the Commencement Date. Payments of Basic Rent for any fractional calendar month at the end of the Term shall be similarly prorated. Tenant shall pay to Landlord monthly installments of Additional Rent in advance on the first day of each calendar month and otherwise on the same terms and conditions described above with respect to Basic Rent. Unless a shorter time period is specified in this Lease, all payments of miscellaneous Rent charges hereunder (that is, all Rent other than Basic Rent and Additional Rent) shall be due and payable within 30 days following Landlord’s delivery to Tenant of an invoice therefor.

4.2Additional Rent.

4.2.1Excess Operating Costs. Tenant shall pay to Landlord Tenant’s Proportionate Share of Excess Operating Costs. As used herein, “Excess Operating Costs” means any increases in Operating Costs (defined below) for each year and partial year of the Term over the Operating Costs incurred during the Base Year. Landlord may make a good faith estimate of Excess Operating Costs to be due by Tenant for any calendar year or part thereof during the Term. During each calendar year or partial calendar year of the Term after the Base Year, Tenant shall pay to Landlord, in advance concurrently with each monthly installment of Basic Rent, an amount equal to Tenant’s estimated Excess Operating Costs for such calendar year or part thereof divided by the number of months therein. From time to time, Landlord may estimate and re-estimate the Excess Operating Costs to be due by Tenant and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Excess Operating Costs payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of the Excess Operating Costs as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Operating Costs are available for each calendar year.

4.2.2Operating Costs Defined. The term “Operating Costs” means all costs, expenses and disbursements (subject to the limitations set forth below) that Landlord incurs in connection with the ownership, operation, and maintenance of the Project and performing Landlord’s obligations under this Lease, in each case, determined in accordance with sound accounting principles consistently applied, including the following costs: (a) wages and salaries of all on-site employees at or below the grade of senior building manager engaged in the operation, maintenance or security of the Project (together with Landlord’s reasonable allocation of expenses of off-site employees at or below the grade of senior building manager who perform a portion of their services in connection with the operation, maintenance or security of the Project including accounting personnel), including taxes, insurance and benefits relating thereto; (b) all supplies and materials used in the operation, maintenance, repair, replacement, and security of the Project; (c) costs for improvements made to the Project which, although capital in nature, are expected to reduce the normal operating costs (including all utility costs) of the Project, as amortized using a commercially reasonable interest rate over the time period reasonably estimated by Landlord to recover the costs thereof taking into consideration the anticipated cost savings, as determined by Landlord using its good faith, commercially reasonable judgment, as well as capital improvements made in order to comply with any Law hereafter promulgated by any governmental authority, or any amendment to or any interpretation hereafter rendered with respect to any existing Law that have the effect of changing the legal requirements applicable to the Project from those currently in effect, as amortized using a commercially reasonable interest rate over the useful economic life of such improvements as determined by Landlord in its reasonable discretion; (d) cost of all utilities, except Electrical Costs and the cost of other utilities reimbursable to Landlord by the Project’s tenants other than pursuant to a provision similar to this Section 4.2.2; (e) insurance expenses, including the cost of any deductibles; (f) repairs, replacements, and general maintenance of the Project; (g) fair market rental and other costs with respect to the management office for the Project; and (h) service, maintenance and management contracts and fees (payable to Landlord, Landlord’s affiliate or a third-party management company; provided that any costs paid to Landlord or Landlord’s affiliate for management services shall exclude amounts paid in excess of the competitive rates for management services of comparable quality rendered by persons or entities of similar skill, competence and experience) for the operation, maintenance, management, repair, replacement, or security of the Project (including alarm service, window cleaning, janitorial, security, landscape maintenance and elevator maintenance). Landlord shall have the right to allocate costs among different uses of space in the Project if Landlord reasonably determines the costs for operating, maintaining and repairing such different spaces differ from other spaces within the Project.

Operating Costs shall not include costs for (1) capital improvements made to the Project, other than capital improvements described in Section 4.2.2(c) and except for items which are generally considered maintenance and repair items, such as painting and wall covering of common areas, replacement of carpet or other floor coverings in elevator lobbies and common areas, and the like; (2) repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties; (3) interest, amortization or other payments on loans to Landlord; (4) depreciation; (5) leasing commissions; (6) legal expenses for services, other than those that benefit the Project tenants generally (e.g., tax disputes and negotiation of vendor contracts); (7) renovating or otherwise improving space for specific occupants of the Project or vacant leasable space in the Project, other than costs for repairs, maintenance and compliance with Laws provided or made available to the Project tenants generally; (8) Taxes; and (9) federal income taxes imposed on or measured by the income of Landlord from the operation of the Project. Operating Costs for the Base Year only shall not include costs incurred due to extraordinary circumstances or other non-recurring charges, including market-wide labor rate increases due to boycotts and strikes; utility rate increases due to extraordinary circumstances or other non-recurring charges, including conservation surcharges, boycotts, embargos or other shortages; insurance deductibles; or amortized costs relating to capital improvements.

4.2.3Excess Taxes; Taxes Defined. Tenant shall also pay Tenant’s Proportionate Share of Excess Taxes. As used herein, “Excess Taxes” means any increase in Taxes (defined below) for each year and partial year falling within the Term over the Taxes for the Base Year. Tenant shall pay Tenant’s Proportionate Share of Excess Taxes in the same manner as provided above for Tenant’s Proportionate Share of Excess Operating Costs. If Landlord receives a refund or abatement from a taxing authority for any portion of the Taxes allocable to the Base Year, the Taxes for the Base Year shall be reduced by the amount of such refund or abatement. “Taxes” means taxes, assessments, and governmental charges or fees whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments (including non-governmental assessments [including assessments from any applicable property owner’s association] for common charges under a restrictive covenant, declaration of covenants, restrictions and easements or other private agreement that are not treated as part of Operating Costs) now or hereafter attributable to the Project (or its operation), excluding, however, penalties and interest thereon and federal and state taxes on income. However, if the present method of taxation changes so that in lieu of or in addition to the whole or any part of any Taxes, there is levied on Landlord a capital tax directly on the rents or revenues received therefrom or a franchise tax, margin tax, assessment, or charge based, in whole or in part, upon such rents or revenues for the Project, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term “Taxes” for purposes hereof. Notwithstanding anything to the contrary herein, Taxes shall include the Texas margin tax and/or any other business tax imposed under Texas Tax Code Chapter 171 and/or any successor statutory provision. Taxes shall include the costs of consultants retained in an effort to lower taxes and all costs incurred in disputing any taxes or in seeking to lower the tax valuation of the Project. Notwithstanding the foregoing, Taxes for the Base Year only shall not include costs incurred due to extraordinary circumstances or other non recurring charges, including tax consultants and other costs incurred by Landlord in an effort to lower the tax valuation of the Project, For property tax purposes, Tenant waives all rights to protest or appeal the appraised value of the Premises, as well as the Project, and all rights to receive notices of reappraisement as set forth in Sections 41,413 and 42.015 of the Texas Tax Code. From time to time during any calendar year, Landlord may estimate or re-estimate the Excess Taxes to be due by Tenant for that calendar year and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Excess Taxes payable by Tenant shall be appropriately adjusted in accordance with the estimations.

4.2.4Electrical Costs. Tenant shall also pay to Landlord Tenant’s Proportionate Share of Electrical Costs. As used herein, “Electrical Costs” means the cost of all electricity used by the Project, which shall include sales, use, excise or other taxes assessed by governmental authorities on electrical services supplied to the Project. Such amount shall be payable in monthly installments on the Commencement Date and on the first day of each calendar month thereafter. Each installment shall be based on Landlord’s estimate of the amount due for each month. From time to time during any calendar year, Landlord may estimate or re-estimate the Electrical Costs to be due by Tenant for that calendar year and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Electrical Costs payable by Tenant shall be appropriately adjusted in accordance with the estimations.

4.2.5Reconciliation Statement. By April 30 of each calendar year, or as soon thereafter as practicable, Landlord shall furnish to Tenant a statement of Operating Costs and Electrical Costs for the previous year, in each case adjusted as provided in Section 4.2.6, and of the Taxes for the previous year (the “Reconciliation Statement”). If Tenant’s estimated payments of Excess Operating Costs, Excess Taxes or Electrical Costs under this Section 4.2 for the year covered by the Reconciliation Statement exceed Tenant’s Proportionate Share of such items as indicated in the Reconciliation Statement, then Landlord shall credit or reimburse Tenant for such excess within 30 days; likewise, if Tenant’s estimated payments of Excess Operating Costs, Excess Taxes or Electrical Costs under this Section 4,2 for such year are less than Tenant’s Proportionate Share of such items as indicated in the Reconciliation Statement, then Tenant shall pay Landlord such deficiency within 30 days of invoice from Landlord,

4.2.6Gross up. With respect to any calendar year or partial calendar year in which the Project is not occupied to the extent of 95% of the rentable area thereof, or Landlord is not supplying comparable services to 95% of the rentable area thereof, the Operating Costs and Electrical Costs for such period which vary with the occupancy of the Project or level of service shall, for the purposes hereof, be increased to the amount which would have been incurred had the Project been occupied to the extent of 95% of the rentable area thereof and Landlord had been supplying comparable services to 95% of the rentable area thereof,

4.3Cap on Excess Operating Costs. For purposes of calculating Tenant’s Proportionate Share of Excess Operating Costs under Section 4.2.1, the maximum increase in the amount of Controllable Operating Costs (defined below) that may be included in calculating Tenant’s Proportionate Share of Excess Operating Costs for each calendar year after the Base Year shall be limited to 6% per calendar year on a cumulative, compounded basis; for example, the maximum amount of Controllable Operating Costs that may be included in the calculation of Tenant’s Proportionate Share of Excess Operating Costs for each calendar year after the Base Year shall equal the product of the Controllable Operating Costs during the Base Year and the following percentages for the following calendar years: 106% for the first calendar year following the Base Year; 112.36% for the second calendar year following the Base Year;

119.10% for the third calendar year following the Base Year, etc. However, any increases in Operating Costs not recovered by Landlord due to the foregoing limitation shall be carried forward into succeeding calendar years during the Term (subject to the foregoing limitation) to the extent necessary until fully recouped by Landlord. “Controllable Operating Costs” means all Operating Costs which are within the reasonable control of Landlord; thus, excluding taxes, insurance, utilities, snow removal costs and other weather-related costs (including extraordinary landscape maintenance costs, such as those resulting from infestation, storms, drought and other severe weather), costs incurred to comply with governmental requirements, increased costs due to union labor or other collective bargaining negotiations, costs resulting from acts of force majeure, and other costs beyond the reasonable control of Landlord,

5.Delinquent Payment; Handling Charges. All past due payments required of Tenant hereunder shall bear interest from the date due until paid at the lesser of eighteen percent per annum or the maximum lawful rate of interest (such lesser amount is referred to herein as the “Default Rate”); additionally, Landlord, in addition to all other rights and remedies available to it, may charge Tenant a late fee equal to the greater of (a) five percent of the delinquent payment, or (b) $250, to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant’s delinquency. In no event, however, shall the charges permitted under this Section 5 or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful commercial rate of interest. Notwithstanding the foregoing, the late fee referenced above shall not be charged with respect to the first occurrence (but not any subsequent occurrence) during any 12-calendar month period that Tenant fails to make any payment of Additional Rent when due, until five days after Landlord delivers written notice of such delinquency to Tenant.

6.Security Deposit. Contemporaneously with the execution of this Lease, Tenant shall pay to Landlord the Security Deposit, which shall be held by Landlord to secure Tenant’s performance of its obligations under this Lease. The Security Deposit is not an advance payment of Rent or a measure or limit of Landlord’s damages upon an Event of Default (as defined herein). Landlord may, from time to time following an Event of Default and without prejudice to any other remedy, use all or a part of the Security Deposit to perform any obligation Tenant fails to perform hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Provided that Tenant has performed all of its obligations hereunder, Landlord shall, within 60 days after the expiration of the Term and Tenant’s surrender of the Premises in compliance with the provisions of this Lease, return to Tenant the portion of the Security Deposit which was not applied to satisfy Tenant’s obligations. Notwithstanding the preceding sentence and to the extent permitted by applicable Law, Landlord may retain that portion of the Security Deposit which Landlord reasonably estimates is necessary to pay all amounts payable by Tenant under this Lease (including all reconciliation amounts payable by Tenant for the year in which the Term expires) until such time after the expiration of the Term that Landlord is actually able to reconcile and confirm such amounts payable by Tenant under this Lease have been paid in full by Tenant (e.g., Landlord cannot reconcile and confirm Tenant has paid Tenant’s Proportionate Share of Excess Taxes for the calendar year in which the Term expires if Landlord has not received a Tax bill from all applicable taxing authorities at the time of such expiration). The Security Deposit may be commingled with other funds, and no interest shall be paid thereon. If Landlord transfers its interest in the Premises and the transferee assumes Landlord’s obligations under this Lease, then Landlord may assign the Security Deposit to the transferee and Landlord thereafter shall have no further liability for the return of the Security Deposit. The rights and obligations of Landlord and Tenant under this Section 6 are subject to any other requirements and conditions imposed by Laws applicable to the Security Deposit.

7.Landlord’s Obligations.

7.1Services. Landlord shall use all reasonable efforts to furnish to Tenant: (a) water at those points of supply provided for general use of tenants of the Building; (b) the equipment to provide heated and refrigerated air conditioning (“HVAC”) as appropriate, at such temperatures and in such amounts as are standard for comparable buildings with comparable densities and heat loads in the vicinity of the Building (not to exceed the current HVAC system’s capacity existing as of the Lease Date); (c) janitorial service to the Premises five days per week, other than holidays, for Building-standard installations and such window washing as may from time to time be reasonably required; (d) elevators for ingress and egress to the floor on which the Premises are located, in common with other tenants, provided that Landlord may reasonably limit the number of operating elevators during non-business hours and holidays; and (e) electrical current during normal business hours for equipment that does not require more than 110 volts and whose electrical energy consumption does not exceed normal office usage. If Tenant desires janitorial service at other than normal service times, or HVAC service: (1) at any time other than between 7:00 a.m. and 6:00 p.m. on weekdays and between 8:00 a.m. and 1:00 p.m. on Saturdays (in each case other than holidays), or (2) on Sundays or holidays, then such services shall be supplied to Tenant upon the written request (or such other means as may be requested by Landlord) by Tenant delivered to Landlord’s designated property manager before 3:00 p.m. on the business day preceding such extra usage, and Tenant shall pay to Landlord its then standard cost of such services (which shall not be included in Tenant’s Proportionate Share of Operating Costs or Electrical Costs) within 30 days after Landlord has delivered to Tenant an invoice therefor. However, with respect to HVAC services on Saturdays, in order to conserve energy and reduce Operating Costs, Tenant shall notify Landlord whether Tenant desires HVAC services to the Premises on Saturdays by 3:00 p.m. on the immediately preceding business day. If Tenant so notifies Landlord that Tenant desires such HVAC services on Saturday, Landlord shall provide such HVAC service during the Building’s standard hours on Saturday (as described above) at no additional separate charge to Tenant. If Tenant desires HVAC services on Saturdays in excess of the Building’s standard hours on Saturdays, then Landlord shall provide such services subject to the additional HVAC charges for such additional hours in excess of the Building’s standard hours. Tenant acknowledges that the cost components for providing after-hours HVAC service to the Premises are not separately metered; accordingly, Landlord’s determination of after-hours HVAC charges is an estimate of the costs incurred by Landlord in providing such after-hours HVAC service to Tenant. The costs charged to Tenant for such after-hours service shall include Landlord’s reasonable allocation of the costs for electricity, water, sewage, water treatment, labor, metering, filtering, equipment depreciation, wear and tear and maintenance to provide such service and an administrative fee of 15%.

7.2Excess Utility Use. Landlord shall not be required to furnish electrical power for equipment that requires more than 110 volts or other equipment whose electrical energy consumption exceeds normal office usage. If Tenant’s requirements for or consumption of electricity exceed the electricity to be provided by Landlord as described in Section 7.1, Landlord shall, at Tenant’s expense, make reasonable efforts to supply such service through the then-existing feeders and risers serving the Building and the Premises, provided the additional use of such feeders and risers caused by Tenant’s excess electrical requirements do not adversely affect Landlord’s ability to provide reasonable electrical service to the balance of the Building (as determined by Landlord in the exercise of its reasonable discretion); and Tenant shall pay to Landlord the cost of such service within 30 days after Landlord has delivered to Tenant an invoice therefor. Landlord may determine the amount of such additional consumption and potential consumption by any verifiable method, including installation of a separate meter in the Premises installed, maintained, and read by Landlord, at Tenant’s expense. Tenant shall not install any electrical equipment requiring special wiring or requiring voltage in excess of 110 volts unless approved in advance by Landlord, which approval shall not be unreasonably withheld. Tenant shall not install any electrical equipment requiring voltage in excess of Building capacity unless approved in advance by Landlord, which approval may be withheld in Landlord’s sole discretion. The use of electricity in the Premises shall not exceed the capacity of existing feeders and risers to or wiring in the Premises. Any risers or wiring required to meet Tenant’s excess electrical requirements shall, upon Tenant’s written request, be installed by Landlord, at Tenant’s cost, if, in Landlord’s judgment, the same are necessary and shall not cause permanent damage to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expenses, adversely affect Landlord’s ability to provide reasonable service to the balance of the Building, or interfere with or disturb other tenants of the Building, If Tenant (a) uses machines or equipment in the Premises or (b) operates within the Premises at a density, either of which (1) affects the temperature otherwise maintained by the air conditioning system or (2) otherwise overloads any utility, Landlord may install supplemental air conditioning units or other supplemental equipment in the Premises, and the cost thereof, including the cost of design, installation, operation, use, and maintenance, in each case plus an administrative fee of 15% of such cost, shall be paid by Tenant to Landlord within 30 days after Landlord has delivered to Tenant an invoice therefor.

7.3Restoration of Services; Abatement. Landlord shall use reasonable efforts to restore any service required of it under Section 7.1 that becomes unavailable; however, such unavailability shall not render Landlord liable for any damages caused thereby, be a constructive eviction of Tenant, constitute a breach of any implied warranty, or, except as provided in the next sentence, entitle Tenant to any abatement of Tenant’s obligations hereunder. If, however, Tenant is prevented from using, and does not use, the Premises for the Permitted Use because of the unavailability of any such service for a period of 25 consecutive business days (or 15 consecutive business days because of the unavailability and the restoration of such services is within the reasonable control of Landlord) following Landlord’s receipt from Tenant of a written notice regarding such unavailability, and such unavailability was not caused by a Tenant Party, a governmental directive, or the failure of public utilities to furnish necessary services, then Tenant shall, as its exclusive remedy be entitled to a reasonable abatement of Basic Rent and Additional Rent for each consecutive day (after such 25-day period [or after such 15-day period, if applicable]) that Tenant is so prevented from using the Premises.

7.4Repair and Maintenance by Landlord. Landlord shall maintain and repair the common areas of the Project, Building’s Structure, the core portions of the Building’s Systems, the parking areas and other exterior areas of the Project, including driveways, alleys, landscape and grounds of the Project and utility lines in a good condition, consistent with the operation of similar class office buildings in the market in which the Project is located, including maintenance, repair and replacement of the exterior of the Project (including painting), landscaping, sprinkler systems and any items normally associated with the foregoing. All costs in performing the work described in this Section shall be included in Operating Costs except to the extent excluded by Section 4.2. In no event shall Landlord be responsible for alterations to the Building’s Structure required by applicable Law because of Tenant’s use of the Premises or alterations or improvements to the Premises made by or for a Tenant Party (which alterations shall be made by Landlord at Tenant’s sole cost and expense and on the same terms and conditions as Landlord performed repairs as described in Section 8.2 below). Notwithstanding anything to the contrary contained herein, Landlord shall, in its commercially-reasonable discretion, determine whether, and to the extent, repairs or replacements are the appropriate remedial action.

8.Improvements; Alterations; Repairs; Maintenance.

8.1Improvements; Alterations. Improvements to the Premises shaJl be installed at Tenant’s expense only in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord, which approval shall be governed by the provisions set forth in this Section 8.1. No alterations or physical additions in or to the Premises (including the installation of systems furniture or other equipment or personal property that affects or otherwise connects to the Building’s Systems) may be made without Landlord’s prior written consent, which shall not be unreasonably withheld or delayed; however, Landlord may withhold its consent to any alteration or addition that would (a) adversely affect (in the reasonable discretion of Landlord) the Building’s

Structure or the Building’s Systems (including the Project’s restrooms or mechanical rooms), or (b) affect (in the sole discretion of Landlord) the (1) exterior appearance of the Project, (2) appearance of the Project’s common areas or elevator lobby areas, (3) quiet enjoyment of other tenants or occupants of the Project, or (4) provision of services to other occupants of the Project. To the extent that Landlord grants Tenant the right to use areas within the Project, whether pursuant to the terms of this Lease or through plans and specifications subsequently approved by Landlord (and without implying that Landlord shall grant any such approvals), (A) in no event may Tenant use more than its Proportionate Share of the areas within the Building or utility capacity made available by Landlord for general tenant usage for Tenant’s installations and operations in the Premises (including chilled water, electricity, telecommunications room space, electrical room space, plenum space and riser space), and (B) Tenant shall comply with the provisions of this Section with respect to all such items, including Tenant’s Off-Premises Equipment. Tenant shall not paint or install lighting or decorations, signs, window or door lettering, or advertising media of any type visible from the exterior of the Premises without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole and absolute discretion. All alterations, additions, and improvements shall be constructed, maintained, and used by Tenant, at its risk and expense, in accordance with all Laws; Landlord’s consent to or approval of any alterations, additions or improvements (or the plans therefor) shall not constitute a representation or warranty by Landlord, nor Landlord’s acceptance, that the same comply with sound architectural and/or engineering practices or with all applicable Laws, and Tenant shall be solely responsible for ensuring all such compliance.

8.2Repair and Maintenance by Tenant. Tenant shall maintain the Premises in a clean, safe, and operable condition, and shall not permit or allow to remain any waste or damage to any portion of the Premises. If the Premises include, now or hereafter, one or more floors of the Building in their entirety, all corridors and restroom facilities located on such full floor(s) shall be considered to be a part of the Premises. Additionally, Tenant, at its sole expense, shall repair, replace and maintain in good condition and in accordance with all Laws and the equipment manufacturer’s suggested service programs, all portions of the Premises (excluding the core portion of the Building’s Systems, which shall be maintained by Landlord pursuant to Section 7.4) and Tenant’s Off- Premises Equipment and all areas, improvements and systems exclusively serving the Premises, including the branch lines of the plumbing, electrical and HVAC systems, including all duct work. Tenant shall repair or replace, subject to Landlord’s direction and supervision, any damage to the Project caused by a Tenant Party. If (a) Tenant fails to commence to make such repairs or replacements within 15 days after the occurrence of such damage and thereafter diligently pursue the completion thereof (or, in the case of an emergency, such shorter period of time as is reasonable given the circumstances), or (b) notwithstanding such diligence, Tenant fails to complete such repairs or replacements within 30 days after the occurrence of such damage (or, in the case of an emergency, such shorter period of time as is reasonable given the circumstances), then Landlord may make the same at Tenant’s cost. If any such damage occurs outside of the Premises, or if such damage occurs inside the Premises but affects the Building’s Systems and/or Building’s Structure or any other area outside the Premises, then Landlord may elect to repair such damage at Tenant’s expense, rather than having Tenant repair such damage. The cost of all maintenance, repair or replacement work performed by Landlord under this Section 8, in each case plus an administrative fee of 15% of such cost, shall be paid by Tenant to Landlord within 30 days after Landlord has invoiced Tenant therefor.

8.3Performance of Work. All work described in this Section 8 shall be performed only by Landlord or by contractors and subcontractors approved in writing by Landlord and only in accordance with plans and specifications approved by Landlord in writing. If Landlord elects, in its sole discretion, to supervise any work described in this Section 8, Tenant shall pay to Landlord a construction management fee equal to 5% of the cost of such work. Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage naming Landlord, Landlord’s Mortgagee, Landlord’s property management company and Landlord’s asset management company as additional insureds against such risks, in such amounts, and with such companies as Landlord may reasonably require. Tenant shall provide Landlord with the identities, mailing addresses and telephone numbers of all persons performing work or supplying materials prior to beginning such construction and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable Laws. All such work shall be performed in accordance with all Laws and in a good and workmanlike manner so as not to damage the Building (including the Premises, the Building’s Structure and the Building’s Systems) and shall use materials of a quality that is at least equal to the quality designated by Landlord as the minimum standard for the Building, and in such manner as to cause a minimum of disruption to the other occupants of the Project and interference with other construction in progress and with the transaction of business in the Project. Landlord may designate reasonable rules, regulations and procedures for the performance of all such work in the Building (including insurance requirements for contractors) and, to the extent reasonably necessary to avoid disruption to the occupants of the Building, shall have the right to designate the time when such work may be performed. All such work which may affect the Building’s Structure or the Building’s Systems must be approved by the Project’s engineer of record, at Tenant’s expense and, at Landlord’s election, must be performed by Landlord’s usual contractor for such work. All work affecting the roof of the Building must be performed by Landlord’s roofing contractor and no such work will be permitted if it would void or reduce or otherwise adversely affect the warranty on the roof. Upon completion of any work described in this Section 8, Tenant shall furnish Landlord with accurate reproducible “as-built” CADD files of the improvements as constructed.

8.4Mechanic’s Liens. All work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party shall be deemed authorized and ordered by Tenant only, and Tenant shall not permit any mechanic’s or construction liens to be filed against the Premises or the Project in connection therewith. Upon completion of any such work, Tenant shall deliver to Landlord final unconditional lien waivers from all contractors, subcontractors and materialmen who performed such work. If such a lien is filed, then Tenant shall, within ten days after Landlord has delivered notice of the filing thereof to Tenant (or such earlier time period as may be necessary to prevent the forfeiture of the Premises, the Project or any interest of Landlord therein or the imposition of a civil or criminal fine with respect thereto), either (a) pay the amount of the lien and cause the lien to be released of record, or (b) diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within ten days after Landlord has invoiced Tenant therefor. Landlord and Tenant acknowledge and agree that their relationship is and shall be solely that of “landlord-tenant” (thereby excluding a relationship of “owner-contractor,” “owner-agent” or other similar relationships) and that Tenant is not authorized to act as Landlord’s common law agent or construction agent in connection with any work performed in the Premises. Accordingly, all materialmen, contractors, artisans, mechanics, laborers and any other persons now or hereafter contracting with Tenant, any contractor or subcontractor of Tenant or any other Tenant Party for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Premises, at any time from the date hereof until the end of the Term, are hereby charged with notice that they look exclusively to Tenant to obtain payment for same. Nothing herein shall be deemed a consent by Landlord to any liens being placed upon the Premises, the Project or Landlord’s interest therein due to any work performed by or for Tenant or deemed to give any contractor or subcontractor or materialman any right or interest in any funds held by Landlord to reimburse Tenant for any portion of the cost of such work. Tenant shall defend, indemnify and hold harmless Landlord and its agents and representatives from and against all claims, demands, causes of action, suits, judgments, damages and expenses (including attorneys’ fees) in any way arising from or relating to the failure by any Tenant Party to pay for any work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party. This indemnity provision shall survive termination or expiration of this Lease.

9.General Use Provisions. Tenant shall continuously occupy and use the Premises only for the Permitted Use and shall comply with all Laws relating to the use, condition, access to, and occupancy of the Premises and will not commit waste, overload the Building’s Structure or the Building’s Systems or subject the Premises to use that would damage the Premises, The population density within the Premises as a whole shall at no time exceed one person for each 185 rentable square feet in the Premises; however, such population density may from time to time exceed such number on a temporary basis for meetings, conferences and other events of a temporary nature. Tenant may use the Premises after normal business hours; however, (a) the total area, in the aggregate, where any desk or workstation may be used by more than one employee (i.e., in shifts), and (b) such hours of operation shall not affect (1) the normal Building hours specified in Section 7.1, or (2) Tenant’s obligation to request and pay for, among other things, after-hours HVAC service as provided in Section 7.1. Notwithstanding anything in this Lease to the contrary, as between Landlord and Tenant, (a) Tenant shall bear the risk of complying with Title III of the Americans With Disabilities Act of 1990, any state laws governing handicapped access or architectural barriers, and all rules, regulations, and guidelines promulgated under such laws, as amended from time to time (the “Disabilities Acts”) in the Premises, and (b) Landlord shall bear the risk of complying with the Disabilities Acts in the common areas of the Building, other than compliance that is necessitated by the use of the Premises for other than the Permitted Use or as a result of any alterations or additions, including any initial tenant improvement work, made by or on behalf of a Tenant Party (which risk and responsibility shall be borne by Tenant). The Premises shall not be used for any use which is disreputable, creates extraordinary fire hazards, or results in an increased rate of insurance on the Project or its contents, or for the storage of any Hazardous Materials (other than de minimis quantities found in typical office supplies [e.g., photocopier toner] and then only in compliance with all Laws and in a reasonable and prudent manner). Unless otherwise agreed to in writing by Landlord, no subtenant or assignee of Tenant’s rights under this Lease (other than a Permitted Transferee, defined in Section 10.8 below) may use any substantial portion of the Premises for a “call center,” any other telemarketing use, or any credit processing use. If, because of a Tenant Party’s acts or omissions or because Tenant vacates the Premises, the rate of insurance on the Building or its contents increases, then such acts or omissions shall be an Event of Default, Tenant shall pay to Landlord the amount of such increase on demand, and acceptance of such payment shall not waive any of Landlord’s other rights. Tenant shall conduct its business and control each other Tenant Party so as not to create any nuisance or unreasonably interfere with other tenants or Landlord in its management of the Project.

10.Assignment and Subletting.

10.1Transfers. Except as provided in Section 10.8, Tenant shall not, without the prior written consent of Landlord, (a) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (b) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization, (c) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current direct or indirect control of Tenant, (d) sublet any portion of the Premises, (e) grant any license, concession, or other right of occupancy of any portion of the Premises, (f) permit the use of the Premises by any parties other than Tenant, or (g) sell or otherwise transfer, in one or more transactions, a majority of Tenant’s assets (any of the events listed in Section 10.1(a) through 10.1(g) being a “Transfer”).

10.2Consent Standards. Landlord shall not unreasonably withhold its consent to any assignment of Tenant’s entire interest in this Lease or subletting of the Premises, provided that the proposed transferee (a) is creditworthy, (b) will use the Premises for the Permitted Use (thus, excluding, without limitation, uses for credit processing and telemarketing) and will not use the Premises in any manner that would conflict with any exclusive use agreement or other similar agreement entered into by Landlord with any other tenant of the Project, (c) will not use the Premises, Building or Project in a manner that would materially increase Operating Costs or the pedestrian or vehicular traffic to the Premises, Building or Project, (d) is not a governmental or quasi- governmental entity, or subdivision or agency thereof, or any other entity entitled to the defense of sovereign immunity, (e) is not another occupant of the Project or an Affiliate of such occupant, (f) is not currently and has not in the past been involved in litigation with Landlord or any of its Affiliates, (g) meets Landlord’s reasonable standards for tenants of the Project and is otherwise compatible with the character of the occupancy of the Project, and (h) is not a person or entity with whom Landlord is then, or has been within the six-month period prior to the time Tenant seeks to enter into such assignment or subletting, negotiating to lease space in the Project or any Affiliate of any such person or entity; otherwise, Landlord may withhold its consent in its sole discretion. Additionally, Landlord may withhold its consent in its sole discretion to any proposed Transfer if any Event of Default by Tenant then exists. Any Transfer made while an Event of Default exists hereunder, irrespective whether Landlord’s consent is required hereunder with respect to the Transfer, shall be voidable by Landlord in Landlord’s sole discretion. In agreeing to act reasonably, Landlord is agreeing to act in a manner consistent with the standards followed by large institutional owners of commercial real estate and Landlord is permitted to consider the financial terms of the Transfer and the impact of the Transfer on Landlord’s own leasing efforts and the value of the Project. Landlord may condition its consent to a Transfer on an increase in the Security Deposit or receipt of a guaranty from a suitable party. Landlord shall not be required to act reasonably in considering any request to pledge or encumber this Lease or any interest therein.

10.3Request for Consent. If Tenant requests Landlord’s consent to a Transfer, then, at least 15 business days prior to the effective date of the proposed Transfer, Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address of the proposed transferee and any entities and persons who own, control or direct the proposed transferee; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee’s creditworthiness and character. Concurrently with Tenant’s notice of any request for consent to a Transfer, Tenant shall pay to Landlord a fee of $500 to defray Landlord’s expenses in reviewing such request, and Tenant shall also reimburse Landlord immediately upon request for its reasonable attorneys’ fees and other expenses incurred in connection with considering any request for consent to a Transfer (which shall not exceed $2,500 for consents to subleases provided Landlord’s standard consent to sublease form is used without material modification or negotiation).

10.4Conditions to Consent. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes Tenant’s obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer for the period of the Transfer. No Transfer shall release Tenant from its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord’s consent to any Transfer shall not waive Landlord’s rights as to any subsequent Transfers and no subtenant of any portion of the Premises shall be permitted to further sublease any portion of its subleased space. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so following the occurrence of an Event of Default hereunder. Tenant shall pay for the cost of any demising walls or other improvements necessitated by a proposed subletting or assignment.

10.5Attornment by Subtenants. Each sublease by Tenant hereunder shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and each subtenant by entering into a sublease is deemed to have agreed that in the event of termination, re-entry or dispossession by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublandlord, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (a) liable for any previous act or omission of Tenant under such sublease, (b) subject to any counterclaim, offset or defense that such subtenant might have against Tenant, (c) bound by any previous modification of such sublease not approved by Landlord in writing or by any rent or additional rent or advance rent which such subtenant might have paid for more than the current month to Tenant, and all such rent shall remain due and owing, notwithstanding such advance payment, (d) bound by any security or advance rental deposit made by such subtenant which is not delivered or paid over to Landlord and with respect to which such subtenant shall look solely to Tenant for refund or reimbursement, or (e) obligated to perform any work in the subleased space or to prepare it for occupancy, and in connection with such attornment, the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment. Each subtenant or licensee of Tenant shall be deemed, automatically upon and as a condition of its occupying or using the Premises or any part thereof, to have agreed to be bound by the terms and conditions set forth in this Section 10.5. The provisions of this Section 10.5 shall be self-operative, and no further instrument shall be required to give effect to this provision.

10.6Cancellation. Landlord may, within 30 days after submission of Tenant’s written request for Landlord’s consent to an assignment or subletting, cancel this Lease as to the portion of the Premises proposed to be sublet or assigned as of the date the proposed Transfer is to be effective. If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant.

10.7Additional Compensation. Tenant shall pay to Landlord, immediately upon receipt thereof, the excess of (a) all compensation received by Tenant for a Transfer less the actual out-of-pocket costs reasonably incurred by Tenant with unaffiliated third parties (i.e., brokerage commissions and tenant finish work) in connection with such Transfer (such costs shall be amortized on a straight-line basis over the term of the Transfer in question) over (b) the Rent allocable to the portion of the Premises covered thereby.

10.8Permitted Transfers. Notwithstanding Section 10.1, Tenant may Transfer all or part of its interest in this Lease or all or part of the Premises (a “Permitted Transfer”) to the following types of entities (a “Permitted Transferee”) without the written consent of Landlord:

10.8.1an Affiliate of Tenant;

10.8.2any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as (a) Tenant’s obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; and (b) the Tangible Net Worth of the surviving or created entity is not less than the Tangible Net Worth of Tenant as of the date hereof; or

10.8.3any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Tenant’s assets, so long as (a) Tenant’s obligations hereunder are assumed by the entity acquiring such assets; and (b) such entity’s Tangible Net Worth after such acquisition is not less than the Tangible Net Worth of Tenant as of the date hereof.

Tenant shall promptly notify Landlord of any such Permitted Transfer. Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Tenant hereunder. Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease, including the Permitted Use, and the use of the Premises by the Permitted Transferee may not violate any other agreements affecting the Premises or the Project, Landlord or other tenants of the Project. No later than ten days after the effective date of any Permitted Transfer, Tenant agrees to furnish Landlord with (1) copies of the instrument effecting any of the foregoing Transfers, (2) documentation establishing Tenant’s satisfaction of the requirements set forth above applicable to any such Transfer, and (3) evidence of insurance as required under this Lease with respect to the Permitted Transferee. The occurrence of a Permitted Transfer shall not waive Landlord’s rights as to any subsequent Transfers. “Tangible Net Worth” means the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied (“GAAP”), excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP including goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises. Any subsequent Transfer by a Permitted Transferee shall be subject to the terms of this Section 10.

11.Insurance; Waivers; Subrogation; Indemnity.

11.1Tenant’s Insurance. Effective as of the earlier of (a) the date Tenant enters or occupies the Premises, or (b) the Commencement Date, and continuing throughout the Term, Tenant shall maintain the following insurance policies: (1) commercial general liability insurance (including property damage, bodily injury and personal injury coverage) in amounts of $1,000,000 per occurrence in primary coverage, with an additional $3,000,000 in umbrella coverage or, following the expiration of the initial Term, such other amounts as Landlord may from time to time reasonably require (and, if the use and occupancy of the Premises include any activity or matter that is or may be excluded from coverage under a commercial general liability policy [e.g., the sale, service or consumption of alcoholic beverages], Tenant shall obtain such endorsements to the commercial general liability policy or otherwise obtain insurance to insure all liability arising from such activity or matter [including liquor liability, if applicable] in such amounts as Landlord may reasonably require), insuring Tenant (and naming as additional insureds Landlord, Landlord’s property management company, Landlord’s asset management company and, if requested in writing by Landlord, Landlord’s Mortgagee), against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises and (without implying any consent by Landlord to the installation thereof) the installation, operation, maintenance, repair or removal of Tenant’s Off-Premises Equipment, (2) cause of loss-special risk form (formerly “all-risk”) insurance (including, but not limited to, sprinkler leakage, ordinance and law, sewer back-up, flood, earthquake, windstorm and collapse coverage) covering the full value of all alterations and improvements and betterments in the Premises, naming Landlord and Landlord’s Mortgagee as additional loss payees as their interests may appear, (3) cause of loss-special risk form (formerly “all-risk”) insurance covering the full value of all furniture, trade fixtures, equipment and personal property (including property of Tenant or others) in the Premises or otherwise placed in the Project by or on behalf of a Tenant Party (including Tenant’s Off-Premises Equipment), (4) contractual liability insurance sufficient to cover Tenant’s indemnity obligations hereunder (but only if such contractual liability insurance is not already included in Tenant’s commercial general liability insurance policy), (5) commercial auto liability insurance (if applicable) covering automobiles owned, hired or used by Tenant in carrying on its business with limits not less than $1,000,000 combined single limit for each accident, insuring Tenant (and naming as additional insureds Landlord, Landlord’s property management company, Landlord’s asset management company and, if requested in writing by Landlord, Landlord’s Mortgagee), (6) worker’s compensation insurance, and (7) business interruption insurance in an amount reasonably acceptable to Landlord. Tenant’s insurance shall be primary and non-contributory when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord’s policy will be excess over Tenant’s policy. Tenant shall furnish to Landlord certificates of such insurance and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder at least ten days prior to the earlier of the Commencement Date or the date Tenant enters or occupies the Premises (in any event, within ten days of the effective date of coverage), and at least 15 days prior to each renewal of said insurance, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least 30 days before cancellation or a material change of any such insurance policies. All such insurance policies shall be in form reasonably satisfactory to Landlord and issued by companies with an A.M. Best rating of A+:VIII or better. However, no review or approval of any insurance certificate or policy by Landlord shall derogate from or diminish Landlord’s rights or Tenant’s obligations hereunder. If Tenant fails to comply with the foregoing insurance requirements or to deliver to Landlord the certificates or evidence of coverage required herein, Landlord, in addition to any other remedy available pursuant to this Lease or otherwise, may, but shall not be obligated to, obtain such insurance and Tenant shall pay to Landlord on demand the premium costs thereof, plus an administrative fee of 15% of such cost.

11.2Landlord’s Insurance. Throughout the Term of this Lease, Landlord shall maintain, as a minimum, the following insurance policies: (a) property insurance for the Building’s replacement value (excluding property required to be insured by Tenant), less a commercially-reasonable deductible if Landlord so chooses, and (b) commercial general liability insurance in an amount of not less than $3,000,000. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary. The cost of all insurance carried by Landlord with respect to the Project shall be included in Operating Costs. The foregoing insurance policies and any other insurance carried by Landlord shall be for the sole benefit of Landlord and under Landlord’s sole control, and Tenant shall have no right or claim to any proceeds thereof or any other rights thereunder. Any insurance required to be maintained by Landlord may be taken out under a blanket insurance policy or policies covering other buildings, property or insureds in addition to the Building and Landlord. In such event, the costs of any such blanket insurance policy or policies shall be reasonably allocated to the Project and the other properties covered by such policy or policies as reasonably determined by Landlord and included as part of Operating Costs. Notwithstanding anything in this Lease to the contrary, Landlord’s indemnity obligations under this Lease shall be limited to the extent any such claim is insured against under the terms of any insurance policy maintained by Landlord (or is required to be maintained by Landlord under the terms of this Lease).

11.3No Subrogation; Waiver of Property Claims. Landlord and Tenant each waives any claim it might have against the other for any damage to or theft, destruction, loss, or loss of use of any property, to the extent the same is insured against under any insurance policy of the types described in this Section 11 that covers the Project, the Premises, Landlord’s or Tenant’s fixtures, personal property, leasehold improvements, or business, or is required to be insured against under the terms hereof, regardless of whether the negligence of the other party caused such Loss (defined below). Additionally, Tenant waives any claim it may have against Landlord for any Loss to the extent such Loss is caused by a terrorist act. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier’s rights of recovery under subrogation or otherwise against the other party. Notwithstanding any provision in this Lease to the contrary, Landlord, its agents, employees and contractors shall not be liable to Tenant or to any party claiming by, through or under Tenant for (and Tenant hereby releases Landlord and its servants, agents, contractors, employees and invitees from any claim or responsibility for) any damage to or destruction, loss, or loss of use, or theft of any property of any Tenant Party located in or about the Project, caused by casualty, theft, fire, third parties or any other matter or cause, regardless of whether the negligence of any party caused such loss in whole or in part. Tenant acknowledges that Landlord shall not carry insurance on, and shall not be responsible for damage to, any property of any Tenant Party located in or about the Project.

11.4Indemnity. Subject to Section 11.3, Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including reasonable attorneys’ fees) arising from any injury to or death of any person or the damage to or theft, destruction, loss, or loss of use of, any property or inconvenience (a “Loss”) (a) occurring in or on the Project (other than within the Premises) to the extent caused by the negligence or willful misconduct of any Tenant Party, (b) occurring in the Premises, or (c) arising out of the installation, operation, maintenance, repair or removal of any property of any Tenant Party located in or about the Project, including Tenant’s Off-Premises Equipment. It being agreed that clauses (b) and (c) of this indemnity are intended to indemnify Landlord and its agents against the consequences of their own negligence or fault, even when Landlord or its agents are jointly, comparatively, contributively, or concurrently negligent with Tenant, and even though any such claim, cause of action or suit is based upon or alleged to be based upon the strict liability of Landlord or its agents; however, such indemnity shall not apply to the sole or gross negligence or willful misconduct of Landlord and its agents. Subject to Section 11.3, Landlord shall defend, indemnify, and hold harmless Tenant and its agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including reasonable attorneys’ fees) for any Loss arising from any occurrence in or on the Building’s common areas to the extent caused by the negligence or willful misconduct of Landlord or its agents. The indemnities set forth in this Lease shall survive termination or expiration of this Lease and shall not terminate or be waived, diminished or affected in any manner by any abatement or apportionment of Rent under any provision of this Lease. If any proceeding is filed for which indemnity is required hereunder, the indemnifying party agrees, upon request therefor, to defend the indemnified party in such proceeding at its sole cost utilizing counsel satisfactory to the indemnified party.

12.Subordination; Attornment; Notice to Landlord’s Mortgagee.

12.1Subordination. This Lease shall be subordinate to any deed of trust, mortgage, or other security instrument (each, a “Mortgage”), or any ground lease, master lease, or primary lease (each, a “Primary Lease”), that now or hereafter covers all or any part of the Premises (the mortgagee under any such Mortgage, beneficiary under any such deed of trust, or the lessor under any such Primary Lease is referred to herein as a “Landlord’s Mortgagee”). Any Landlord’s Mortgagee may elect, at any time, unilaterally, to make this Lease superior to its Mortgage, Primary Lease, or other interest in the Premises by so notifying Tenant in writing. The provisions of this Section shall be self-operative and no further instrument of subordination shall be required; however, in confirmation of such subordination, Tenant shall execute and return to Landlord (or such other party designated by Landlord) within ten days after written request therefor such documentation, in recordable form if required, as a Landlord’s Mortgagee may reasonably request to evidence the subordination of this Lease to such Landlord’s Mortgagee’s Mortgage or Primary Lease (including a subordination, non-disturbance and attornment agreement) or, if the Landlord’s Mortgagee so elects, the subordination of such Landlord’s Mortgagee’s Mortgage or Primary Lease to this Lease.

12.2Attornment. Tenant shall attorn to any party succeeding to Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party’s request, and shall execute such agreements confirming such attornment as such party may reasonably request.

12.3Notice to Landlord’s Mortgagee. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord’s Mortgagee whose address has been given to Tenant, and affording such Landlord’s Mortgagee a reasonable opportunity to perform Landlord’s obligations hereunder.

12.4Landlord’s Mortgagee’s Protection Provisions. If Landlord’s Mortgagee shall succeed to the interest of Landlord under this Lease, Landlord’s Mortgagee shall not be: (a) liable for any act or omission of any prior lessor (including Landlord); (b) bound by any rent or additional rent or advance rent which Tenant might have paid for more than the current month to any prior lessor (including Landlord), and all such rent shall remain due and owing, notwithstanding such advance payment; (c) bound by any security or advance rental deposit made by Tenant which is not delivered or paid over to Landlord’s Mortgagee and with respect to which Tenant shall look solely to Landlord for refund or reimbursement; (d) bound by any termination, amendment or modification of this Lease made without Landlord’s Mortgagee’s consent and written approval, except for those terminations, amendments and modifications permitted to be made by Landlord without Landlord’s Mortgagee’s consent pursuant to the terms of the loan documents between Landlord and Landlord’s Mortgagee; (e) subject to the defenses which Tenant might have against any prior lessor (including Landlord); and (f) subject to the offsets which Tenant might have against any prior lessor (including Landlord) except for those offset rights which (1) are expressly provided in this Lease, (2) relate to periods of time following the acquisition of the Building by Landlord’s Mortgagee, and (3) Tenant has provided written notice to Landlord’s Mortgagee and provided Landlord’s Mortgagee a reasonable opportunity to cure the event giving rise to such offset event. Landlord’s Mortgagee shall have no liability or responsibility under or pursuant to the terms of this Lease or otherwise after it ceases to own fee simple title to the Project. Nothing in this Lease shall be construed to require Landlord’s Mortgagee to see to the application of the proceeds of any loan, and Tenant’s agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing any loan.

13.Rules and Regulations. Tenant shall comply with the rules and regulations of the Project which are attached hereto as Exhibit C. Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Project and related facilities, provided that such changes are generally applicable to all tenants of the Project whose leases require such compliance, will not unreasonably interfere with Tenant’s use of the Premises and are enforced by Landlord in a non-discriminatory manner among all tenants whose leases require such compliance. Tenant shall be responsible for the compliance or noncompliance with such rules and regulations by each Tenant Party.

14.Condemnation.

14.1Total Taking. If the entire Building or Premises are taken by right of eminent domain or conveyed in lieu thereof (a “Taking”), this Lease shall terminate as of the date of the Taking.

14.2Partial Taking - Tenant’s Rights. If any part of the Building becomes subject to a Taking and such Taking will prevent Tenant from conducting on a permanent basis its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within 30 days after the Taking, and Basic Rent and Additional Rent shall be apportioned as of the date of such Taking. If

Tenant does not terminate this Lease, then Basic Rent and Additional Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.

14.3Partial Taking - Landlord’s Rights, If any material portion, but less than all, of the Building or Project becomes subject to a Taking, or if Landlord is required to pay any of the proceeds arising from a Taking to a Landlord’s Mortgagee, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within 30 days after such Taking, and Basic Rent and Additional Rent shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Basic Rent and Additional Rent shall abate as provided in the last sentence of Section 14.2.

14.4Award. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Project and other improvements taken; however, Tenant may separately pursue a claim (to the extent it will not reduce Landlord’s award) against the condemnor for the value of Tenant’s personal property which Tenant is entitled to remove under this Lease, moving costs and loss of business,

15.Fire or Other Casualty.

15.1Repair Estimate. If the Premises or the Project are damaged by fire or other casualty (a “Casualty”). Landlord shall, within 90 days after such Casualty, deliver to Tenant a good faith estimate (the “Damage Notice”) of the time needed to repair the damage caused by such Casualty.

15.2Tenant’s Rights. If the Premises are damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby for which Landlord is responsible to repair under this Lease pursuant to Section 15.4 below cannot be repaired within 270 days after the commencement of repairs (the “Repair Period”), then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant.

15.3Landlord’s Rights. If a Casualty occurs and (a) Landlord estimates that the damage cannot be repaired within the Repair Period, (b) the damage exceeds 50% of the replacement cost thereof (excluding foundations and footings), as estimated by Landlord, and such damage occurs during the last two years of the Term, (c) regardless of the extent of damage, the damage is not fully covered by Landlord’s insurance policies or Landlord makes a good faith determination that restoring the damage would be uneconomical, or (d) Landlord is required to pay any insurance proceeds arising out of the Casualty to a Landlord’s Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant.

15.4Repair Obligation. If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, begin to repair the Premises and shall proceed with reasonable diligence to restore the Premises to substantially the same condition as they existed immediately before such Casualty; however, Landlord shall not be required to repair or replace any improvements, alterations or betterments within the Premises (which shall be promptly and with due diligence repaired and restored by Tenant at Tenant’s sole cost and expense) or any furniture, equipment, trade fixtures or personal property of Tenant or others in the Premises or the Project, and Landlord’s obligation to repair or restore the Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question or the proceeds that Landlord would have received had Landlord carried the insurance required to be maintained by Landlord under Section 11.2. If this Lease is terminated under the provisions of this Section 15, Landlord shall be entitled to the full proceeds of the insurance policies providing coverage for all alterations, improvements and betterments in the Premises (and, if Tenant has failed to maintain insurance on such items as required by this Lease, Tenant shall pay Landlord an amount equal to the proceeds Landlord would have received had Tenant maintained insurance on such items as required by this Lease).

15.5Abatement of Rent. If the Premises are damaged by Casualty, Basic Rent and Additional Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage until the earlier of (a) completion of Landlord’s repairs, (b) the date upon which completion of Landlord’s repairs would have occurred but for delays caused by Tenant Parties, or (c) the date of termination of this Lease by Landlord or Tenant as provided above, as the case may be, unless a Tenant Party caused such damage, in which case, Tenant shall continue to pay Basic Rent and Additional Rent without abatement.

16.Personal Property Taxes. Tenant shall be liable for, and shall pay prior to delinquency, all taxes levied or assessed against personal property, furniture, fixtures, betterments, improvements, and alterations placed by any Tenant Party in the Premises or in or on the Building or Project. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and Landlord elects to pay the same, or if the assessed value of Landlord’s property is increased by inclusion of such personal property, furniture, fixtures, betterments, improvements, and alterations and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, within 30 days following written request therefor, the part of such taxes for which Tenant is primarily liable hereunder; however, Landlord shall not pay such amount if Tenant notifies Landlord that it will contest the validity or amount of such taxes before Landlord makes such payment, and thereafter diligently proceeds with such contest in accordance with Law and if the non-payment thereof does not pose a threat of loss or seizure of the Project or interest of Landlord therein or impose any fee or penalty against Landlord.

17.Events of Default. Each of the following occurrences shall be an “Event of Default”:

17.1Payment Default. Tenant’s failure to pay Rent within five days after Landlord has delivered written notice to Tenant that the same is due; however, an Event of Default shall occur hereunder without any obligation of Landlord to give any notice if Tenant fails to pay Rent when due and, during the 12 month interval preceding such failure, Landlord has given Tenant written notice of failure to pay Rent on one or more occasions;

17.2Abandonment. Tenant (a) abandons or vacates the Premises or any substantial portion thereof or (b) fails to continuously operate its business in the Premises;

17.3Estoppel; Subordination; Financial Reports. Tenant fails to provide any estoppel certificate, documentation regarding the subordination of this Lease or financial reports after Landlord’s written request therefor pursuant to Section 25.5, Section 12.1, and Section 25.19 respectively, and such failure shall continue for five days after Landlord’s second written notice thereof to Tenant;

17.4Insurance. Tenant fails to procure, maintain and deliver to Landlord evidence of the insurance policies and coverages as required under Section 11.1;

17.5Mechanic’s Liens. Tenant fails to pay and release of record, or diligently contest and bond around, any mechanic’s or construction lien filed against the Premises or the Project for any work performed, materials furnished, or obligation incurred by or at the request of a Tenant Party, within the time and in the manner required by Section 8.4;

17.6Other Defaults. Tenant’s failure to perform, comply with, or observe any agreement or obligation of Tenant under this Lease other than provided in this Section 17 and the continuance of such failure for a period of more than 30 days after Landlord has delivered to Tenant written notice thereof; and

17.7Insolvency. The filing of a petition by or against Tenant (the term ‘Tenant” shall include, for the purpose of this Section 17.7, any guarantor of Tenant’s obligations hereunder) (a) in any bankruptcy or other insolvency proceeding; (b) seeking any relief under any state or federal debtor relief law; (c) for the appointment of a liquidator or receiver for all or substantially all of Tenant’s property or for Tenant’s interest in this Lease; (d) for the reorganization or modification of Tenant’s capital structure; or (e) in any assignment for the benefit of creditors proceeding; however, if such a petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within 90 days after the filing thereof.

18.Remedies. Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any one or more of the following actions:

18.1Termination of Lease. Terminate this Lease by giving Tenant written notice thereof, in which event Tenant shall pay to Landlord the sum of (a) all Rent accrued hereunder through the date of termination, (b) all amounts due under Section 19.1, and (c) an amount equal to (but in no event less than zero) (1) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the “Prime Rate” as published on the date this Lease is terminated by The Wall Street Journal in its listing of “Money Rates” minus one percent, minus (2) the then present fair rental value of the Premises for such period, similarly discounted;

18.2Termination of Possession. Terminate Tenant’s right to possess the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (a) all Rent and other amounts accrued hereunder to the date of termination of possession, (b) all amounts due from time to time under Section 19.1, and (c) all Rent and other net sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period, after deducting all costs incurred by Landlord in reletting the Premises. If Landlord elects to terminate Tenant’s right to possession without terminating this Lease, and to retake possession of the Premises (and Landlord shall have no duty to make such election), Landlord shall use reasonable efforts to relet the Premises as further described in Section 19.4 below. Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or to collect rent due for such reletting.Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant’s obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring an action against Tenant to collect amounts due by Tenant, without the necessity of

Landlord’s waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to dispossess or exclude Tenant from the Premises shall be deemed to be taken under this Section 18,2, If Landlord elects to proceed under this Section 18.2, it may at any time elect to terminate this Lease under Section 18.1;

18.3Perform Acts on Behalf of Tenant. Perform any act Tenant is obligated to perform under the terms of this Lease (and enter upon the Premises in connection therewith if necessary) in Tenant’s name and on Tenant’s behalf, without being liable for any claim for damages therefor, and Tenant shall reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease (including, but not limited to, collection costs and legal expenses), plus interest thereon at the Default Rate;

18.4Suspension of Services. Suspend any services required to be provided by Landlord hereunder without being liable for any claim for damages therefor; or

18.5Alteration of Locks. Additionally, with or without notice, and to the extent permitted by Law, Landlord may alter locks or other security devices at the Premises to deprive Tenant of access thereto, and Landlord shall not be required to provide a new key or right of access to Tenant.

19.Payment by Tenant; Non-Waiver; Cumulative Remedies; Mitigation of Damage.

19.1Payment by Tenant. Upon any Event of Default, Tenant shall pay to Landlord all amounts, costs, losses and/or expenses incurred, abated or foregone by Landlord (including court costs and reasonable attorneys’ fees and expenses) in (a) obtaining possession of the Premises, (b) removing, storing and/or disposing of Tenant’s or any other occupant’s property, (c) repairing, restoring, altering, remodeling, or otherwise putting the Premises into the condition required by market conditions then prevailing so as to be reasonably acceptable to a new tenant, as determined in Landlord’s sole discretion (d) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), (e) performing Tenant’s obligations under this Lease which Tenant failed to perform, (f) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the default, and (g) securing this Lease, including all commissions, allowances, reasonable attorneys’ fees, and if this Lease or any amendment hereto contains any abated Rent granted by Landlord as an inducement or concession to secure this Lease or amendment hereto, the full amount of all Rent so abated (and such abated amounts shall be payable immediately by Tenant to Landlord, without any obligation by Landlord to provide written notice thereof to Tenant, and Tenant’s right to any abated rent accruing following such Event of Default shall immediately terminate). To the full extent permitted by law, Landlord and Tenant agree the federal and state courts of the state in which the Premises are located shall have exclusive jurisdiction over any matter relating to or arising from this Lease and the parties’ rights and obligations under this Lease,

19.2No Waiver. Landlord’s acceptance of Rent following an Event of Default shall not waive Landlord’s rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord’s rights regarding any future violation of such term. Landlord’s acceptance of any partial payment of Rent shall not waive Landlord’s rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord’s acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.

19.3Cumulative Remedies. Any and all remedies set forth in this Lease: (a) shall be in addition to any and all other remedies Landlord may have at law or in equity, (b) shall be cumulative, and (c) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future. Additionally, Tenant shall defend, indemnify and hold harmless Landlord, Landlord’s Mortgagee and their respective representatives and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including reasonable attorneys’ fees) arising from Tenant’s failure to perform its obligations under this Lease.

19.4Mitigation of Damage. The parties agree any duty imposed by Law on Landlord to mitigate damages after a default by Tenant under this Lease shall be satisfied in fill if Landlord uses reasonable efforts to lease the Premises to another tenant (a “Substitute Tenant”) in accordance with the following criteria: (a) Landlord shall have no obligation to solicit or entertain negotiations with any Substitute Tenant for the Premises until 60 days following the date upon which Landlord obtains full and complete possession of the Premises, including the relinquishment by Tenant of any claim to possession of the Premises by written notice from Tenant to Landlord; (b) Landlord shall not be obligated to lease or show the Premises on a priority basis or offer the Premises to any prospective tenant when other space in the Project is or soon will be available; (c) Landlord shall not be obligated to lease the Premises to a Substitute Tenant for less than the current fair market value of the Premises, as determined by Landlord in its sole discretion, nor will Landlord be obligated to enter into a new lease for the Premises under other terms and conditions that are unacceptable to Landlord under Landlord’s then-current leasing policies; (d) Landlord shall not be obligated to enter into a lease with a Substitute Tenant: (1) whose use would violate any restriction, covenant or requirement contained in the lease of another tenant in the Project; (2) whose use would adversely affect the reputation of the Project; (3) whose use would require any addition to or modification of the Premises or Project in order to comply with applicable Law, including building codes; (4) whose Tangible Net Worth is less than Tenant’s Tangible Net Worth as of the Lease Date or who does not have, in Landlord’s sole opinion, the creditworthiness to be an acceptable tenant; (5) that is a governmental entity, or quasi-governmental entity, or subdivision or agency thereof, or any other entity entitled to the defense of sovereign immunity; or (6) that does not meet Landlord’s reasonable standards for tenants of the Project or is otherwise incompatible with the character of the occupancy of the Project, as reasonably determined by Landlord; and (e) Landlord shall not be required to expend any amount of money to alter, remodel or otherwise make the Premises suitable for use by a Substitute Tenant unless: (1) Tenant pays any such amount to Landlord prior to Landlord’s execution of a lease with such Substitute Tenant (which payment shall not relieve Tenant of any amount it owes Landlord as a result of Tenant’s default under this Lease); or (2) Landlord, in Landlord’s sole discretion, determines any such expenditure is financially prudent in connection with entering into a lease with the Substitute Tenant.

20.Landlord’s Lien. In addition to any statutory landlord’s lien, now or hereafter enacted, Tenant grants to Landlord, to secure performance of Tenant’s obligations hereunder, a security interest in all of the properly situated in or upon, or used in connection with, the Premises or the Project, and all proceeds thereof (except merchandise sold in the ordinary course of business) (collectively, the “Collateral”), and the Collateral shall not be removed from the Premises or the Project without the prior written consent of Landlord until all obligations of Tenant have been fully performed. The Collateral includes specifically all furniture and all trade and other fixtures, and inventory, equipment, contract rights, accounts receivable and the proceeds thereof. For the purposes of this Section 20, there shall be a rebuttable presumption that all property located in the Premises is owned by Tenant. Upon the occurrence of an Event of Default, Landlord may, in addition to all other remedies, without notice or demand except as provided below, exercise the rights afforded to a secured party under the Uniform Commercial Code of the state in which the Premises are located (the “UCC”). To the extent the UCC requires Landlord to give to Tenant notice of any act or event and such notice cannot be validly waived before a default occurs, then five- days’ prior written notice thereof shall be reasonable notice of the act or event.  In order to perfect such security interest, Landlord may file any financing statement or other instrument necessary at Tenant’s expense at the state and county Uniform Commercial Code filing offices.

21.Surrender of Premises. No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the expiration or termination of this Lease or Tenant’s right to possess the Premises, Tenant shall (a) deliver to Landlord the Premises broom-clean with all improvements located therein in good repair and condition (except for condemnation and Casualty damage not caused by Tenant, as to which Sections 14 and 15 shall control), free of any liens or encumbrances and free of Hazardous Materials placed on the Premises during the Term; (b) deliver to Landlord all keys to the Premises and all access cards to the Project; (c) remove all unattached trade fixtures, furniture (including demountable walls), and personal property placed in the Premises or elsewhere in the Project by a Tenant Party and unattached equipment located in the Premises (but Tenant may not remove any such item which was paid for, in whole or in part, by Landlord unless Landlord requires such removal); (d) not be required to remove any cabling (including conduit) installed in the Premises or elsewhere in the Project, including all connections for such cabling, however, such cabling shall be left in a neat and safe condition in accordance with the requirements of all applicable Laws, including the National Electric Code or any successor statute, and, if applicable, shall be terminated at both ends of a connector, properly labeled at each end and in each electrical closet and junction box; and (e) remove such alterations, additions, improvements, and Tenant’s Off-Premises Equipment as Landlord may require and restore the areas surrounding such Tenant’s Off-Premises Equipment to their conditions existing immediately prior to the installation of such Tenant’s Off-Premises Equipment; however, Tenant shall not be required to remove any addition or improvement to the Premises or the Project if Landlord has specifically agreed in writing that the improvement or addition in question need not be removed. Tenant shall repair all damage caused by the removal of the items described above. If Tenant fails to remove any property, including any of the property described above, Landlord may, at Landlord’s option, (1) deem such items to have been abandoned by Tenant, the title thereof shall immediately pass to Landlord at no cost to Landlord, and such items may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items; any such disposition shall not be considered a strict foreclosure or other exercise of Landlord’s rights in respect of the security interest granted hereunder or otherwise, (2) remove such items, perform any work required to be performed by Tenant hereunder, and repair all damage caused by such work, and Tenant shall reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant’s obligations hereunder (including collection costs and attorneys’ fees), plus interest thereon at the Default Rate, or (3) elect any of the actions described in clauses (1) and (2) above as Landlord may elect in its sole discretion. Notwithstanding the requirements of clause (5) above to the contrary, Tenant shall not be required to remove any alterations, installations or improvements constructed inside the Premises as part of the initial Work which do not exceed or differ in any material respect from customary, standard type of installations or improvements for general, executive and administrative offices in comparable buildings in the submarket in which the Building is located; however, Tenant may be required by Landlord to remove any non-standard alterations, additions or improvements, including laboratories, server rooms, data centers, computer rooms, specialty ceilings, or any items that would have above-average demolition costs (“Non-Standard Alterations”).Further, and notwithstanding anything in this Lease to the contrary, in all cases Tenant shall be required to remove, and to restore the Premises or Project, as applicable, to their previous condition, any alterations or relocations of base-Building’s Systems, any improvements or signage incorporating Tenant’s name or logo, internal stairwells, vaults, raised flooring, any alteration, improvement or equipment not complying with Laws, private offices or other enclosures smaller than 10 feet by 12 feet, and, unless Landlord has expressly stated otherwise in writing, all of Tenant’s Off-Premises Equipment, including any supplemental

HVAC equipment, rooftop equipment, etc. (all such items in this sentence being “Mandatory Removal Items”). The provisions of this Section 21 shall survive the end of the Term.

22.Holding Over. If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at sufferance and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, (a) Tenant shall pay, in addition to the other Rent, Basic Rent equal to the greater of (1) 150% of the Rent payable during the last month of the Term for the first 60 days, 200% thereafter, or (2) 125% of the prevailing rental rate in the Project for similar space, and (b) Tenant shall otherwise continue to be subject to all of Tenant’s obligations under this Lease. The provisions of this Section 22 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits or other consequential damages to Landlord resulting therefrom.

23.Certain Rights Reserved by Landlord. Landlord shall have the following rights:

23.1Building Operations. To decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Project, or any part thereof; to enter upon the Premises (after giving Tenant reasonable notice thereof, which may be oral notice, except in cases of real or apparent emergency, in which case no notice shall be required) and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities; to change the name of the Building; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building;

23.2Security. To take such reasonable measures as Landlord deems advisable for the security of the Building and its occupants; evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after normal business hours and on Sundays and holidays, subject, however, to Tenant’s right to enter when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time, which may include, by way of example but not limitation, that persons entering or leaving the Building, whether or not during normal business hours, identify themselves to a security officer by registration or otherwise and that such persons establish their right to enter or leave the Building;

23.3Prospective Purchasers and Lenders. Upon reasonable prior notice (which notice may be verbal) to Tenant, to enter the Premises at all reasonable hours to show the Premises to prospective purchasers or lenders; and

23.4Prospective Tenants. At any time during the last 12 months of the Term (or earlier if Tenant has notified Landlord in writing that it does not desire to renew the Term) upon reasonable prior notice (which notice may be verbal) to Tenant, or at any time following the occurrence of an Event of Default, to enter the Premises at all reasonable hours to show the Premises to prospective tenants.

In exercising the foregoing rights in this Section 23, Landlord shall use commercially reasonable efforts to minimize any interference with Tenant’s occupancy of the Premises.

24.Substitution Space. Landlord may, at Landlord’s expense, relocate Tenant within the Project to space which is comparable in size, utility and condition to the Premises. If Landlord relocates Tenant, Landlord shall reimburse Tenant for Tenant’s reasonable out-of-pocket expenses for moving Tenant’s furniture, equipment, and supplies from the Premises to the relocation space and for reprinting Tenant’s stationery of the same quality and quantity as Tenant’s stationery supply on hand immediately before Landlord’s notice to Tenant of the exercise of this relocation right. Landlord shall use commercially reasonable efforts to minimize the disruption to Tenant’s business operations as a result of such relocation, and Landlord shall coordinate and manage the logistical efforts involved with such relocation. Upon such relocation, the relocation space shall be deemed to be the Premises and the terms of this Lease shall remain in full force and shall apply to the relocation space. Notwithstanding the foregoing, if the relocation space is smaller than the Premises, Basic Rent will be adjusted to reflect the same; if the relocation space is larger than the Premises, Basic Rent will not be adjusted to reflect the larger size of the relocation space and Tenant will continue to pay monthly Basic Rent in the amounts set forth in this Lease for the remainder of the then-current Term. No amendment or other instrument shall be necessary to effectuate the relocation contemplated by this Section; however, if requested by Landlord, Tenant shall execute an appropriate amendment document within ten business days after Landlord’s written request therefor. If Tenant fails to (a) execute such relocation amendment within such time period or (b) relocate to the relocation space within three business days following the date stated in Landlord’s relocation notice to Tenant (or, if such relocation space is not available on the date specified in Landlord’s relocation notice, within three business days following the date on which such relocation space becomes available and is tendered to Tenant in the condition required by this Lease), then, in addition to Landlord’s other remedies set forth in this Lease, at law and/or in equity, Landlord may terminate this Lease by notifying Tenant in writing thereof, which notice shall contain a termination effective date selected by Landlord no less than five business days following the date of Landlord’s termination notice to Tenant. Time is of the essence with respect to Tenant’s obligations under this Section.

25.Miscellaneous.

25.1Landlord Transfer. Landlord may transfer any portion of the Project and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder arising after the date of transfer, provided that the assignee assumes in writing Landlord’s obligations hereunder arising from and after the transfer date.

25.2Landlord’s Liability. The liability of Landlord (and its successors, partners, shareholders or members) to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under the terms of this Lease or any matter relating to or arising out of the occupancy or use of the Premises and/or other areas of the Building shall be limited to Tenant’s actual direct, but not consequential, damages therefor and shall be recoverable only from the interest of Landlord in the Building, and Landlord (and its partners, shareholders or members) shall not be personally liable for any deficiency. Additionally, Tenant hereby waives its statutory lien under Section 91.004 of the Texas Property Code. The provisions of this Section shall survive any expiration or termination of this Lease.

25.3Force Majeure. Other than for Tenant’s obligations under this Lease that can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, terrorist acts or activities, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.

25.4Brokerage. Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than CBRE, Inc. and Cassidy Turley, whose commissions shall be paid by Landlord pursuant to separate written agreements. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’ fees, liens and other liability for commissions or other compensation claimed by any other broker or agent claiming the same by, through, or under the indemnifying party.

25.5Estoppel Certificates. From time to time, Tenant shall furnish to any party designated by Landlord, within ten days after Landlord has made a request therefor, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord may reasonably request. Unless otherwise required by Landlord’s Mortgagee or a prospective purchaser or mortgagee of the Project, the initial form of estoppel certificate to be signed by Tenant is attached hereto as Exhibit F. If Tenant does not deliver to Landlord the certificate signed by Tenant within such required time period, Landlord, Landlord’s Mortgagee and any prospective purchaser or mortgagee, may conclusively presume and rely upon the following facts: (a) this Lease is in full force and effect; (b) the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (c) not more than one monthly installment of Basic Rent and other charges have been paid in advance; (d) there are no claims against Landlord nor any defenses or rights of offset against collection of Rent or other charges; and (e) Landlord is not in default under this Lease. In such event, Tenant shall be estopped from denying the truth of the presumed facts.

25.6Notices. All notices and other communications given pursuant to this Lease shall be in writing and shall be (a) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in the Basic Lease Information, (b) hand-delivered to the intended addressee, (c) sent by a nationally recognized overnight courier service, or (d) sent by facsimile transmission during normal business hours followed by a confirmatory letter sent in another manner permitted hereunder. All notices shall be effective upon delivery (which, in the case of delivery by facsimile transmission, shall be deemed to occur at the time of delivery indicated on the electronic confirmation of the facsimile so long as the confirmatory letter referenced above is sent) to the address of the addressee (even if such addressee refuses delivery thereof). The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

25.7Separability. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

25.8Amendments; Binding Effect; No Electronic Records. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant.   No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. Landlord and Tenant hereby agree not to conduct the transactions or communications contemplated by this Lease by electronic means, except by facsimile transmission as specifically set forth in Section 25.6 or electronic signatures as specifically set forth in Section 25.9; nor shall the use of the phrase “in writing” or the word “written” be construed to include electronic communications except by facsimile transmissions as specifically set forth in Section 25.6 and other electronic signatures as specifically set forth in Section 25.9. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord’s Mortgagee, no third party shall be deemed a third party beneficiary hereof.

25.9Counterparts. This Lease (and amendments to this Lease) may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one document. To facilitate execution of this Lease, the parties may execute and exchange, by telephone facsimile or electronic mail PDF, counterparts of the signature pages. Signature pages may be detached from the counterparts and attached to a single copy of this Lease to physically form one document.

25.10Quiet Enjoyment. Provided Tenant has performed all of its obligations hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise, subject to the terms and conditions of this Lease and all matters of record as of the date of this Lease which are applicable to the Premises.

25.11No Merger. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

25.12No Offer. The submission of this Lease to Tenant shall not be construed as an offer, and Tenant shall not have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

25.13Entire Agreement; No Reliance. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith. Except as otherwise provided herein, no subsequent alteration, amendment, change or addition to this Lease shall be binding unless in writing and signed by Landlord and Tenant. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto. Further, Tenant disclaims any reliance upon any and all representations, warranties or agreements not expressly set forth in this Lease.

25.14Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, TENANT (ON BEHALF OF ITSELF AND ITS RESPECTIVE SUCCESSORS, ASSIGNS AND SUBTENANTS) AND LANDLORD EACH, AFTER CONSULTATION WITH COUNSEL, KNOWINGLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LITIGATION OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF OR WITH RESPECT TO THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

25.15Governing Law. This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises are located.

25.16Recording. Tenant shall not record this Lease or any memorandum of this Lease without the prior written consent of Landlord, which consent may be withheld or denied in the sole and absolute discretion of Landlord, and any recordation by Tenant shall be a material breach of this Lease. Tenant grants to Landlord a power of attorney to execute and record a release releasing any such recorded instrument of record that was recorded without the prior written consent of Landlord, which power is coupled with an interest and is irrevocable.

25.17Water or Mold Notification. To the extent Tenant or its agents or employees discover any water leakage, water damage or mold in or about the Premises or Project, Tenant shall promptly notify Landlord thereof in writing.

25.18Joint and Several Liability. If Tenant consists of more than one party (or if Tenant permits any other party to occupy the Premises), each such party shall be jointly and severally liable for Tenant’s obligations under this Lease. All unperformed obligations of Tenant hereunder not fully performed at the end of the Term shall survive the end of the Term, including payment obligations with respect to Rent and all obligations concerning the condition and repair of the Premises.

25.19Financial Reports. If Tenant is an entity that is domiciled in the United States of America, and whose securities are funded through a public securities exchange subject to regulation by the United States of America publicly traded over exchanges based in the United States and whose financial statements are readily available at no cost to Landlord, the terms of this Section 25.19 shall not apply. Otherwise, within 15 days after Landlord’s request, Tenant will furnish Tenant’s most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant’s internally prepared financial statements. Tenant will discuss its financial statements with Landlord and, following the occurrence of an

Event of Default hereunder, will give Landlord access to Tenant’s books and records in order to enable Landlord to verify the financial statements. Landlord will not disclose any aspect of Tenant’s financial statements that Tenant designates to Landlord as confidential except (a) to Landlord’s Mortgagee or prospective mortgagees or purchasers of the Building, (b) in litigation between Landlord and Tenant, and/or (c) if required by Law or court order. Tenant shall not be required to deliver the financial statements required under this Section 25.19 more than once in any 12-month period unless requested by Landlord’s Mortgagee or a prospective buyer or lender of the Building or an Event of Default occurs.

25.20Landlord’s Fees. Whenever Tenant requests Landlord to take any action not required of Landlord hereunder or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord’s reasonable, out-of-pocket costs payable to third parties and incurred by Landlord in reviewing and taking the proposed action or consent, including reasonable engineers’ or architects’ fees and reasonable attorneys’ fees (including amounts allocated by Landlord to Landlord’s in-house counsel as well as fees and expenses charged by outside counsel engaged by Landlord), within 30 days after Landlord’s delivery to Tenant of a statement of such costs.  Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

25.21Telecommunications. Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative access vendor services companies, shall have no right of access to and within the Building, for the installation and operation of telecommunications systems, including voice, video, data, Internet, and any other services provided over wire, fiber optic, microwave, wireless, and any other transmission systems (“Telecommunications Services”), for part or all of Tenant’s telecommunications within the Building and from the Building to any other location unless Landlord has previously reviewed and approved all plans, specifications and contracts pertaining to telecommunication service entry points, and any documents to which Landlord is a party or which may encumber the Project, which consent will not be unreasonably withheld. All providers of Telecommunications Services shall be required to comply with the rules and regulations of the Project, applicable Laws and Landlord’s policies and practices for the Project, and shall be required, at Landlord’s election, to enter into a license agreement with Landlord to confirm and approve items such as, without limitation, the proposed location (and labeling requirements) of wiring, cabling, fiber lines, points of demarcation, entry into the Project, insurance requirements and the like. Tenant acknowledges that Landlord shall not be required to provide or arrange for any Telecommunications Services and that Landlord shall have no liability to any Tenant Party in connection with the installation, operation or maintenance of Telecommunications Services or any equipment or facilities relating thereto. Tenant, at its cost and for its own account, shall be solely responsible for obtaining all Telecommunications Services.

25.22Confidentiality. Tenant acknowledges that the terms and conditions of this Lease are to remain confidential for Landlord’s benefit, and may not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly, without Landlord’s prior written consent; however, Tenant may disclose the terms and conditions of this Lease to its attorneys, accountants, employees and existing or prospective financial partners, or if required by Law or court order, provided all parties to whom Tenant is permitted hereunder to disclose such terms and conditions are advised by Tenant of the confidential nature of such terms and conditions and agree to maintain the confidentiality thereof (in each case, prior to disclosure). Tenant shall be liable for any disclosures made in violation of this Section by Tenant or by any entity or individual to whom the terms of and conditions of this Lease were disclosed or made available by Tenant. The consent by Landlord to any disclosures shall not be deemed to be a waiver on the part of Landlord of any prohibition against any future disclosure.

25.23Authority. Tenant (if a corporation, partnership or other business entity) hereby represents and warrants to Landlord that Tenant is and will remain during the Term a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Tenant has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Tenant is authorized to do so, and that Tenant’s organizational identification number assigned by the Delaware Secretary of State is 4418483. Landlord hereby represents and warrants to Tenant that Landlord is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Landlord has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Landlord is authorized to do so.

25.24Hazardous Materials. The term “Hazardous Materials” means any substance, material, or waste which is now or hereafter classified or considered to be hazardous, toxic, or dangerous under any Law relating to pollution or the protection or regulation of human health, natural resources or the environment, or poses or threatens to pose a hazard to the health or safety of persons on the Premises or in the Project. No Tenant Party shall use, generate, store or Release (defined below), or permit the use, generation, storage or Release of Hazardous Materials on or about the Premises or the Project except in a manner and quantity necessary for the ordinary performance of Tenant’s business, and then in compliance with all Laws and in a reasonable and prudent manner. As used herein, “Release” means depositing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing. If any Tenant Party breaches its obligations under this Section 25.24, Landlord may immediately take any and all action reasonably appropriate to remedy the same, including taking all appropriate action to clean up or remediate any contamination resulting from such Tenant Party’s use, generation, storage or disposal of Hazardous Materials. Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against any and all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including reasonable attorneys’ fees and cost of clean up and remediation) arising from any Tenant

Party’s failure to comply with the provisions of this Section 25.24. This indemnity provision is intended to allocate responsibility between Landlord and Tenant under environmental Laws and shall survive termination or expiration of this Lease.

25.25List of Exhibits. All exhibits and attachments attached hereto are incorporated herein by this reference.

Exhibit A - Outline of Premises

Exhibit B - Description of the Land

Exhibit C - Building Rules and Regulations

Exhibit D - Tenant Finish-Work: Allowance (Landlord Performs the Work)

Exhibit E - Form of Confirmation of Commencement Date Letter

Exhibit F - Form of Tenant Estoppel Certificate

Exhibit G - Parking

Exhibit H - Renewal Option

25.26Determination of Charges. Landlord and Tenant agree that each provision of this Lease for determining charges and amounts payable by Tenant (including provisions regarding Additional Rent) is commercially reasonable and, as to each such charge or amount, constitutes a statement of the amount of the charge or a method by which the charge is to be computed for purposes of Section 93.012 of the Texas Property Code.

25.27Prohibited Persons and Transactions. Tenant represents and warrants that neither Tenant nor any of its affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents is, nor will they become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Assets Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated Nationals and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not Transfer this Lease to, contract with or otherwise engage in any dealings or transactions or be otherwise associated with such persons or entities.

25.28Waiver of Consumer Rights. Tenant hereby waives all its rights under the Texas Deceptive Trade Practices - Consumer Protection Act, Section 17.41 et seq. of the Texas Business and Commerce Code, a law that gives consumers special rights and protections. After consultation with an attorney of Tenant’s own selection, Tenant voluntarily adopts this waiver.

26.Other Provisions.

26.1Beneficial Occupancy Period. Tenant may enter the Premises upon Substantial Completion of the Premises to conduct business therein, provided that prior to any such entry Tenant shall deliver to Landlord evidence the insurance required under Section 11.1 of this Lease has been obtained. Any such entry shall be on the terms of this Lease, but no Basic Rent, Operating Costs or Taxes under Section 4.2 of this Lease shall accrue during the period Tenant so enters the Premises prior to the Commencement Date. However, Tenant shall pay Tenant’s Proportionate Share of Electrical Costs during such period, notwithstanding anything else in this Lease. Tenant shall conduct its activities therein at its risk and expense.

26.2Signage. Landlord shall install, as part of the Work, Building-standard signage outside of the Premises and include Tenant’s information in any Building directory located in the lobby of the Building.

27.Temporary Space.

27.1Lease Grant; Term; Acceptance; Insurance. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, on all of the terms and conditions of this Lease (except as otherwise set forth in this Section 27), Suite 749E in the Building containing approximately 2,082 rentable square feet and depicted on Exhibit I (the “Temporary Space”). The lease term for the Temporary Space shall commence on the full execution of this Lease, and expire on the Commencement Date (the “Temporary Space Term”). Tenant accepts the Temporary Space in its “AS-IS” condition on the date this Lease is entered into, and Landlord shall have no obligation to perform any demolition or tenant-finish work therein. Prior to Tenant’s occupancy of the Temporary Space, Tenant shall deliver to Landlord evidence that the insurance required under Section 11.1 of this Lease has been obtained.

27.2Terms Applied to Temporary Space. All terms and provisions of this Lease shall be applicable to the Temporary Space, including Section 11 (Insurance; Waivers; Subrogation; Indemnity), except that Tenant shall not be entitled to any allowances, rent credits or abatements, expansion rights or renewal rights with respect to the Temporary Space unless such concessions or rights are specifically provided for herein with respect to the Temporary Space.

27.3Basic Rent; Additional Rent; Tenant’s Proportionate Share. During the Temporary Space Term, Tenant shall not pay monthly Basic Rent or, except as provided below, Additional Rent for the Temporary Space. However, Tenant shall be required to pay Tenant’s proportionate share (based on the rentable square feet in the Temporary Space) of Electrical Costs during the Temporary Space Term.

27.4Landlord’s Right to Relocate. Landlord may relocate Tenant within the Project to space which is comparable in size, utility and condition to the Temporary Space, at Tenant’s cost and expense, effective as of the date (the “Move-Out Date”) 30 days after Landlord provides to Tenant written notice thereof. If Landlord relocates Tenant as permitted by this Section 27.4, then Tenant shall vacate and surrender the Temporary Space in the condition required under this Lease and remove all of Tenant’s property from the Temporary Space by the Move-Out Date. If Tenant fails to so vacate the Temporary Space, the Tenant shall be a holdover tenant with respect thereto pursuant to Section 22 of this Lease (and shall pay to Landlord, in addition to all other Rent, Basic Rent with respect to the Temporary Space in an amount equal to 200% of the monthly Rent payable by Tenant during the first full calendar month of the Term disregarding, for the purposes of such calculation, any abatement of Rent granted in this Lease).

27.5Surrender of Temporary Space Upon Commencement Date. Within two days after the Commencement Date, Tenant shall vacate and surrender the Temporary Space in the condition required under this Lease and relocate to the Premises, failing which Tenant shall be a holdover tenant with respect to the Temporary Space pursuant to Section 22 of this Lease (and shall pay to Landlord, in addition to all other Rent, Basic Rent with respect to the Temporary Space in an amount equal to 200% of the monthly Rent payable by Tenant during the first full calendar month of the Term disregarding, for the purposes of such calculation, any abatement of Rent granted in this Lease) and Tenant shall pay to Landlord Rent with respect to the Premises in accordance with this Lease.

27.6Right to Market Temporary Space. Landlord shall have the right, upon reasonable prior notice (which notice may be verbal or by electronic mail) to Tenant, to enter the Temporary Space at all reasonable hours to show the Temporary Space to prospective tenants.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT’S INTENDED COMMERCIAL PURPOSE, AND TENANT’S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, DEMAND, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.

This Lease is executed as of the Lease Date (as defined in the Basic Lease Information).

LANDLORD:	SP MILLENNIUM CENTER, L.P., a Delaware limited partnership
	By:	SP Millennium Center GP, L.L.C., a Delaware limited liability company, its general partner

	By:	\s\ Darla Szalla
	Name:	DARLA SZALLA
	Title:	VICE PRESIDENT

	By:	\s\ Mark Zikakis
	Name:	MARK ZIKAKIS
	Title:	VICE PRESIDENT

TENANT:	MIMECAST NORTH AMERICA, INC., a Delaware corporation

	By:	\s\ Peter Fondini
	Name:	Peter Fondini
	Title:	Corporate Controller, North America

EXHIBIT A

OUTLINE OF PREMISES

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EXHIBIT B

DESCRIPTION OF THE LAND

BEING a tract of land out of the McKinney and Williams Survey, Abstract No. 1056 in the City of Irving, Dallas County, Texas, and being all of the Las Colinas Urban Center Eighteenth Installment, an addition to the City of Irving, Texas according to the plat thereof recorded in Volume 81154, Page 2524 of the Deed Records of Dallas County, Texas.

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EXHIBIT C

BUILDING RULES AND REGULATIONS

The following rules and regulations shall apply to the Premises, the Building, any parking garage or other parking lot or facility associated therewith, and the appurtenances thereto:

1.Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.  The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public and Landlord shall, in all cases, retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord, reasonably exercised, shall be prejudicial to the safety, character, reputation and interests of the Project. No Tenant Party shall go upon the roof of the Project.

2.Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.

3.No signs, advertisements or notices (other than those that are not visible outside the Premises) shall be painted or affixed on or to any windows or doors or other part of the Building without the prior written consent of Landlord. No nails, hooks or screws (other than those which are necessary to hang paintings, prints, pictures, or other similar items on the Premises’ interior walls) shall be driven or inserted in any part of the Building except by Building maintenance personnel. No curtains or other window treatments shall be placed between the glass and the Building standard window treatments.

4.Landlord shall provide all door locks at the entry of each tenant’s leased premises, at the cost of such tenant, and no tenant shall place any additional door locks in its leased premises without Landlord’s prior written consent. Landlord shall furnish to each tenant a reasonable number of keys and/or access cards to such tenant’s leased premises, at such tenant’s cost, and no tenant shall make a duplicate thereof. Replacement keys and/or access cards shall be provided on a reasonable basis and at Tenant’s cost.

5.Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which require use of elevators or stairways, or movement through the Building entrances or lobby shall be conducted under Landlord’s supervision at such times and in such a manner as Landlord may reasonably require. Each tenant assumes all risks of and shall be liable for all damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for such tenant.

6.Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner acceptable to Landlord which may include the use of such supporting devices as Landlord may require. All damages to the Building caused by the installation or removal of any property of a tenant, or done by a tenant’s property while in the Building, shall be repaired at the expense of such tenant.

7.Corridor doors, when not in use, shall be kept closed. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways.  No bicycles, birds or animals (other than seeing-eye dogs) shall be brought into or kept in, on or about any tenant’s leased premises. No portion of any tenant’s leased premises shall at any time be used or occupied as sleeping or lodging quarters.

8.Tenant shall cooperate with Landlord’s employees in keeping its leased premises neat and clean. Tenants shall not employ any person for the purpose of such cleaning other than the Building’s cleaning and maintenance personnel.

9.To ensure orderly operation of the Building, no ice, mineral or other water, towels, newspapers, etc. shall be delivered to any leased area except by persons approved by Landlord.

10.Tenant shall not make or permit any vibration or improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them.

11.No machinery or appliances of any kind (other than normal office equipment and normal break room appliances) shall be operated by any tenant on its leased area without Landlord’s prior written consent, nor shall any tenant use or keep in the Building any flammable or explosive fluid or substance (other than typical office supplies [e.g., photocopier toner] used in compliance with all Laws).

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12.Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant’s leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

13.No vending or dispensing machines of any kind may be maintained in any leased premises without the prior written permission of Landlord.

14.Tenant shall not conduct any activity on or about the Premises or Building which will draw pickets, demonstrators, or the like.

15.All vehicles are to be currently licensed, in good operating condition, parked for business purposes having to do with Tenant’s business operated in the Premises, parked within designated parking spaces, one vehicle to each space. No vehicle shall be parked as a “billboard” vehicle in the parking lot. Any vehicle parked improperly may be towed away. Tenant, Tenant’s agents, employees, vendors and customers who do not operate or park their vehicles as required shall subject the vehicle to being towed at the expense of the owner or driver. Landlord may place a “boot” on the vehicle to immobilize it and may levy a charge of $50.00 to remove the “boot.” Tenant shall indemnify, hold and save harmless Landlord of any liability arising from the towing or booting of any vehicles belonging to a Tenant Party.

16.No tenant may enter into phone rooms, electrical rooms, mechanical rooms, or other service areas of the Building unless accompanied by Landlord or the Building manager.

17.Tenant will not permit any Tenant Party to bring onto the Project any handgun, firearm or other weapons of any kind, illegal drugs or, unless expressly permitted by Landlord in writing, alcoholic beverages.

18.Tenant shall not permit any Tenant Party to smoke in the Premises or anywhere else on the Project, except in any Landlord-designated smoking area outside the Building. Tenant shall cooperate with Landlord in enforcing this prohibition and use its best efforts in supervising each Tenant Party in this regard.

19.Tenant shall not allow any Tenant Party to use any type of portable space heater in the Premises or the Building.

20.Only artificial holiday decorations may be placed in the Premises, no live or cut trees or other real holiday greenery may be maintained in the Premises or the Building.

21.Tenant shall not park or operate any semi-trucks or semi-trailers in the parking areas associated with the Building.

22.Tenant shall cooperate fully with Landlord to assure the most effective operation of the Premises or the Project’s heating and air conditioning, and shall refrain from attempting to adjust any controls, other than room thermostats installed for Tenant’s use. Tenant shall keep corridor doors closed and shall turn off all lights before leaving the Project at the end of the day.

23.Without the prior written consent of Landlord, Tenant shall not use the name of the Project or any picture of the Project in connection with, or in promoting or advertising the business of, Tenant, except Tenant may use the address of the Project as the address of its business.

24.Tenant shall not exhibit, sell or offer for sale, rent or exchange in the Premises or at the Project any article, thing or service to the general public or anyone other than Tenant’s employees without the prior written consent of Landlord.

25.Tenant shall ensure that all portions of the leased premises visible from any interior Building common areas are lighted at all times during normal business hours regardless whether the leased premises are occupied.

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EXHIBIT D

TENANT FINISH-WORK; ALLOWANCE

(Landlord Performs the Work)

1.Acceptance of Premises. Except as set forth in this Exhibit, Tenant accepts the Premises in their “AS-IS” condition on the date that this Lease is entered into.

2.Space Plans.

2.1Preparation and Delivery. Within two business days after Tenant’s execution of this Lease, Tenant shall meet with Interprise Design or another design consultant selected by Landlord (the “Architect”) to discuss the nature and extent of all improvements that Tenant proposes to install in the Premises and, at such meeting, provide the Architect with all necessary data and information needed by the Architect to prepare initial space plans therefor as required by this paragraph. On or before the tenth day following the date that Tenant meets with Architect, Landlord shall deliver to Tenant a space plan prepared by the Architect depicting improvements to be installed in the Premises (the “Space Plans”).

2.2Approval Process. Tenant shall notify Landlord whether it approves of the submitted Space Plans within three business days after Landlord’s submission thereof.  If Tenant disapproves of such Space Plans, then Tenant shall notify Landlord thereof specifying in reasonable detail the reasons for such disapproval, in which case Landlord shall, within three business days after such notice, revise such Space Plans in accordance with Tenant’s objections and submit to Tenant for its review and approval. Tenant shall notify Landlord in writing whether it approves of the resubmitted Space Plans within one business day after its receipt thereof. This process shall be repeated until the Space Plans have been finally approved by Tenant and Landlord. If Tenant fails to notify Landlord that it disapproves of the initial Space Plans within three business days (or, in the case of resubmitted Space Plans, within one business day) after the submission thereof, then Tenant shall be deemed to have approved the Space Plans in question.

3.Working Drawings.

3.1Preparation and Delivery. On or before the date which is 15 days following the date on which the Space Plans are approved (or deemed approved) by Tenant and Landlord, Landlord shall cause to be prepared final working drawings of all improvements to be installed in the Premises and deliver the same to Tenant for its review and approval (which approval shall not be unreasonably withheld, delayed or conditioned). Such working drawings shall be prepared by the Architect or another design consultant selected by Landlord (whose fee shall be included in the Total Construction Costs [defined below]).

3.2Approval Process. Tenant shall notify Landlord whether it approves of the submitted working drawings within three business days after Landlord’s submission thereof. If Tenant disapproves of such working drawings, then Tenant shall notify Landlord thereof specifying in reasonable detail the reasons for such disapproval, in which case Landlord shall, within five business days after such notice, revise such working drawings in accordance with Tenant’s objections and submit the revised working drawings to Tenant for its review and approval. Tenant shall notify Landlord in writing whether it approves of the resubmitted working drawings within one business day after its receipt thereof. This process shall be repeated until the working drawings have been finally approved by Landlord and Tenant. If Tenant fails to notify Landlord that it disapproves of the initial working drawings within three business days (or, in the case of resubmitted working drawings, within one business day) after the submission thereof, then Tenant shall be deemed to have approved the working drawings in question. Any delay caused by Tenant’s unreasonable withholding of its consent or delay in giving its written approval as to such working drawings shall constitute a Tenant Delay Day (defined below). If the working drawings are not fully approved (or deemed approved) by both Landlord and Tenant by the 15th business day after the delivery of the initial draft thereof to Tenant, then each day after such time period that such working drawings are not fully approved (or deemed approved) by both Landlord and Tenant shall constitute a Tenant Delay Day.

3.3Landlord’s Approval; Performance of Work. If any of Tenant’s proposed construction work will affect the Building’s Structure or the Building’s Systems, then the working drawings pertaining thereto must be approved by the Building’s engineer of record. Landlord’s approval of such working drawings shall not be unreasonably withheld, provided that (a) they comply with all Laws, (b) the improvements depicted thereon do not (1) adversely affect (in the reasonable discretion of Landlord) the Building’s Structure or the Building’s Systems (including the Project’s restrooms or mechanical rooms), or (2) affect (in the sole discretion of Landlord) (A) the exterior appearance of the Project, (B) the appearance of the Project’s common areas or elevator lobby areas or (C) the provision of services to other occupants of the Project, (c) such working drawings are sufficiently detailed to allow construction of the improvements and associated work in a good and workmanlike manner, and (d) the improvements depicted thereon conform to the rules and regulations promulgated from time to time by Landlord for the construction of tenant improvements (a copy of which has been delivered to Tenant). As used herein, “Working Drawings” means the final working drawings approved by Landlord,

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as amended from time to time by any approved changes thereto, and “Work” means all improvements to be constructed in accordance with and as indicated on the Working Drawings, together with any work required by governmental authorities to be made to other areas of the Project as a result of the improvements indicated by the Working Drawings. Landlord’s approval of the Working Drawings shall not be a representation or warranty of Landlord that such drawings are adequate for any use or comply with any Law, but shall merely be the consent of Landlord thereto. Tenant shall, at Landlord’s request, sign the Working Drawings to evidence its review and approval thereof. After the Working Drawings have been approved, Landlord shall cause the Work to be performed in substantial accordance with the Working Drawings.

4.Bidding of Work. Prior to commencing the Work, Landlord shall competitively bid the Work to Metroplex General Contractors, Scott & Reid and John Arnold. If the estimated Total Construction Costs are expected to exceed $20.00 per rentable square foot or 80% of the Construction Allowance, Tenant shall be allowed to review the submitted bids from such contractors to value engineer any of Tenant’s requested alterations. In such case, Tenant shall notify Landlord of any items in the Working Drawings that Tenant desires to change within two business days after Landlord’s submission thereof to Tenant. If Tenant fails to notify Landlord of its election within such two business day period, Tenant shall be deemed to have approved the bids. Within five business days following Landlord’s submission of the initial construction bids to Tenant under the foregoing provisions (if applicable), Tenant shall have completed all of the following items: (a) finalized with Landlord’s representative and the proposed contractor, the pricing of any requested revisions to the bids for the Work, and (b) approved in writing any overage in the Total Construction Costs in excess of the Construction Allowance, failing which each day after such five business day period shall constitute a Tenant Delay Day.

5.Change Orders.  Tenant may initiate changes in the Work. Each such change must receive the prior written approval of Landlord, such approval not to be unreasonably withheld or delayed; however, (a) if such requested change would adversely affect (in the reasonable discretion of Landlord) (1) the Building’s Structure or the Building’s Systems (including the Project’s restrooms or mechanical rooms), (2) the exterior appearance of the Project, or (3) the appearance of the Project’s common areas or elevator lobby areas, or (b) if any such requested change might delay the Commencement Date, Landlord may withhold its consent in its sole and absolute discretion. Landlord shall, upon completion of the Work, cause to be prepared accurate architectural, mechanical, electrical and plumbing “as-built” plans of the Work as constructed in both blueprint and electronic CADD format, which plan shall be incorporated into this Exhibit D by this reference for all purposes. If Tenant requests any changes to the Work described in the Space Plans or the Working Drawings, then such increased costs and any additional design costs incurred in connection therewith as the result of any such change shall be added to the Total Construction Costs.

6.Definitions. As used herein, a “Tenant Delay Day” means each day of delay in the performance of the Work that occurs (a) because Tenant fails to timely furnish any information or deliver or approve any required documents such as the Space Plans or Working Drawings (whether preliminary, interim revisions or final), pricing estimates, construction bids, and the like, (b) because of any change by Tenant to the Space Plans or Working Drawings, (c) because Tenant fails to attend any meeting with Landlord, the Architect, any design professional, or any contractor, or their respective employees or representatives, as may be required or scheduled hereunder or otherwise necessary in connection with the preparation or completion of any construction documents, such as the Space Plans or Working Drawings, or in connection with the performance of the Work, (d) because of any specification by Tenant of materials or installations in addition to or other than Landlord’s standard finish-out materials or any materials that are not readily available, or (e) because a Tenant Party otherwise delays completion of the Work. As used herein “Substantial Completion.” “Substantially Completed.” and any derivations thereof mean the Work in the Premises is substantially completed (as reasonably determined by Landlord) in substantial accordance with the Working Drawings. Substantial Completion shall have occurred even though minor details of construction, decoration, landscaping and mechanical adjustments remain to be completed by Landlord.

7.Walk-Through; Punchlist. When Landlord considers the Work in the Premises to be Substantially Completed, Landlord will notify Tenant and, within three business days thereafter, Landlord’s representative and Tenant’s representative shall conduct a walk-through of the Premises and identify any necessary touch-up work, repairs and minor completion items that are necessary for final completion of the Work.  Neither Landlord’s representative nor Tenant’s representative shall unreasonably withhold his or her agreement on punchlist items. Landlord shall use reasonable efforts to cause the contractor performing the Work to complete all punchlist items within 30 days after agreement thereon; however, Landlord shall not be obligated to engage overtime labor in order to complete such items.

8.Excess Costs. Tenant shall pay the entire amount by which the Total Construction Costs (hereinafter defined) exceed the Construction Allowance (hereinafter defined) (such excess amount being referred to herein as the “Excess Amount”). Upon approval of the Working Drawings and selection of a contractor, Tenant shall promptly (a) execute a work order agreement prepared by Landlord which identifies such drawings and itemizes the Total Construction Costs and sets forth the Construction Allowance, and (b) pay to Landlord 90% of Landlord’s estimate of the Excess Amount. Upon Substantial Completion of the Work and before Tenant occupies the Premises to conduct business therein, Tenant shall pay to Landlord any remaining unpaid portion of the Excess Amount. In the event of default of payment of any portion of the Excess Amount, Landlord (in addition to all other remedies) shall have the same rights as for an Event of Default under this Lease. As used herein, “Total Construction Costs” means the entire cost of performing the Work, including design of and space planning for the Work and preparation of the Working Drawings and the final “as-built” plan of the

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Work, costs of construction labor and materials, electrical usage during construction, additional janitorial services, standard building directory and suite tenant signage, related taxes and insurance costs, licenses, permits, certifications, surveys and other approvals required by Law, and the construction supervision fee referenced in Section 11 of this Exhibit.

9.Construction Allowance. Landlord shall provide to Tenant a construction allowance not to exceed $25.00 per rentable square foot in the Premises (the “Construction Allowance”) to be applied toward the Total Construction Costs, as adjusted for any changes to the Work,   The Construction Allowance shall not be disbursed to Tenant in cash, but shall be applied by Landlord to the payment of the Total Construction Costs, if, as, and when the cost of the Work is actually incurred and paid by Landlord. After the final completion of the Work and a reconciliation by Landlord of the Construction Allowance and the Total Construction Costs and provided no default under this Lease then exists and no Event of Default has occurred, Tenant may use any excess Construction Allowance (up to a maximum of $5.00 per rentable square foot in the Premises) towards the cost of (a) Tenant’s installation of telephone and data networks and other moving costs (collectively, the “Moving Costs”) and/or (b) Tenant’s Basic Rent obligations under this Lease by so notifying Landlord in writing of Tenant’s election. Landlord will reimburse Tenant for the Moving Costs (subject to the cap described above) within 30 business days after receiving invoices therefor and supporting documentation reasonably acceptable to Landlord. Following Landlord’s receipt of Tenant’s election to apply the unused portion of the Construction Allowance towards Tenant’s Basic Rent obligations (subject to the cap described above), Landlord shall apply such excess toward Tenant’s Basic Rent obligation first accruing after such date until such excess is fully exhausted. The Construction Allowance must be used (that is, the Work must be fully complete and the Construction Allowance disbursed) within six months following the Commencement Date or shall be deemed forfeited with no further obligation by Landlord with respect thereto, time being of the essence with respect thereto.

10.Test-Fit Allowance. Landlord shall provide Tenant a test-fit allowance of $0.10 per rentable square foot in the Premises (the “Test-Fit Allowance”). Within 30 business days following the date on which Tenant presents Landlord with an invoice from the Architect and evidence of Tenant’s payment thereof, Landlord shall reimburse Tenant’s actual, out-of-pocket expenses incurred in connection with the Architect with respect to the Work, up to a maximum amount of the Test-Fit Allowance.

11.Construction Management. Landlord or its Affiliate or agent shall supervise the Work, make disbursements required to be made to the contractor, and act as a liaison between the contractor and Tenant and coordinate the relationship between the Work, the Project and the Building’s Systems. In consideration for Landlord’s construction supervision services, Tenant shall pay to Landlord a construction supervision fee equal to five percent of the hard costs incurred as part of the Total Construction Costs (exclusive of the construction supervision fee).

12.Construction Representatives. Landlord’s and Tenant’s representatives for coordination of construction and approval of change orders will be as follows, provided that either party may change its representative upon written notice to the other:

Landlord’s Representative:	Steve Echols
c/o CB Richard Ellis Asset Management 222 West Las Colinas
Boulevard, Suite 165 Irving, TX 75039 Telephone: 972.830.3205
Facsimile: 972.702.8315

Tenant’s Representative:	[
c/o

Telephone: • •
Facsimile: • • ]

13.Miscellaneous. To the extent not inconsistent with this Exhibit, Sections 8.1 and 21 of this Lease shall govern the performance of the Work and Landlord’s and Tenant’s respective rights and obligations regarding the improvements installed pursuant thereto.

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EXHIBIT E

CONFIRMATION OF COMMENCEMENT DATE

                              , 201

Mimecast North America, Inc.

222 West Las Colinas Boulevard, Suite 1950N

Irving, Texas 75039

Re:

Lease Agreement (the “Lease”) dated January 4, 2013, between SP MILLENNIUM CENTER, L.P., a Delaware limited partnership (“Landlord”), and MIMECAST NORTH AMERICA, INC., a Delaware corporation (“Tenant”). Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.

Ladies and Gentlemen:

Landlord and Tenant agree as follows:

1.Condition of Premises.  Tenant has accepted possession of the Premises pursuant to the Lease. Any improvements required by the terms of the Lease to be made by Landlord have been completed to the full and complete satisfaction of Tenant in all respects except for the punchlist items described on Exhibit A hereto (the “Punchlist Items”), and except for such Punchlist Items, Landlord has fulfilled all of its duties under the Lease with respect to such initial tenant improvements. Furthermore, Tenant acknowledges that the Premises are suitable for the Permitted Use.

2.Commencement Date. The Commencement Date of the Lease is                  , 201    .

3.Expiration Date. The Term is scheduled to expire on                  , 20    , which is the last day of the 65th full calendar month following the Commencement Date.

4.Contact Person. Tenant’s contact person in the Premises is:

Mimecast North America, Inc.

222 West Las Colinas Boulevard, Suite 1950N

Irving, Texas 75039

Attention: Marcus Conroy

Telephone: 972.971.7944

Facsimile:       •      •

5.Ratification. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, and (b) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

6.Binding Effect; Governing Law. Except as modified hereby, the Lease shall remain in full effect and this letter shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this letter and the terms of the Lease, the terms of this letter shall prevail. This letter shall be governed by the laws of the state in which the Premises are located.

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Please indicate your agreement to the above matters by signing this letter in the space indicated below and returning an executed original to us.

Sincerely,

CBRE, INC., on behalf of Landlord

By:
Name:
Title:

Agreed and accepted:

MIMECAST NORTH AMERICA, INC., a Delaware corporation

By:
Name:
Title:

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EXHIBIT A

PUNCHLIST ITEMS

Please insert any punchlist items that remain to be performed by Landlord. If no items are listed below by Tenant, none shall be deemed to exist.

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EXHIBIT F

FORM OF TENANT ESTOPPEL CERTIFICATE

The undersigned is the Tenant under the Lease (defined below) between                                       , a                                        , as Landlord, and the undersigned as Tenant, for the Premises on the                        floor(s) of the building located at                       ,                        and commonly known as                       , and hereby certifies as follows:

1.The Lease consists of the original Lease Agreement dated as of                                       , 20    , between Tenant and Landlord [‘s predecessor-in-interest] and the following amendments or modifications thereto (if none, please state “none”):

The documents listed above are herein collectively referred to as the “Lease” and represent the entire agreement between the parties with respect to the Premises. All capitalized terms used herein but not defined shall be given the meaning assigned to them in the Lease.

2.The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Section 1 above,

3.The Term commenced on                           , 20     , and the Term expires, excluding any renewal options, on                           , 20    , and Tenant has no option to purchase all or any part of the Premises or the Building or, except as expressly set forth in the Lease, any option to terminate or cancel the Lease.

4.Tenant currently occupies the Premises described in the Lease and Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows (if none, please state “none”):

5.All monthly installments of Basic Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through                       . The current monthly installment of Basic Rent is $                      .

6.All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, Tenant has not delivered any notice to Landlord regarding a default by Landlord thereunder.

7.As of the date hereof, there are no existing defenses or offsets, or, to Tenant’s knowledge, claims or any basis for a claim, that Tenant has against Landlord and no event has occurred and no condition exists, which, with the giving of notice or the passage of time, or both, will constitute a default under the Lease.

8.No rental has been paid more than 30 days in advance and no security deposit has been delivered to Landlord except as provided in the Lease.

9.If Tenant is a corporation, partnership or other business entity, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is and will remain during the Term a duly formed and existing entity qualified to do business in the state in which the Premises are located and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

10.There are no actions pending against Tenant under any bankruptcy or similar laws of the United States or any state.

11.Other than in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, Tenant has not used or stored any hazardous substances in the Premises.

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12.All tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by Tenant and all reimbursements and allowances due to Tenant under the Lease in connection with any tenant improvement work have been paid in full.

Tenant acknowledges that this Estoppel Certificate may be delivered to Landlord, Landlord’s Mortgagee or to a prospective mortgagee or prospective purchaser, and their respective successors and assigns, and acknowledges that Landlord, Landlord’s Mortgagee and/or such prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in disbursing loan advances or making a new loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of disbursing loan advances or making such loan or acquiring such property.

Executed as of                       , 20    .

TENANT:	, a

By:
Name:
Title:

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EXHIBIT G

PARKING

Tenant shall be provided a total of ten parking access cards permitting Tenant to use up to ten unreserved parking spaces in the parking facilities associated with the Building (the “Parking Area”) subject to such terms, conditions and regulations as are from time to time applicable to patrons of the Parking Area. Regardless of whether Tenant elects to use such parking spaces, Tenant shall pay to Landlord, contemporaneously with the payment of Basic Rent, parking rent (plus all applicable taxes) during the initial Term equal to $50.00 per unreserved parking space per month.

Notwithstanding the foregoing, Tenant’s obligation to pay the above rates for such unreserved parking spaces shall be abated for the first 36 months of the Term, e.g., if the Commencement Date is March 15, 2013, parking rent shall be abated until March 14, 2016. Commencing with the first day after the end of the abatement period referred to above, Tenant shall pay the above rates for such parking spaces.

Tenant shall at all times comply with all Laws respecting the use of the Parking Area. Landlord reserves the right to adopt, modify, and enforce reasonable rules and regulations governing the use of the Parking Area from time to time including designation of assigned parking spaces, requiring use of any key-card, sticker, or other identification or entrance systems and charging a fee for replacement of any such key-card sticker or other item used in connection with any such system and hours of operations. Landlord may refuse to permit any person who violates such rules and regulations to park in the Parking Area, and any violation of the rules and regulations shall subject the car to removal from the Parking Area.

Tenant may validate visitor parking by such method or methods as Landlord may approve, at the validation rate from time to time generally applicable to visitor parking. Unless specified to the contrary above, the parking spaces provided hereunder shall be provided on an unreserved, “first-come, first served” basis. Tenant acknowledges that Landlord has arranged or may arrange for the Parking Area to be operated by an independent contractor, not affiliated with Landlord.

All motor vehicles (including all contents thereof) shall be parked in the Parking Area at the sole risk of Tenant and each other Tenant Party, it being expressly agreed and understood Landlord has no duty to insure any of said motor vehicles (including the contents thereof), and Landlord is not responsible for the protection and security of such vehicles. If, for any reason, Landlord is unable to provide all or any portion of the parking spaces to which Tenant is entitled hereunder, then Tenant’s obligation to pay for such parking spaces shall be abated for so long as Tenant does not have the use thereof; this abatement shall be in full settlement of all claims that Tenant might otherwise have against Landlord because of Landlord’s failure or inability to provide Tenant with such parking spaces. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, LANDLORD SHALL HAVE NO LIABILITY WHATSOEVER FOR ANY PROPERTY DAMAGE OR LOSS WHICH MIGHT OCCUR ON THE PARKING AREA OR AS A RESULT OF OR IN CONNECTION WITH THE PARKING OF MOTOR VEHICLES IN ANY OF THE PARKING SPACES.

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EXHIBIT H

RENEWAL OPTION

Tenant may renew this Lease for one additional period of five years, by delivering written notice of the exercise thereof to Landlord not earlier than 15 months nor later than 12 months before the expiration of the Term. The Basic Rent payable for each month during such extended Term shall be the prevailing rental rate (the “Prevailing Rental Rate”) at the commencement of such extended Term, for renewals of space in the Building of equivalent quality, size, utility and location, with the length of the extended Term and the credit standing of Tenant to be taken into account. Within 30 days after receipt of Tenant’s notice to renew, Landlord shall deliver to Tenant written notice of the Prevailing Rental Rate and shall advise Tenant of the required adjustment to Basic Rent, if any, and the other terms and conditions offered. Tenant shall, within five days after receipt of Landlord’s notice, notify Landlord in writing whether Tenant accepts or rejects Landlord’s determination of the Prevailing Rental Rate, If Tenant timely notifies Landlord that Tenant accepts Landlord’s determination of the Prevailing Rental Rate, then, on or before the commencement date of the extended Term, Landlord and Tenant shall execute an amendment to this Lease extending the Term on the same terms and conditions provided in this Lease, except as follows:

(a)Basic Rent shall be adjusted to the Prevailing Rental Rate;

(b)Tenant shall have no further renewal option unless expressly granted by Landlord in writing;

(c)Landlord shall lease to Tenant the Premises in their then-current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements; and

(d)Tenant shall pay for the parking spaces which it is entitled to use at the rates from time to time charged to patrons of the Parking Area and/or any other parking area associated with the Building during the extended Term (plus all applicable taxes).

If Tenant rejects Landlord’s determination of the Prevailing Rental Rate, or fails to timely notify Landlord in writing that Tenant accepts or rejects Landlord’s determination of the Prevailing Rental Rate, time being of the essence with respect thereto, Tenant’s rights under this Exhibit shall terminate and Tenant shall have no right to renew this Lease.

Tenant’s rights under this Exhibit shall terminate, at Landlord’s option, if (a) an Event of Default exists as of the date of Tenant’s exercise of its rights under this Exhibit or as of the renewal commencement date of the applicable extended Term, (b) this Lease or Tenant’s right to possession of any of the Premises is terminated, (c) Tenant assigns its interest in this Lease or sublets any portion of the Premises, (d) Tenant fails to lease from Landlord and to occupy at least 2,954 rentable square feet of space, (e) Landlord determines, in its sole but reasonable discretion, that Tenant’s financial condition or creditworthiness has materially deteriorated since the date of this Lease, or (f) Tenant fails to timely exercise its option under this Exhibit, time being of the essence with respect to Tenant’s exercise thereof. Before Landlord makes a determination under clause (e) to terminate this Exhibit, Landlord shall first provide Tenant with a period of 30 days to provide alternative credit support sufficient to address the credit concerns of Landlord. If such alternative credit support is provided and acceptable to Landlord, this Exhibit shall remain in full force and effect.

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EXHIBIT I

TEMPORARY SPACE

7th Floor
Key Plan

EAST TOWER

DATE 08-26-11

The Urban TOWERS

SUITE 749

RSF 2,082

MARKETING PLAN

CBRE CB RICHARD ELLIS

INTERPRISE

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AMENDMENT NO. 1

This Amendment No. 1 (this “Amendment”) is executed as of March 24, 2016, between AG-PCPI URBAN TOWERS OWNER, L.P., a Delaware limited partnership (“Landlord”), and MIMECAST NORTH AMERICA, INC., a Delaware corporation (“Tenant”), for the purpose of amending the Lease Agreement between Landlord’s predecessor-in-interest with respect to the Lease (defined below) and Tenant dated January 4, 2013 (as amended by Confirmation of Commencement Date letter dated April 25, 2013, the “Lease”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Lease.

RECITALS:

Pursuant to the terms of the Lease, Tenant is currently leasing Suite 1950N, consisting of 2,954 rentable square feet of space (the “Existing Premises”), in the Building located at 222 West Las Colinas Boulevard, Irving, Texas 75039, and commonly known as Urban Towers-North Tower. Tenant desires to lease the space depicted on Exhibit A hereto, containing approximately 1,388 rentable square feet and commonly known as Suite 1952N (the “Suite 1952N Premises”), and Landlord has agreed to lease such space to Tenant on the terms and conditions contained herein.

AGREEMENTS:

For valuable consideration, whose receipt and sufficiency are acknowledged, Landlord and Tenant agree as follows:

1.Suite 1952N Premises: Tenant’s Proportionate Share; Acceptance. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Suite 1952N Premises on the terms and conditions of the Lease, as modified hereby; accordingly, from and after the Suite I952N Effective Date (defined below), the term “Premises” shall refer collectively to the Existing Premises and the Suite 1952N Premises, and Tenant’s Proportionate Share shall be increased to 0.51%, which is the percentage obtained by dividing the number of rentable square feet in the Premises (4,342) by the number of rentable square feet in the Project (848,591). Tenant accepts the Suite 1952N Premises in their “AS-IS” condition and Landlord shall not be required to perform any demolition work, or tenant finish-work therein or to provide any allowances therefor, except as expressly set forth in Section 7 below. Landlord and Tenant stipulate that the number of rentable square feet in the Existing Premises, the Suite 1952N Premises and the Project are correct.

2.Term. The Term is hereby extended such that it expires 5:00 p.m. local time on the last day of the 62nd full calendar month following the Suite 1952N Effective Date, rather than October 31, 2018. The Term for the Suite 1952N Premises shall begin on the Suite 1952N Effective Date and shall expire coterminously with the expiration date with respect to the Existing Premises, unless sooner terminated as a result of a casualty, condemnation or default by Tenant as provided in the Lease. Tenant shall continue to have the option to renew the Term as set forth in Exhibit H of the Lease. As used herein, the “Suite 1952N Effective Date” means the earliest of (a) the date on which Tenant occupies any portion of the Suite 1952N Premises and begins conducting business therein, (b) the date on which the Work (as defined in Exhibit B hereto) in the Suite 1952N Premises is Substantially Completed (as defined in Exhibit B hereto), or (c) the date on which the Work in the Suite 1952N Premises would have been Substantially Completed but for the occurrence of any Tenant Delay Days (as defined in Exhibit B hereto). Within ten days following Landlord’s written request therefor, Tenant shall execute and deliver to Landlord a letter substantially in the form of Exhibit C hereto confirming (1) the Suite 1952N Effective Date, (2) that Tenant has accepted the Suite 1952N Premises, and (3) that Landlord has performed all of its obligations with respect to the Suite 1952N Premises (except for punch-list items specified in such letter); however, the failure of the parties to execute such letter shall not defer the Suite 1952N Effective Date or otherwise invalidate the Lease or this Amendment.

3.Basic Rent. As used below, the term “Lease Month” means each calendar month during the Term beginning on the Suite 1952N Effective Date (and if the Suite 1952N Effective Date does not occur on the first day of a calendar month, the period from the Suite 1952N Effective Date to the first day of the next calendar month shall be included in the first Lease Month for purposes of determining the duration of the Term and the monthly Basic Rent rate applicable for such partial month).

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3.1Suite 1952N Premises. The monthly installments of Basic Rent under the Lease for the Suite 1952N Premises shall be the following amounts for the following periods of time, beginning on the Suite 1952N Effective Date:

Lease Month	Annual Basic Rent Rate Per Rentable Square Foot	Monthly Installments of Basic Rent for the Suite 1952N Premises
1 - 14	$33.00	$3,817.00
15 - 26	$33.75	$3,903.75
27 - 38	$34.50	$3,990.50
39 - 50	$35.25	$4,077.25
51 - 62	$36.00	$4,164.00

3.2Existing Premises.

Lease Month	Annual Basic Rent Rate Per Rentable Square Foot	Monthly Installments of Basic Rent for the Existing Premises
1 - 6	$26.51	$6,525.88
7 - 18	$27.01	$6,648.96
19 - 30	$27.51	$6,772.05
31 - 42	$34.50	$8,492.75
43 - 54	$35.25	$8,677.38
55 - 62	$36.00	$8,862.00

3.3Abatement.

3.3.1Basic Rent for the Suite 1952N Premises only shall be abated for five calendar months beginning on the Suite 1952N Effective Date, e.g., if the Suite 1952N Effective Date is April 28, 2016, Basic Rent shall be abated until September 27, 2016. Commencing with the first day after the end of this abatement period, Tenant shall make Basic Rent payments for any remaining partial calendar month and on the first day of the first full calendar month thereafter shall make Basic Rent payments as otherwise provided in the Lease, as amended by this Amendment.

3.3.2Basic Rent for the Existing Premises only shall be abated during Lease Months 31 - 33 after the Suite 1952N Effective Date, e.g., if the Suite 1952N Effective Date is April 28, 2016, Basic Rent shall be abated from November 1, 2017 until January 31, 2018.

3.3.3Notwithstanding such abatement of Basic Rent (a) all other sums due under the Lease, as amended by this Amendment, including Additional Rent and parking rent shall be payable as provided in this Amendment, and (b) any increases in Basic Rent set forth in this Amendment shall occur on the dates scheduled therefor.

4.Additional Rent: Base Year. From and after the Suite 1952N Effective Date, Tenant shall pay Additional Rent with respect to the Suite 1952N Premises in the manner provided in the Lease. Beginning on the Suite 1952N Effective Date, the Base Year for the entire Premises shall be the calendar year 2016 and shall be subject to the same exclusions described in Sections 4.2.2 and 4.2.3 of the Lease.

5.DCURD Taxes. Tenant shall also pay to Landlord Tenant’s Proportionate Share of Excess DCURD Taxes, and DCURD Taxes shall not be included in the calculation of Taxes. As used herein, “Excess DCURD Taxes” means any increases in DCURD Taxes (defined below) for each year and partial year of the Term over the DCURD Taxes incurred during the Base Year. “DCURD Taxes” means all real estate taxes, assessments and charges levied or assessed against the Project by the Dallas County Utility and Reclamation District and any successor to its bond indebtedness (“DCURD”), Tenant shall pay Tenant’s Proportionate Share of Excess DCURD Taxes in the same manner as provided above for Tenant’s Proportionate Share of Excess Operating Costs. If Landlord receives a refund or abatement from DCURD for any portion of the DCURD Taxes allocable to the Base Year, the DCURD Taxes for

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the Base Year shall be reduced by the amount of such refund or abatement. DCURD Taxes shall include the costs of consultants retained in an effort to lower DCURD Taxes and all costs incurred in disputing any DCURD Taxes or in seeking to lower the tax valuation of the Project with respect to DCURD Taxes. From time to time during any calendar year, Landlord may estimate or re-estimate the Excess DCURD Taxes to be due by Tenant for that calendar year and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Excess DCURD Taxes payable by Tenant shall be appropriately adjusted in accordance with the estimations.

6.Security Deposit. Contemporaneously with the execution hereof, Tenant shall deliver to Landlord $963.83 to be held as part of the Security Deposit under the Lease, for a total Security Deposit of $13,026.00.

7.Tenant Finish-Work. Landlord shall construct tenant improvements in the Suite 1952N Premises in accordance with Exhibit B hereto.

8.Parking. Tenant shall continue to be provided ten parking access cards in accordance with Exhibit G to the Lease; the monthly rate for such existing ten parking access cards shall remain $50.00 each (plus all applicable taxes) through October 31, 2018. Beginning on November 1, 2018, the monthly rate for such ten parking access cards shall be $65.00 each (plus all applicable taxes). Beginning on the Suite 1952N Effective Date, Tenant shall be provided ten additional parking access cards permitting Tenant to use up to ten additional unreserved parking spaces in the Parking Area during the Term (as extended by this Amendment). The monthly rate for such ten additional parking access cards shall be $65.00 each (plus all applicable taxes). Monthly rent for all 20 parking access cards shall be abated for the first 12 calendar months following the Suite 1952N Effective Date. Tenant’s parking rights shall otherwise be governed by Exhibit G to the Lease.

9.Confidentiality. Landlord and Tenant acknowledge the confidentiality obligations of Section 25.22 of the Lease.

10.Notices. The addresses for notice set forth below shall supersede and replace any addresses for notice set forth in the Lease.

Landlord:	AG-PCPI Urban Towers Owner, L.P. c/o Parallel Capital Partners, Inc. 4105 Sorrento Valley Boulevard San Diego, CA 92121 Attention: Peter Lloyd Facsimile: 858.882.9511
with a copy to:	AG-PCPI Urban Towers Owner, L.P. c/o Cushman & Wakefield of Texas, Inc. 222 West Las Colinas Boulevard, Suite 165 Irving, TX 75039 Attention: Property Manager Facsimile: 972.501.9019
for payment of Rent:	If by check:
AG-PCPI Urban Towers Owner, L.P.
P.O. Box 51142
Los Angeles, CA 90051-5442

If by overnight courier service:
AG-PCPI Urban Towers Owner, L.P.
c/o Parallel Capital Partners, Inc.
4105 Sorrento Valley Boulevard
San Diego, CA92121

If by wire transfer or ACH to:
AG PCPI Urban Towers Owner, LP
4105 Sorrento Valley Boulevard
San Diego, CA 92121
(858) 678-8500
Union Bank of California
ABA 122000496
Account No.: 0033840281
Account Name: AG-PCPI Urban Towers Owner, L.P.

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Tenant:	Mimecast North America, Inc.
222 West Las Colinas Boulevard, Suite 1950N
Irving, Texas 75039
Attention: John Platt
Facsimile: __________________

with a copy to:	Mimecast North America, Inc.
480 Pleasant St.
Watertown, MA 02472
Attention: Corporate Controller
Email: legal@mimecast.com

11.Brokerage. Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with the negotiation or execution of this Amendment other than Cushman & Wakefield of Texas, Inc., whose commission shall be paid by Landlord pursuant to a separate written agreement. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’ fees, and other liability for commissions or other compensation claimed by any other broker or agent claiming the same by, through, or under the indemnifying party.

12.UBTI and REIT Qualification. Landlord and Tenant agree that all Rent payable by Tenant to Landlord shall qualify as “rents from real property” within the meaning of both Sections 512(b)(3) and 856(d) of the Internal Revenue Code of 1986, as amended (the “Code”) and the U.S. Department of Treasury Regulations promulgated thereunder (the “Regulations”). In the event that Landlord, in its sole and absolute discretion, determines that there is any risk that all or pail of any rent shall not qualify as “rents from real property” for the purposes of Sections 512(b)(3) or 856(d) of the Code and the Regulations promulgated thereunder. Tenant agrees (1) to cooperate with Landlord by entering into such amendment or amendments as Landlord deems necessary to qualify all rents as “rents from real property,” and (2) to permit an assignment of the Lease; provided, however, that any adjustments required pursuant to this Section shall be made so as to produce the equivalent Rent (in economic terms) payable prior to such adjustment,

13.No Construction Contract. Landlord and Tenant acknowledge and agree that this Amendment, including all exhibits a part hereof, is not a construction contract or an agreement collateral to or affecting a construction contract.

14.Prohibited Persons and Transactions. Tenant hereby reaffirms and remakes, as of the date hereof, the statements set forth in Section 25.27 of the Lease.

15.Ratification. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, (b) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant, and (c) except as expressly provided for in this Amendment,]all allowances provided to Tenant under the Lease, if any, and all construction to be performed by Landlord or its agents under the Lease, if any, have been paid and performed in full by Landlord, and Landlord has no further obligations with respect thereto.

16.Binding Effect; Governing Law. Except as modified hereby, the Lease shall remain in full effect and this Amendment shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall prevail. This Amendment shall be governed by the laws of the State in which the Premises are located.

17.Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one document. To facilitate execution of this Amendment, the parties hereto may execute and exchange, by telephone facsimile or electronic mail PDF, counterparts of the signature pages. Signature pages may be detached from the counterparts and attached to a single copy of this Amendment to physically form one document.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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Executed as of the date first written above.

LANDLORD	AG-PCPI URBAN TOWERS OWNER, L.P., a Delaware limited partnership
	By:	Parallel Capital Partners, Inc., a California corporation, its authorized agent

	By:	\s\ Jim Ingebritsen
	Name:	Jim Ingebritsen
	Title:	President

TENANT:	MIMECAST NORTH AMERICA, INC., a Delaware corporation

	By:	\s\ Joe Freitas
	Name:	Joe Freitas
	Title:	SR. VP. Human Resources

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EXHIBIT A

DEPICTION OF SUITE 1952N PREMISES

A-1

EXHIBIT B

TENANT FINISH-WORK: ALLOWANCE

(Landlord Performs the Work)

1.Acceptance of Suite 1952N Premises. Except as set forth in this Exhibit, Tenant accepts the Suite 1952N Premises in their “AS-IS” condition on the date this Amendment is entered into.

2.Space Plans.

2.1Preparation and Delivery. Within two business days after Tenant’s execution of this Amendment, Tenant shall meet with Interprise Design Associates or another design consultant selected by Landlord (the “Architect”) to discuss the nature and extent of all improvements that Tenant proposes to install in the Suite 1952N Premises and, at such meeting, provide the Architect with all necessary data and information needed by the Architect to prepare initial space plans therefor as required by this paragraph. On or before the tenth day following the date that Tenant meets with Architect, Landlord shall deliver to Tenant a space plan prepared by the Architect depicting improvements to be installed in the Suite 1952N Premises (the “Space Plans”).

2.2Approval Process. Tenant shall notify Landlord whether it approves of the submitted Space Plans within three business days after Landlord’s submission thereof. If Tenant disapproves of such Space Plans, then Tenant shall notify Landlord thereof specifying in reasonable detail the reasons for such disapproval, in which case Landlord shall, within three business days after such notice, revise such Space Plans in accordance with Tenant’s objections and submit to Tenant for its review and approval. Tenant shall notify Landlord in writing whether it approves of the resubmitted Space Plans within one business day after its receipt thereof. This process shall be repeated until the Space Plans have been finally approved by Tenant and Landlord. If Tenant fails to notify Landlord that it disapproves of the initial Space Plans within three business days (or, in the case of resubmitted Space Plans, within one business day) after the submission thereof, then Tenant shall be deemed to have approved the Space Plans in question.

3.Working Drawings.

3.1Preparation and Delivery. On or before the date which is 15 days following the date on which the Space Plans are approved (or deemed approved) by Tenant and Landlord, Landlord shall cause to be prepared final working drawings of all improvements to be installed in the Suite 1952N Premises and deliver the same to Tenant for its review and approval (which approval shall not be unreasonably withheld, delayed or conditioned). Such working drawings shall be prepared by Architect (whose fee shall be included in the Total Construction Costs [defined below).

3.2Approval Process. Tenant shall notify Landlord whether it approves of the submitted working drawings within three business days after Landlord’s submission thereof. If Tenant disapproves of such working drawings, then Tenant shall notify Landlord thereof specifying in reasonable detail the reasons for such disapproval, in which case Landlord shall, within five business days after such notice, revise such working drawings in accordance with Tenant’s objections and submit the revised working drawings to Tenant for its review and approval. Tenant shall notify Landlord in writing whether it approves of the resubmitted working drawings within one business day after its receipt thereof. This process shall be repeated until the working drawings have been finally approved by Landlord and Tenant. If Tenant fails to notify Landlord that it disapproves of the initial working drawings within three business days (or, in the case of resubmitted working drawings, within one business day) after the submission thereof, then Tenant shall be deemed to have approved the working drawings in question. Any delay caused by Tenant’s unreasonable withholding of its consent or delay in giving its written approval as to such working drawings shall constitute a Tenant Delay Day (defined below). If the working drawings are not fully approved (or deemed approved) by both Landlord and Tenant by the 15th business day after the delivery of the initial draft thereof to Tenant, then each day after such time period that such working drawings are not fully approved (or deemed approved) by both Landlord and Tenant shall constitute a Tenant Delay Day.

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3.3Landlord’s Approval; Performance of Work. If any of Tenant’s proposed construction work will affect the Building’s Structure or the Building’s Systems, then the working drawings pertaining thereto must be approved by the Building’s engineer of record. Landlord’s approval of such working drawings shall not be unreasonably withheld, provided that (a) they comply with all Laws, (b) the improvements depicted thereon do not (1) adversely affect (in the reasonable discretion of Landlord) the Building’s Structure or the Building’s Systems (including the Building’s restrooms or mechanical rooms), or (2) affect (in the sole discretion of Landlord) (A) the exterior appearance of the Building, (B) the appearance of the Building’s common areas or elevator lobby areas or (C) the provision of services to other occupants of the Building, (c) such working drawings are sufficiently detailed to allow construction of the improvements and associated work in a good and workmanlike manner, and (d) the improvements depicted thereon conform to the rules and regulations promulgated from time to time by Landlord for the construction of tenant improvements (a copy of which has been delivered to Tenant). As used herein, “Working Drawings” means the final working drawings approved by Landlord, as amended from time to time by any approved changes thereto, and “Work” means all improvements to be constructed in accordance with and as indicated on the Working Drawings, together with any work required by governmental authorities to be made to other areas of the Building as a result of the improvements indicated by the Working Drawings. Landlord’s approval of the Working Drawings shall not be a representation or warranty of Landlord that such drawings are adequate for any use or comply with any Law, but shall merely be the consent of Landlord thereto. Tenant shall, at Landlord’s request, sign the Working Drawings to evidence its review and approval thereof. After the Working Drawings have been approved, Landlord shall cause the Work to be performed in substantial accordance with the Working Drawings.

4.Bidding of Work. Prior to commencing the Work, Landlord shall competitively bid the Work to three contractors approved by Landlord. If the estimated Total Construction Costs are expected to exceed the Suite 1952N Construction Allowance, Tenant shall be allowed to review the submitted bids from such contractors to value engineer any of Tenant’s requested alterations. In such case, Tenant shall notify Landlord of any items in the Working Drawings that Tenant desires to change within two business days after Landlord’s submission thereof to Tenant. If Tenant fails to notify Landlord of its election within such two business day period, Tenant shall be deemed to have approved the bids. Within five business days following Landlord’s submission of the initial construction bids to Tenant under the foregoing provisions (if applicable). Tenant shall have completed all of the following items: (a) finalized with Landlord’s representative and the proposed contractor, the pricing of any requested revisions to the bids for the Work, and (b) approved in writing any overage in the Total Construction Costs in excess of the Suite 1952N Construction Allowance, failing which, each day after such five business day period shall constitute a Tenant Delay Day.

5.Change Orders. Tenant may initiate changes in the Work. Each such change must receive the prior written approval of Landlord, such approval shall be granted or withheld in accordance with the standards set forth in Section 3.1 above; additionally, if any such requested change might (A) delay the Effective Date or, (B) leave any portion of the Premises not fully finished and ready for occupancy, Landlord may withhold its consent in its sole and absolute discretion. Landlord shall, upon completion of the Work, cause to be prepared accurate architectural, mechanical, electrical and plumbing “as-built” plans of the Work as constructed in both blueprint and electronic CADD format, which plan shall be incorporated into this Exhibit B by this reference for all purposes. If Tenant requests any changes to the Work described in the Space Plans or the Working Drawings, then such increased costs and any additional design costs incurred in connection therewith as the result of any such change shall be added to the Total Construction Costs.

6.Definitions. As used herein, a “Tenant Delay Day” means each day of delay in the performance of the Work that occurs (a) because Tenant fails to timely furnish any information or deliver or approve any required documents such as the Space Plans or Working Drawings (whether preliminary, interim revisions or final), pricing estimates, construction bids, and the like, (b) because of any change by Tenant to the Space Plans or Working Drawings, (c) because Tenant fails to attend any meeting with Landlord, the Architect, any design professional, or any contractor, or their respective employees or representatives, as may be required or scheduled hereunder or otherwise necessary in connection with the preparation or completion of any construction documents, such as the Space Plans or Working Drawings, or in connection with the performance of the Work, (d) because of any specification by Tenant of materials or installations in addition to or other than Landlord’s standard finish-out materials or any materials that are not readily available, or (e) because a Tenant Party otherwise delays completion of the Work. As used herein “Substantial Completion.” “Substantially Completed.” and any derivations thereof mean the Work in the Suite 1952N Premises is substantially completed (as reasonably determined by Landlord) in substantial accordance with the Working Drawings. Substantial Completion shall have occurred even though minor details of construction, decoration, landscaping and mechanical adjustments remain to be completed by Landlord.

7.Walk-Through: Punchlist. When Landlord considers the Work in the Suite 1952N Premises to be Substantially Completed, Landlord will notify Tenant and, within three business days thereafter, Landlord’s representative and Tenant’s representative shall conduct a walk-through of the Suite 1952N Premises and identify any necessary touch-up work, repairs and minor completion items that are necessary for final completion of the Work. Neither Landlord’s representative nor Tenant’s representative shall unreasonably withhold his or her agreement on punchlist items. Landlord shall use reasonable efforts to cause the contractor performing the Work to complete all punchlist items within 30 days after agreement thereon; however, Landlord shall not be obligated to engage overtime labor in order to complete such items.

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8.Existing Premises Rent Obligations. Tenant’s obligation to pay Rent under the Lease with respect to the Existing Premises shall continue at all times during the performance of the Work. Tenant hereby acknowledges that the performance of the Work may occur during normal business hours while Tenant is in occupancy of the Existing Premises and that no interference to Tenant’s business operations in the Existing Premises shall entitle Tenant to any abatement of Rent.

9.Excess Costs. Tenant shall pay the entire amount by which the Total Construction Costs (hereinafter defined) exceed the Suite 1952N Construction Allowance (hereinafter defined) (such excess amount being referred to herein as the “Excess Amount”). Upon approval of the Working Drawings and selection of a contractor, Tenant shall promptly (a) execute a work order agreement prepared by Landlord which identifies such drawings and itemizes the Total Construction Costs and sets forth the Suite 1952N Construction Allowance, and (b) pay to Landlord 90% of Landlord’s estimate of the Excess Amount. Upon Substantial Completion of the Work and before Tenant occupies the Suite 1952N Premises to conduct business therein, Tenant shall pay to Landlord any remaining unpaid portion of the Excess Amount. In the event of default of payment of any portion of the Excess Amount, Landlord (in addition to all other remedies) shall have the same rights as for an Event of Default under the Lease. As used herein, “Total Construction Costs” means the entire cost of performing the Work, including design of and space planning for the Work and preparation of the Working Drawings and the final “as-built” plan of the Work, costs of construction labor and materials, electrical usage during construction, additional janitorial services, standard building directory and suite tenant signage, related taxes and insurance costs, licenses, permits, certifications, surveys and other approvals required by Law, and the construction supervision fee referenced in Section 11 of this Exhibit.

10.Construction Allowance. Landlord shall provide to Tenant a construction allowance not to exceed $59,489.00 (the “Suite 1952N Construction Allowance”) to be applied toward the Total Construction Costs, as adjusted for any changes to the Work. The Suite 1952N Construction Allowance shall not be disbursed to Tenant in cash, but shall be applied by Landlord to the payment of the Total Construction Costs, if, as, and when the cost of the Work is actually incurred and paid by Landlord. The Suite 1952N Construction Allowance must be used (that is, the Work must be fully complete and the Suite 1952N Construction Allowance disbursed) within six months following the Suite 1952N Effective Date or shall be deemed forfeited with no further obligation by Landlord with respect thereto, time being of the essence with respect thereto.

11.Construction Management. Landlord or its affiliate or agent shall supervise the Work, make disbursements required to be made to the contractor, and act as a liaison between the contractor and Tenant and coordinate the relationship between the Work, the Building, and the Building’s Systems. In consideration for Landlord’s construction supervision services, Tenant shall pay to Landlord a construction supervision fee equal to five percent of the Total Construction Costs (exclusive of the construction supervision fee).

12.Construction Representatives. Landlord’s and Tenant’s representatives for coordination of construction and approval of change orders will be as follows, provided that either party may change its representative upon written notice to the other:

Landlord’s Representative:	Jack Nye
c/o Cushman & Wakefield of Texas, Inc.
222 West Las Colinas Blvd., Suite 165
Irving, TX 75039
Telephone: 972.501.9009
Facsimile: 972.501,9019

Tenant’s Representative:	John Platt
c/o Mimecast North America, Inc.
222 West Las Colinas Boulevard, Suite 1950N
Irving, Texas 75039
Telephone: 972.871.7944
Email: jplatt@mimecast.com

13.Miscellaneous. To the extent not inconsistent with this Exhibit, Sections 8.1 and 21 of the Lease shall govern the performance of the Work and Landlord’s and Tenant’s respective rights and obligations regarding the improvements installed pursuant thereto.

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EXHIBIT C

CONFIRMATION OF SUITE 1952N EFFECTIVE DATE

June 3, 2016

Mimecast North America, Inc.

480 Pleasant St.

Watertown, MA 02472

Attention: John Platt

Re:

Amendment No. 1 (the “Amendment”) dated March 24, 2016, between AG-PCPI URBAN TOWERS OWNER, L.P., a Delaware limited partnership (“Landlord”), and MIMECAST NORTH AMERICA, INC., a Delaware corporation (“Tenant”), for the lease of approximately 1,388 square feet of additional space (the “Suite 1952N Premises”) pursuant to the Lease (as defined in and amended by the Amendment). Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Amendment unless otherwise indicated.

Ladies and Gentlemen:

Landlord and Tenant agree as follows:

1.Condition of Suite 1952N Premises. Tenant has accepted possession of the Suite 1952N Premises pursuant to the Amendment. Any improvements required by the terms of the Amendment to be made by Landlord have been completed to the full and complete satisfaction of Tenant in all respects except for the punchlist items described on Exhibit A hereto (the “Punchlist Items”), and except for such Punchlist Items, Landlord has fulfilled all of its duties under the Amendment with respect to such tenant improvements. Furthermore, Tenant acknowledges that the Suite 1952N Premises are suitable for the Permitted Use (as defined in the Lease).

2.Suite 1952N Effective Date. The Suite 1952N Effective Date is May 20, 2016.

3.Expiration Date. The Term is scheduled to expire July 31, 2021, which is the last day of the 62nd full calendar month following the Effective Date.

4.Ratification. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, and (b) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

5.Binding Effect; Governing Law. Except as modified hereby, the Lease shall remain in full effect and this letter shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this letter and the terms of the Lease, the terms of this letter shall prevail. This letter shall be governed by the laws of the State in which the Suite 1952N Premises are located.

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Please indicate your agreement to the above matters by signing this letter in the space indicated below and returning an executed original to us.

Sincerely,
AG-PCPI URBAN TOWERS OWNER, L.P., a
Delaware limited partnership
By:	Parallel Capital Partners, Inc., a California corporation, its authorized agent

By:
Name:	Michael Burer
Title:	CFO

Agreed and accepted:
MIMECAST NORTH AMERICA, INC., a Delaware corporation

By:
Name:	JOHN PLATT
Title:	FACILITIES MGR

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AMENDMENT NO. 2

This Amendment No. 2 (this “Amendment”) is executed as of April 18, 2017, between PCPI UT OWNER, LP, a Delaware limited partnership (“Landlord”), and MIMECAST NORTH AMERICA, INC., a Delaware corporation (“Tenant”), for the purpose of amending the Lease Agreement between Landlord’s predecessor-in-interest with respect to the Lease (defined below) and Tenant dated January 4, 2013 (the “Original Lease”). The .Original Lease, as amended by Confirmation of Commencement Date letter dated April 25, 2013, Amendment No. 1 dated March 24, 2016 (“Amendment No. 1”) and Confirmation of Suite 1925N Effective Date dated June 3, 2016, is referred to herein as the “Lease”. Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Original Lease.

RECITALS:

Pursuant to the terms of the Lease, Tenant is currently leasing Suites 1950N and 1925N, consisting, in the aggregate, of 4,342 rentable square feet of space (the “Current Premises”), in the Building located at 222 West Las Colinas Boulevard, Irving, Texas 75039, and commonly known as Urban Towers-North Tower. Tenant has requested it be permitted to relocate to Suites 1600N and 1625N depicted on Exhibit A hereto, which contain, in the aggregate, 16,652 rentable square feet (the “Relocation Premises”) and to extend the Term. Landlord has agreed to such relocation and such extension on the terms and conditions contained herein.

AGREEMENTS:

For valuable consideration, whose receipt and sufficiency are acknowledged, Landlord and Tenant agree as follows:

1.Relocation. Effective as of the Effective Date (defined below), Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Relocation Premises on the terms and conditions of the Lease as herein modified. Accordingly, on the Effective Date, (a) subject to Section 10 hereof, the Lease shall terminate as to the Current Premises, (b) the Relocation Premises shall be the “Premises”, and (c) the monthly Basic Rent shall be as set forth below. Tenant accepts the Relocation Premises in an “AS-IS” condition, and Landlord shall not be required to perform any demolition or tenant-finish work therein or provide any allowances therefor, except as expressly set forth in Section 6 below. As used herein, the “Effective Date” means the earliest of (1) the date on which Tenant occupies any portion of the Relocation Premises and begins conducting business therein, (2) the date on which the Work (as defined in Exhibit B hereto) in the Relocation Premises is Substantially Completed (as defined in Exhibit B hereto), or (3) the date on which the Work in the Relocation Premises would have been Substantially Completed but for the occurrence of any Tenant Delay Days (as defined in Exhibit B hereto). Landlord and Tenant presently anticipate that possession of the Relocation Premises will be tendered to Tenant in the condition required by this Amendment on or about the 120th day following full execution of this Amendment by Landlord and Tenant the “Estimated Delivery Date”). If Landlord is unable to tender possession of the Relocation Premises in such condition to Tenant by the Estimated Delivery Date, then (A) the validity of this Amendment or the Lease shall not be affected or impaired thereby, (B) Landlord shall not be in default hereunder or be liable for damages therefor, and (C) Tenant shall accept possession of the Relocation Premises when Landlord tenders possession thereof to Tenant. Notwithstanding the foregoing, if the Work in the Relocation Premises is not Substantially Completed by the Abatement Date, daily Basic Rent for the Current Premises shall be abated for each day thereafter and ending on the day Landlord tenders possession of the Relocation Premises (with the Work to be performed by Landlord therein Substantially Completed). The abatement rights afforded to Tenant under this Section 1 shall be Tenant’s sole remedy for Landlord’s failure to timely Substantially Complete the Work in the Relocation Premises. As used herein, “Abatement Date” means the Estimated Delivery Date, plus the number of Tenant Delay Days and the number of Force Majeure Delay Days. As used herein, “Force Majeure Delay Days” means any delay in achieving Substantial Completion with respect to the Work for the reasons specified in Section 25.3 of the Original Lease. Within ten business days following Landlord’s written request therefor, Tenant shall execute and deliver to Landlord a letter substantially in the form of Exhibit C hereto confirming (i) the Effective Date, (ii) that Tenant has accepted the Relocation Premises, and (iii) that Landlord has performed all of its obligations with respect to the Relocation Premises (except for punch-list items specified in such letter); however, the failure of the parties to execute such letter shall not defer the Effective Date or otherwise invalidate the Lease or this Amendment.

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2.Extension of Term. The Term is hereby extended such that it expires at 5:00 p.m. local time, on the last day of the 102nd full calendar month following the Effective Date, rather than July 31, 2021, on the terms and conditions of the Lease, as modified hereby. Tenant shall have no further rights to extend or renew the Term, except as set forth in Exhibit H to the Original Lease, which shall continue in full force and effect. The reference to “2,954 rentable square feet” in the last paragraph of such Exhibit H is hereby amended to be “16,652 rentable square feet”.

3.Remeasurement of the Project and Relocation Premises; Proportionate Share. The Project has been remeasured and Landlord and Tenant agree that, from and after the Effective Date, the Project is deemed to contain 848,591 rentable square feet of space and the Relocation Premises is deemed to contain 16,652 rentable square feet of space. Further, beginning on the Effective Date, Tenant’s Proportionate Share shall be 1.96%, which is the percentage obtained by dividing the number of rentable square feet in the Relocation Premises (16,652) by the number of rentable square feet in the Project (848,591). Landlord and Tenant stipulate that the number of rentable square feet contained in the Project and the Relocation Premises, as set forth above, is conclusive and shall be binding upon them.

4.Basic Rent. From and after the Effective Date, the monthly Basic Rent shall be the following amounts for the following periods of time:

Lease Month	Annual Basic Rent Rate Per Rentable Square Foot	Monthly Installments of Basic Rent
1-18	$32.75	$45,446.08
19-30	$33.50	$46,486.83
31 -42	$34.25	$47,527.58
43-54	$35.00	$48,568.33
55-66	$35.75	$49,609.08
67-78	$36.50	$50,649.83
79-90	$37.25	$51,690.58
91 - 102	$38.00	$52,731.33

As used herein, the term “Lease Month” means each calendar month during the Term from and after the Effective Date (and if the Effective Date does not occur on the first day of a calendar month, the period from the Effective Date to the first day of the next calendar month shall be included in the first Lease Month for purposes of determining the duration of the Term and the monthly Basic Rent rate applicable for such partial month).

Basic Rent shall be abated for the first 180 days following the Effective Date. Beginning on the first day following the expiration of the abatement period, Tenant shall make Basic Rent payments as otherwise provided in the Lease, as amended by this Amendment. Notwithstanding such abatement of Basic Rent (a) all other sums due under the Lease, as amended by this Amendment, including Additional Rent and parking rent, shall be payable as provided in the Lease, as amended by this Amendment, and (b) any increases in Basic Rent set forth in the Lease, as amended by this Amendment, shall occur on the dates scheduled therefor.

5.Additional Rent; Base Year. From and after the Effective Date, Tenant shall pay Additional Rent with respect to the Relocation Premises in the manner provided in the Lease. Beginning on the Effective Date, the Base Year for the entire Premises shall be the calendar year 2017 and shall be subject to the same exclusions described in Sections 4.2.2 and 4.2.3 of the Original Lease and the cap described in Section 4.3 of the Original Lease (reset with the new Base Year). The definition of “Additional Rent” is hereby amended to include Excess DCURD Taxes.

6.Tenant Finish-Work; Corridor Upgrades; Early Entry. Within 90 days following the Effective Date, Landlord shall construct tenant improvements in the Relocation Premises in accordance with Exhibit B hereto. Additionally, Landlord shall, at Landlord’s sole cost, install new carpet, wall paint and LED lighting in the multi-tenant corridor on floor 16-North of the Building. Tenant may enter the Relocation Premises up to 30 days before the Work in the Relocation Premises is Substantially Completed with Landlord’s prior consent (which shall not be unreasonably withheld, conditioned or delayed)) to install furniture and data cabling therein, provided that (a) Landlord is given prior written notice of any such entry and (b) such entry shall be coordinated with Landlord and shall not interfere with the Work. Any such entry shall be on the terms of the Lease, but no Basic Rent or Additional Rent for the Relocation Premises shall accrue during the period that Tenant so enters the Premises prior to Substantial Completion of the Work. Tenant shall conduct its activities therein so as not to interfere with the Work, and

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shall do so at its risk and expense. If, in Landlord’s reasonable judgment, Tenant’s activities therein interfere with the Work, Landlord may terminate Tenant’s right to enter the Premises before Substantial Completion of the Premises.

7.Parking. From and after the Effective Date, Tenant shall have the parking rights set forth below. Except as amended by this Section 7, Tenant’s parking rights shall be governed by Exhibit G to the Original Lease. As of the Effective Date, Section 8 of Amendment No. 1 shall be deleted in its entirety.

7.1Unreserved Spaces. Tenant shall be provided a total of 84 parking access cards for unreserved parking spaces in the Parking Area. Regardless of whether Tenant elects to use such parking access cards, Tenant shall pay to Landlord, contemporaneously with the payment of Basic Rent, parking rent (plus all applicable taxes) during the Term equal to the rate then established by Landlord for unreserved parking access cards. As of the date of this Amendment, the rate for unreserved parking access cards in the Parking Area is $65.00 per space per month. Notwithstanding the foregoing, Tenant’s obligation to pay parking rent for such unreserved parking spaces shall be abated for the first 18 months following the Effective Date. Commencing with the 19th month following the Effective Date, Tenant shall pay parking rent for such parking spaces.

7.2Additional Unreserved Spaces. Subject to availability, Tenant may, by delivering to Landlord no less than 30 days’ prior written notice, use up to an additional 20 unreserved parking access cards by paying to Landlord the monthly parking rent (plus all applicable taxes) for such additional parking access cards at the rate then established by Landlord; provided, that Landlord shall provide any requested additional access cards as soon as such additional spaces become available and no portion of Tenant’s parking rent with respect to such additional parking access cards shall be abated. Tenant’s election to use such additional spaces shall remain effective until the end of the Term; however, Landlord may recapture any or all of such additional spaces at any time by providing Tenant 30 days’ prior written notice thereof.

7.3Convert to Reserved Spaces. Subject to availability, Tenant may, by delivering to Landlord no less than 30 days’ prior written notice, convert up to five unreserved parking access cards to reserved parking access cards by paying to Landlord the monthly parking rent (plus all applicable taxes) for such reserved parking access cards equal to the rate then established by Landlord for reserved access cards; provided, that Landlord shall provide any requested reserved access cards as soon as such reserved spaces become available and no portion of Tenant’s parking rent with respect to such reserved parking access cards shall be abated. Tenant’s election to convert such unreserved parking access cards to reserved parking access cards shall remain effective until the end of the Term. As of the date of this Amendment, the rate for reserved parking spaces in the Parking Area is $150.00 per space per month.

8.Rights to Additional Space. Tenant may lease additional space in the Building in accordance with Exhibit D and Exhibit E hereto. If, prior to May 31, 2018 and subject to existing rights and encumbrances of other parties, Tenant notifies Landlord in writing of its desire to lease Suite 1605-North containing approximately 5,864 rentable square feet of space and if and only if the parties can agree on terms for Tenant’s lease of such expansion space, following Tenant’s execution of an amendment to the Lease memorializing such agreed upon terms, Landlord will use commercially reasonable efforts to promptly relocate the then-current tenant thereof elsewhere in the Building. Tenant shall have no other options to lease additional space in the Building; accordingly any provision of the Lease, other than this Section 8 and Exhibit D and Exhibit E hereto, granting Tenant any option to lease additional space in the Building or any rights of first offer, rights of first opportunity or rights of first refusal with respect to space in the Building are hereby deleted in their entirety.

9.Temporary Space.

9.1Lease Grant; Term; Acceptance; Insurance.   Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, on all of the terms and conditions of the Lease, as amended by this Amendment (except as otherwise set forth in this Section 9), a portion of Suite 1400N in the Building containing approximately 3,154 rentable square feet (the “Temporary Space”). The lease term for the Temporary Space shall commence on the full execution of this Amendment, and expire ten business days following the Effective Date (the “Temporary Space Term”).    Tenant accepts the Temporary Space in its “AS-IS” condition on the date this Amendment is entered into, and Landlord shall have no obligation to perform any demolition or tenant-finish work therein.

9.2Terms Applied to Temporary Space.   All terms and provisions of the Lease shall be applicable to the Temporary Space, including Section 11 of the Original Lease (Insurance; Waivers; Subrogation; Indemnity), except that Tenant shall not be entitled to any allowances, rent credits or abatements, expansion rights or renewal rights with respect to the Temporary Space.

9.3Rent for the Temporary Space.   During the Temporary Space Term, Tenant shall not pay monthly Basic Rent or Additional Rent for the Temporary Space, other than Tenant’s proportionate share (based on the rentable square feet in the Temporary Space) of Electrical Costs during the Temporary Space Term, which Tenant shall pay within 30 days after Landlord has invoiced Tenant therefor.

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9.4Landlord’s Right to Relocate.    Landlord may relocate Tenant within the Project to space which is comparable in size, utility and condition to the Temporary Space, at Tenant’s cost and expense, effective as of the date (the “Move-Out Date”) 30 days after Landlord provides to Tenant written notice thereof. If Landlord relocates Tenant as permitted by this Section 9.4, then Tenant shall vacate and surrender the Temporary Space in the condition required under the Lease and remove all of Tenant’s property from the Temporary Space by the Move-Out Date.   If Tenant fails to so vacate the Temporary Space, the Tenant shall be a holdover tenant with respect thereto pursuant to Section 22 of the Original Lease (and shall pay to Landlord, in addition to all other Rent, Basic Rent with respect to the Temporary Space in an amount equal to 200% of the monthly Rent payable by Tenant during the first full calendar month of the Term disregarding, for the purposes of such calculation, any abatement of Rent granted in this Amendment).

9.5Surrender of Temporary Space.   Upon the expiration of the Temporary Space Term, Tenant shall vacate and surrender the Temporary Space in the condition required under the Lease and relocate to the Relocation Premises, failing which Tenant shall be a holdover tenant with respect to the Temporary Space pursuant to Section 22 of the Original Lease (and shall pay to Landlord, in addition to all other Rent, Basic Rent with respect to the Temporary Space in an amount equal to 200% of the monthly Rent payable by Tenant with respect to the Relocation Premises during the first full calendar month following the Effective Date disregarding, for the purposes of such calculation, any abatement of Rent granted in this Amendment) and Tenant shall pay to Landlord Rent with respect to the Relocation Premises in accordance with this Amendment.

9.6Right to Market Temporary Space.   Landlord shall have the right, upon reasonable prior notice (which notice may be verbal or by electronic mail) to Tenant, to enter the Temporary Space at all reasonable hours to show the Temporary Space to prospective tenants.

10.Surrender of Current Premises. Tenant shall, at its expense, vacate and deliver to Landlord the Current Premises in a “broom-clean” condition and otherwise in the condition required under Section 2) of the Original Lease, within ten business days after the Effective Date. If Tenant fails to so vacate the Current Premises, then (a) Tenant shall be a holdover tenant with respect thereto pursuant to Section 22 of the Original Lease (and shall pay to Landlord the holdover Rent with respect to the Current Premises as set forth in such Section 22 of the Original Lease) and (b) Tenant shall pay to Landlord Rent with respect to the Relocation Premises in accordance with this Amendment.

11.Letter of Credit; Security Deposit.

11.1General Provisions. Within five days following the execution of this Amendment by Landlord and Tenant, Tenant shall deliver to Landlord, as collateral for the full performance by Tenant of all of its obligations under the Lease, as amended by this Amendment and for all losses and damages Landlord may suffer as a result of any default by Tenant under the Lease, a standby, unconditional, irrevocable, transferable letter of credit (“Tenant’s Letter of Credit”) in the form of Exhibit F hereto (or another form approved by Tenant) and containing the terms required herein, in the face amount of $75,000 (“Tenant’s Letter of Credit Amount”), naming Landlord as beneficiary, permitting multiple and partial draws thereon, and otherwise in form acceptable to Landlord in its sole discretion. Tenant’s Letter of Credit shall be issued by a commercial bank acceptable to Landlord and (a) that is chartered under the laws of the United States, any State thereof or the District of Columbia, and which is insured by the Federal Deposit Insurance Corporation; (b) whose long-term, unsecured and unsubordinated debt obligations are rated in the highest category by at least two of Fitch Ratings Ltd. (“Fitch”), Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services (“S&P”) or their respective successors (the “Rating Agencies”) (which shall mean AAA from Fitch, Aaa, from Moody’s and AAA from Standard & Poor’s); and (c) which has a short-term deposit rating in the highest category from at least two Rating Agencies (which shall mean Fl from Fitch, P-l from Moody’s and A-l from S&P) (collectively, “Tenant’s LC Issuer Requirements”). If at any time, Tenant’s LC Issuer Requirements are not met, or if the financial condition of such issuer changes in any other materially adverse way, as determined by Landlord in its reasonable discretion, Tenant shall, within five business days of written notice from Landlord, deliver to Landlord a replacement Tenant’s Letter of Credit which otherwise meets, the requirements of this Amendment and that meets Tenant’s LC Issuer Requirements (and Tenant’s failure to do so shall, notwithstanding anything in the Lease, as amended by this Amendment, to the contrary, constitute an Event of Default for which there shall be no notice or grace or cure periods being applicable thereto other than the aforesaid five-business-day period). Among other things, Landlord shall have the right under such circumstances to immediately, and without further notice to Tenant, present a draw under Tenant’s Letter of Credit for payment and to hold the proceeds thereof. Tenant shall cause Tenant’s Letter of Credit to be continuously maintained in effect (whether through replacement, renewal or extension) in Tenant’s Letter of Credit Amount through the date (“Tenant’s Final LC Expiration Date”) that is 60 days after the scheduled expiration date of the Term or any renewal Term. If Tenant’s Letter of Credit held by Landlord expires earlier than the Tenant’s Final LC Expiration Date (whether by reason of a stated expiration date or a notice of termination or non-renewal given by the issuing bank), Tenant shall deliver a new Tenant’s Letter of Credit or certificate of renewal or extension to Landlord not later than 30 days prior to the expiration date of Tenant’s Letter of Credit then held by Landlord. Any renewal or replacement Tenant’s Letter of Credit shall comply with all of the provisions of this Section 11, shall be irrevocable, transferable and shall remain in effect (or be automatically renewable) through the Tenant’s Final LC Expiration Date upon the same terms as the expiring Tenant’s Letter of Credit or such other terms as may be acceptable to Landlord in its sole discretion.

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11.2Drawings under Tenant’s Letter of Credit. Landlord shall have the right to draw upon Tenant’s Letter of Credit, in whole or in part, at any time and from time to time:

11.2.1If an Event of Default occurs; or

11.2.2If Tenant’s Letter of Credit held by Landlord expires earlier than the Tenant’s Final LC Expiration Date (whether by reason of a stated expiration date or a notice of termination or non- renewal given by the issuing bank), and Tenant fails to deliver to Landlord, at least 30 days prior to the expiration date of Tenant’s Letter of Credit then held by Landlord, a renewal or substitute Tenant’s Letter of Credit that is in effect and that complies with the provisions of this Section 11.

No condition or term of the Lease, as amended by this Amendment, shall be deemed to render Tenant’s Letter of Credit conditional so as to justify the issuer of Tenant’s Letter of Credit in failing to honor a drawing upon such Tenant’s Letter of Credit in a timely manner. Tenant hereby acknowledges and agrees that Landlord is entering into this Amendment in material reliance upon the ability of Landlord to draw upon Tenant’s Letter of Credit upon the occurrence of any Event of Default by Tenant under the Lease or upon the occurrence of any of the other events described above in this Section 11.

11.3Use of Proceeds by Landlord. The proceeds of Tenant’s Letter of Credit may be applied by Landlord against any Rent payable by Tenant under the Lease, as amended by this Amendment that is not paid when due and/or to pay for all losses and damages Landlord has suffered or Landlord reasonably estimates it will suffer as a result of any default by Tenant under the Lease. Landlord shall deposit any unused proceeds in a separate account in the name of Landlord or its designee at a financial institution selected by Landlord in its sole discretion (“Tenant’s LC Proceeds Account”), and need not be segregated from Landlord’s other assets. Landlord may apply funds from Tenant’s LC Proceeds Account against any Rent payable by Tenant under the Lease, as amended by this Amendment not paid when due and/or to pay for all losses and damages Landlord has suffered or Landlord reasonably estimates it will suffer as a result of any default by Tenant under the Lease. Tenant hereby grants Landlord a security interest in Tenant’s LC Proceeds Account and all funds held in such account and agrees that, in addition to all other rights and remedies available to Landlord under applicable Law, Landlord shall have all rights of a secured party under the Uniform Commercial Code in the state in which the Premises are located with respect to Tenant’s LC Proceeds Account. Tenant’s LC Proceeds Account shall be under the sole control of Landlord. Tenant shall not have any right to direct the disposition of funds from Tenant’s LC Proceeds Account or any other right or interest in the Tenant’s LC Proceeds Account, and any interest accruing upon the funds in Tenant’s LC Proceeds Account shall belong to Landlord. Tenant shall, at any time and from time to time, execute, acknowledge and deliver such documents and take such actions as Landlord or the bank with which the Tenant’s LC Proceeds Account is maintained may reasonably request concerning the creation or perfection of the security interest granted to Landlord in (including Landlord’s control of) Tenant’s LC Proceeds Account or to effect the provisions of this Section 11. Photographic or other facsimile reproductions of this executed Lease may be made and delivered by Landlord, and may be relied upon by any person to the same extent as though the copy were an original. Anyone who acts in reliance upon any representation or certificate of Landlord, or upon a reproduction of this Amendment, shall not be liable for permitting Landlord to perform any act pursuant to this power of attorney. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of Tenant’s Letter of Credit, either prior to or following a draw by Landlord of any portion of Tenant’s Letter of Credit, provided that such draw is consistent with the terms of the Lease, as amended by this Amendment, and Tenant’s Letter of Credit. Any unused proceeds shall constitute the property of Landlord, except as provided below. Provided Tenant has performed all of its obligations under the Lease, as amended by this Amendment, Landlord agrees to pay to Tenant within 30 days after the Tenant’s Final LC Expiration Date the amount of any proceeds of the Tenant’s Letter of Credit received by Landlord and not applied against any Rent payable by Tenant under the Lease, as amended by this Amendment that was not paid when due or used to pay for any losses and/or damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any default by Tenant under the Lease; provided, that if prior to the Tenant’s Final LC Expiration Date a voluntary petition is filed by Tenant or any Guarantor, or an involuntary petition is filed against Tenant or any Guarantor by any of Tenant’s or Guarantor’s creditors, under the Federal Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused Tenant’s Letter of Credit proceeds until either all preference issues relating to payments under the Lease, as amended by this Amendment have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed, in each case pursuant to a final court order not subject to appeal or any stay pending appeal.

11.4Additional Covenants of Tenant.   If, as result of any application or use by Landlord of all or any part of the Tenant’s Letter of Credit, the amount of the Tenant’s Letter of Credit shall be less than the Tenant’s Letter of Credit Amount, Tenant shall, within five days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency (or a replacement letter of credit in the total Tenant’s Letter of Credit Amount), and any such additional (or replacement) letter of credit shall comply with all of the provisions of this Section 11, and if Tenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in the Lease, the same shall constitute an uncurable Event of Default by Tenant.   Tenant further covenants and warrants that it will neither assign nor encumber the Tenant’s Letter of Credit or any part thereof or any interest in the Tenant’s LC Proceeds Account and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. If Tenant leases additional space at the Project after the date of this Amendment, Tenant shall deliver a

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replacement Tenant’s Letter of Credit with the Tenant’s Letter of Credit Amount equal to the then-current Tenant’s Letter of Credit Amount plus $5.00 per rentable square foot of space in the additional space leased.

11.5Transfer of Tenant’s Letter of Credit. Landlord may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer all or any portion of its interest in and to the Tenant’s Letter of Credit to another party, person or entity, including Landlord’s Mortgagee and/or to have the Tenant’s Letter of Credit reissued in the name of Landlord’s Mortgagee. If Landlord transfers its interest in the Building and transfers the Tenant’s Letter of Credit (or any proceeds thereof then held by Landlord) in whole or in part to the transferee, Landlord shall, without any further agreement between the parties hereto, thereupon be released by Tenant from all liability therefor. The provisions hereof shall apply to every transfer or assignment of all or any part of the Tenant’s Letter of Credit to a new landlord. In connection with any such transfer of the Tenant’s Letter of Credit by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the issuer of the Tenant’s Letter of Credit such applications, documents and instruments as may be necessary to effectuate such transfer. Tenant shall be responsible for paying the issuer’s transfer and processing fees in connection with any transfer of the Tenant’s Letter of Credit and, if Landlord advances any such fees (without having any obligation to do so), Tenant shall reimburse Landlord for any such transfer or processing fees within ten days after Landlord’s written request therefor.

11.6Return of Security Deposit.   Within 30 days following Tenant’s delivery of Tenant’s Letter of Credit and Tenant’s executed counterpart of this Amendment, Landlord will apply Tenant’s current Security Deposit of $13,026.00 toward Tenant’s Basic Rent and Additional Rent obligations first accruing after such date.

11.7Termination.   Upon Tenant’s delivery of Tenant’s Letter of Credit as provided under this Section 11, Section 6 of Amendment No. I and the reference to Security Deposit in the Original Lease shall be deleted and have no further force and effect.

12.Confidentiality.   Landlord and Tenant acknowledge the confidentiality obligations of Section 25.22 of the Lease, provided, however, Tenant and/or its affiliates shall be permitted at any time to disclose the terms of the Lease publicly to the extent required in connection with any filing made with the United States Securities and Exchange Commission, which disclosure may also require filing a copy of the Lease.

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13.Notices.    Landlord’s addresses for notice set forth below shall supersede and replace any addresses for notice set forth in the Lease.

Landlord:	PCPI UT Owner, LP
c/o Parallel Capital Partners, Inc.
4105 Sorrento Valley Boulevard
San Diego, CA 92121
Attention: Matthew J. Root and/or James R. Ingebritsen
Facsimile: 858.882.9511

with a copy to:	PCPI UT Owner, LP
c/o Cushman & Wakefield of Texas, Inc. 222 West Las Colinas Boulevard, Suite 109 Irving, TX 75039 Attention: Property Manager Facsimile: 972.501.9019

for payment of rent:	If by first class mail:
PCPI UT Owner, LP PO Box 95467 Grapevine, TX 76099-9752

If by overnight courier service: PCPI UT Owner, LP Attn: Lockbox 95467 3330 W Royal Lane Irving, TX 75063-6013

If by wire transfer or ACH:

Pacific Western Bank

1800 Century Park East, Suite 110

Los Angeles, CA 90067

ABA Number:   122238200

Swift Code:      FNSDUS6D

Account Number: 1001510765

Account Name:   PCPI UT Owner, LP

14.Brokerage. Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with the negotiation or execution of this Amendment, other than Cushman & Wakefield of Texas, Inc., whose commissions shall be paid by Landlord pursuant to separate written agreements.   Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’ fees, and other liability for commissions or other compensation claimed by any other broker or agent claiming the same by, through, or under the indemnifying party.

15.No Construction Contract.   Landlord and Tenant acknowledge and agree that the Lease, as it may be amended, including all exhibits a part thereof, is not a construction contract or an agreement collateral to or affecting a construction contract.

16.Prohibited Persons and Transactions.   Tenant hereby reaffirms and remakes, as of the date hereof, the statements set forth in Section 25.27 of the Lease.

17.Ratification. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto.   Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, (b) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant, and (c) except as expressly provided for in this Amendment, all allowances provided to Tenant under the Lease, if any, and all construction to be performed by Landlord or its agents under the Lease, if any, have been paid and performed in full by Landlord, and Landlord has no further obligations with respect thereto.

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18.Binding Effect; Governing Law. Except as modified hereby, the Lease shall remain in full effect and this Amendment shall be binding upon Landlord and Tenant and their respective successors and assigns.  If any inconsistency exists or arises between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall prevail.  This Amendment shall be governed by the laws of the State in which the Premises are located.

19.Counterparts.  This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one document.  To facilitate execution of this Amendment, the parties hereto may execute and exchange, by telephone facsimile or electronic mail PDF, counterparts of the signature pages. Signature pages may be detached from the counterparts and attached to a single copy of this Amendment to physically form one document.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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Executed as of the date first written above,

LANDLORD	PCPI UT OWNER. LP, a Delaware limited partnership
	By:	Parallel Capital Partners, Inc., a California corporation, its authorized agent

	By:	\s\ Jim Ingebritsen
	Name:	Jim Ingebritsen
	Title:	President

TENANT:	MIMECAST NORTH AMERICA, INC., a Delaware corporation

	By:	\s\ Joe Freitas
	Name	Joe Freitas
	Title:	SR. VP. of Human Resources

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EXHIBIT A

DEPICTION OF RELOCATION PREMISES

A-1

EXHIBIT B

TENANT FINISH-WORK: ALLOWANCE

(Landlord Performs the Work)

1.Acceptance of Relocation Premises.  Except as set forth in this Exhibit, Tenant accepts the Relocation Premises in their “AS-IS” condition on the date that this Amendment is entered into.

2.Space Plans.

2.1Preparation and Delivery.  Within seven business days after Tenant’s execution of this Amendment, Tenant shall meet with Interprise Design Associates or another design consultant selected by Landlord (the “Architect”) to discuss the nature and extent of all improvements that Tenant proposes to install in the Relocation Premises and, at such meeting, provide the Architect with all necessary data and information needed by the Architect to prepare initial space plans therefor as required by this paragraph. On or before the 15th business day following the date that Tenant meets with Architect, Landlord shall deliver to Tenant a space plan prepared by the Architect depicting improvements to be installed in the Relocation Premises (the “Space Plans”).

2.2Approval Process.  Tenant shall notify Landlord whether it approves of the submitted Space Plans within five business days after Landlord’s submission thereof.  If Tenant disapproves of such Space Plans, then Tenant shall notify Landlord thereof specifying in reasonable detail the reasons for such disapproval, in which case Landlord shall, within three business days after such notice, revise such Space Plans in accordance with Tenant’s objections and submit to Tenant for its review and approval.  Tenant shall notify Landlord in writing whether it approves of the resubmitted Space Plans within one business day after its receipt thereof. This process shall be repeated until the Space Plans have been finally approved by Tenant and Landlord. If Tenant fails to notify Landlord that it disapproves of the initial Space Plans within three business days (or, in the case of resubmitted Space Plans, within one business day) after the submission thereof, then Tenant shall be deemed to have approved the Space Plans in question.

3.Working Drawings.

3.1Preparation and Delivery.  On or before the date which is 15 days following the date on which the Space Plans are approved (or deemed approved) by Tenant and Landlord, Landlord shall cause to be prepared final working drawings of all improvements to be installed in the Relocation Premises and deliver the same to Tenant for its review and approval (which approval shall not be unreasonably withheld, delayed or conditioned). Such working drawings shall be prepared by Architect (whose fee shall be included in the Total Construction Costs [defined below]).

3.2Approval Process.  Tenant shall notify Landlord whether it approves of the submitted working drawings within five business days after Landlord’s submission thereof.  If Tenant disapproves of such working drawings, then Tenant shall notify Landlord thereof specifying in reasonable detail the reasons for such disapproval, in which case Landlord shall, within five business days after such notice, revise such working drawings in accordance with Tenant’s objections and submit the revised working drawings to Tenant for its review and approval. Tenant shall notify Landlord in writing whether it approves of the resubmitted working drawings within three business days after its receipt thereof. This process shall be repeated until the working drawings have been finally approved by Landlord and Tenant. If Tenant fails to notify Landlord that it disapproves of the initial working drawings within five business days (or, in the case of resubmitted working drawings, within three business days) after the submission thereof, then Tenant shall be deemed to have approved the working drawings in question. Any delay caused by Tenant’s unreasonable withholding of its consent or delay in giving its written approval as to such working drawings shall constitute a Tenant Delay Day (defined below).  If the working drawings are not fully approved (or deemed approved) by both Landlord and Tenant by the 20th business day after the delivery of the initial draft thereof to Tenant, then each day after such time period that such working drawings are not fully approved (or deemed approved) by both Landlord and Tenant shall constitute a Tenant Delay Day.

3.3Landlord’s Approval; Performance of Work.  If any of Tenant’s proposed construction work will affect the Building’s Structure or the Building’s Systems, then the working drawings pertaining thereto must be approved by the Building’s engineer of record. Landlord’s approval of such working drawings shall not be unreasonably withheld, provided that (a) they comply with all Laws, (b) the improvements depicted thereon do not (1) adversely affect (in the reasonable discretion of Landlord) the Building’s Structure or the Building’s Systems (including the Building’s restrooms or mechanical rooms), or (2) affect (in the sole discretion of Landlord) (A) the exterior appearance of the Building, (B) the appearance of the Building’s common areas or elevator lobby areas or (C) the provision of services to other occupants of the Building, (c) such working drawings are sufficiently detailed to allow construction of the improvements and associated work in a good and workmanlike manner, and (d) the improvements depicted thereon conform to the rules and regulations promulgated from time to time by Landlord for the construction of tenant improvements (a copy of which has been delivered to Tenant). As used herein, “Working Drawings” means the final working drawings approved by Landlord, as amended from time to time by any approved changes thereto, and “Work” means all improvements to be constructed in accordance with and as indicated on the Working Drawings, together with any work required by governmental authorities to be made to other areas of the Building as a result of the improvements indicated by the Working Drawings. Landlord’s approval of the Working Drawings shall not be a representation or warranty of Landlord that such drawings are adequate for any use or comply with any Law, but shall merely be the consent of Landlord thereto. Tenant shall, at Landlord’s request, sign the Working Drawings to evidence its review and approval thereof. After the Working Drawings have been approved, Landlord shall cause the Work to be performed in substantial accordance with the Working Drawings.

4.Bidding of Work.  Prior to commencing the Work, Landlord shall competitively bid the Work to three contractors approved by Landlord and Tenant.  The parties hereby preapprove CDS General Contractors, Dallas Constructors, and JF Jones General Contractors as general contractors for the Work.  If the estimated Total Construction Costs are expected to exceed the Construction Allowance, Tenant shall be allowed to review the submitted bids from such contractors to value engineer any of Tenant’s requested alterations. In such case, Tenant shall notify Landlord of any items in the Working Drawings that Tenant desires to change within two business days after Landlord’s submission thereof to Tenant.  If Tenant fails to notify Landlord of its election within such two business day period, Tenant shall be deemed to have approved the bids.  Within five business days following Landlord’s submission of the initial construction bids to Tenant under the foregoing provisions (if applicable), Tenant shall have completed all of the following items: (a) finalized with Landlord’s representative and the proposed contractor, the pricing of any requested revisions to the bids for the Work, and (b) approved in writing any overage in the Total Construction Costs in excess of the Construction Allowance, failing which, each day after such five business day period shall constitute a Tenant Delay Day.

5.Change Orders. Tenant may initiate changes in the Work.  Each such change must receive the prior written approval of Landlord, such approval shall be granted or withheld in accordance with the standards set forth in Section 3.3 above; additionally, if any such requested change might (a) delay the Effective Date or, (b) leave any portion of the Relocation Premises not fully finished and ready for occupancy, Landlord may withhold its consent in its sole and absolute discretion.  Landlord shall, upon completion of the Work, cause to be prepared accurate architectural, mechanical, electrical and plumbing “as-built” plans of the Work as constructed in both blueprint and electronic CADD format, which plan shall be incorporated into this Exhibit B by this reference for all purposes. If Tenant requests any changes to the Work described in the Space Plans or the Working Drawings, then such increased costs and any additional design costs incurred in connection therewith as the result of any such change shall be added to the Total Construction Costs.

6.Definitions. As used herein, a “Tenant Delay Day” means each day of delay in the performance of the Work that occurs (a) because Tenant fails to timely furnish any information or deliver or approve any required documents such as the Space Plans or Working Drawings (whether preliminary, interim revisions or final), pricing estimates, construction bids, and the like, (b) because of any change by Tenant to the Space Plans or Working Drawings, (c) because Tenant fails to attend any meeting with Landlord, the Architect, any design professional, or any contractor, or their respective employees or representatives, as may be required or scheduled hereunder or otherwise necessary in connection with the preparation or completion of any construction documents, such as the Space Plans or Working Drawings, or in connection with the performance of the Work, (d) because of any specification by Tenant of materials or installations in addition to or other than Landlord’s standard finish-out materials or any materials that are not readily available, or (e) because a Tenant Party otherwise delays completion of the Work. As used herein “Substantial Completion,” “Substantially Completed,” and any derivations thereof mean the Work in the Relocation Premises is substantially completed (as reasonably determined by Landlord) in substantial accordance with the Working Drawings. Substantial Completion shall have occurred even though minor details of construction, decoration, landscaping and mechanical adjustments remain to be completed by Landlord.

7.Walk-Through; Punchlist. When Landlord considers the Work in the Relocation Premises to be Substantially Completed, Landlord will notify Tenant and, within five business days thereafter, Landlord’s representative and Tenant’s representative shall conduct a walk-through of the Relocation Premises and identify any necessary touch-up work, repairs and minor completion items that are necessary for final completion of the Work. Neither Landlord’s representative nor Tenant’s representative shall unreasonably withhold his or her agreement on punchlist items. Landlord shall use commercially reasonable efforts to cause the contractor performing the Work to complete all punchlist items within 30 days after agreement thereon.  The cost of any overtime labor engaged, at Tenant’s request, to complete the punchlist items within such 30-day period shall be included in the Total Construction Costs.

8.Current Premises Rent Obligations.  Tenant’s obligation to pay Rent under the Lease with respect to the Current Premises shall continue at all times during the performance of the Work.  Tenant hereby acknowledges that the performance of the Work may occur during normal business hours while Tenant is in occupancy of the Current Premises and that no interference to Tenant’s business operations in the Current Premises shall entitle Tenant to any abatement of Rent.

9.Excess Costs.  Tenant shall pay the entire amount by which the Total Construction Costs (hereinafter defined) exceed the Construction Allowance (hereinafter defined) (such excess amount being referred to herein as the “Excess Amount”).  Upon approval of the Working Drawings and selection of a contractor, Tenant shall promptly (a) execute a work order agreement prepared by Landlord which identifies such drawings and itemizes the Total Construction Costs and sets forth the Construction Allowance, and (b) pay to Landlord 90% of Landlord’s estimate of the Excess Amount. Upon Substantial Completion of the Work and before Tenant occupies the Premises to conduct business therein, Tenant shall pay to Landlord any remaining unpaid portion of the Excess Amount. In the event of default of payment of any portion of the Excess Amount, Landlord (in addition to all other remedies) shall have the same rights as for an Event of Default under the

Lease.  As used herein, “Total Construction Costs’’ means the entire cost of performing the Work, including design of and space planning for the Work and preparation of the Working Drawings and the final “as-built” plan of the Work, costs of construction labor and materials, electrical usage during construction, additional janitorial services, standard building directory and suite tenant signage, related taxes and insurance costs, licenses, permits, certifications, surveys and other approvals required by Law, and the construction supervision fee referenced in Section 11 of this Exhibit.

10.Construction Allowance.  Landlord shall provide to Tenant a construction allowance not to exceed $45.00 per rentable square foot in the Relocation Premises (the “Construction Allowance”) to be applied toward the Total Construction Costs, as adjusted for any changes to the Work. The Construction Allowance shall not be disbursed to Tenant in cash, but shall be applied by Landlord to the payment of the Total Construction Costs, if, as, and when the cost of the Work is actually incurred and paid by Landlord. After the final completion of the Work and a reconciliation by Landlord of the Construction Allowance and the Total Construction Costs and provided no default under the Lease then exists and no Event of Default has occurred, which has not been cured, Tenant may use any excess Construction Allowance (up to a maximum of $5.00 per rentable square foot in the Relocation Premises) towards the cost of Tenant’s installation of telephone and data networks in the Relocation Premises and other moving and relocation costs (collectively, the “Moving Costs”).  Landlord will reimburse Tenant for the Moving Costs (subject to the cap described above) within 30 business days after receiving invoices therefor and supporting documentation reasonably acceptable to Landlord.  The Construction Allowance must be used (that is, the Work must be fully complete and the Construction Allowance disbursed) within six months following the Effective Date or shall be deemed forfeited with no further obligation by Landlord with respect thereto, time being of the essence with respect thereto.

11.Construction Management.  Landlord or its affiliate or agent shall supervise the Work, make disbursements required to be made to the contractor, and act as a liaison between the contractor and Tenant and coordinate the relationship between the Work, the Building, and the Building’s Systems.  In consideration for Landlord’s construction supervision services, Tenant shall pay to Landlord a construction supervision fee equal to three percent of the hard costs of the Work.

12.Construction Representatives.  Landlord’s and Tenant’s representatives for coordination of construction and approval of change orders will be as follows, provided that either party may change its representative upon written notice to the other:

Landlord’s Representative:	Jack Nye
c/o Cushman & Wakefield of Texas, Inc.
222 West Las Colinas Blvd., Suite 109
Irving, Texas 75039
Telephone: 972.501.9009
Email: Jack.Nye@cis.cushwake.com

Tenant’s Representative:	John Platt
c/o Mimecast North America, Inc.
222 West Las Colinas Boulevard, Suite 195ON
Irving, Texas 75039
Telephone: 972.871.7944
Email: jplatt@mimecast.com

13.Miscellaneous. To the extent not inconsistent with this Exhibit, Section 8.1 and Section 21 of the Original Lease shall govern the performance of the Work and Landlord’s and Tenant’s respective rights and obligations regarding the improvements installed pursuant thereto.

EXHIBIT C

CONFIRMATION OF EFFECTIVE DATE

          , 2017

Mimecast North America, Inc.

480 Pleasant St.

Watertown, MA 02472

Attention: John Platt

Re:

Amendment No. 2 (the “Amendment”) dated April        , 2017, between PCPI UT OWNER, LP, a Delaware limited partnership (“Landlord”), and MIMECAST NORTH AMERICA, INC., a Delaware corporation (“Tenant”), for the lease of approximately 16,652 square feet of space (the “Relocation Premises”) pursuant to the Lease (as defined in and amended by the Amendment). Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Amendment unless otherwise indicated.

Ladies and Gentlemen:

Landlord and Tenant agree as follows:

1.Condition of Relocation Premises. Tenant has accepted possession of the Relocation Premises pursuant to the Amendment. Any improvements required by the terms of the Amendment to be made by Landlord have been completed to the full and complete satisfaction of Tenant in all respects except for the punchlist items described on Exhibit A hereto (the “Punchlist Items”), and except for such Punchlist Items, Landlord has fulfilled all of its duties under the Amendment with respect to such tenant improvements.   Furthermore, Tenant acknowledges that the Relocation Premises are suitable for the Permitted Use (as defined in the Lease).

2.Effective Date.  The Term for the Relocation Premises shall commence on the Effective Date, which date is        , 2017.

3.Expiration Date.  The Term is scheduled to expire on         , 202   , which is the last day of the 102nd full calendar month following the Effective Date.

4.Ratification. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, and (b) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

5.Binding Effect; Governing Law. Except as modified hereby, the Lease shall remain in full effect and this letter shall be binding upon Landlord and Tenant and their respective successors and assigns.  If any inconsistency exists or arises between the terms of this letter and the terms of the Lease, the terms of this letter shall prevail. This letter shall be governed by the laws of the State in which the Relocation Premises are located.

Please indicate your agreement to the above matters by signing this letter in the space indicated below and returning an executed original to us.

Sincerely,

PCPI UT OWNER, LP, a Delaware limited partnership
By:	Parallel Capital Partners, Inc., a California
corporation, its authorized agent

By:
Name:
Title:

Agreed and accepted:

MIMECAST NORTH AMERICA, INC., a Delaware corporation

By:
Name:
Title:

EXHIBIT A

Please insert any punchlist items that remain to be performed by Landlord. If no items are listed below by Tenant, none shall be deemed to exist.

EXHIBIT D

RIGHT OF FIRST OFFER

Subject to then-existing renewal or expansion options or other preferential rights of other tenants, Landlord shall, prior to offering any space on floor 16-East or floor 17-East in the Building (the “Offer Space”) to any party (other than the then-current tenant or occupant therein), first offer to lease to Tenant the Offer Space in an “AS-IS” condition; such offer shall (a) be in writing, (b) specify the part of the Offer Space being offered to Tenant hereunder (the “Designated Offer Space”), and (c) specify the lease terms for the Designated Offer Space, including the rent to be paid for the Designated Offer Space and the date on which the Designated Offer Space shall be included in the Premises (the “Offer Notice”). The Offer Notice shall be substantially similar to the Offer Notice attached to this Exhibit. Tenant shall notify Landlord in writing whether Tenant elects to lease the entire Designated Offer Space on the terms set forth in the Offer Notice, within three days after Landlord delivers to Tenant the Offer Notice. If Tenant timely elects to lease the Designated Offer Space, then Landlord and Tenant shall execute an amendment to the Lease, effective as of the date the Designated Offer Space is to be included in the Premises, on the terms set forth in the Offer Notice and, to the extent not inconsistent with the Offer Notice terms, the terms of the Lease, as amended by this Amendment; however, Tenant shall accept the Designated Offer Space in an “AS-IS” condition and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements except as specifically provided in the Offer Notice. Within five business days of Tenant’s delivery of its executed counterpart of such amendment, Tenant shall deliver a replacement Tenant’s Letter of Credit with the Tenant’s Letter of Credit Amount equal to the then-current Tenant’s Letter of Credit Amount plus $4.50 per rentable square foot of space in the Designated Offer Space. Notwithstanding anything in this Exhibit to the contrary, if prior to Landlord’s delivery to Tenant of the Offer Notice, Landlord has received an offer from a third party (a “Third Party Offer”) to lease all or part of the Offer Space, and Landlord is willing to accept the terms of such Third Party Offer, and such Third Party Offer includes space in excess of the Offer Space, that portion of the Offer Space subject to such Third Party Offer shall be deemed to be the Designated Offer Space for purposes of this Exhibit, but Tenant must exercise its rights hereunder, if at all, as to all of the space contained in the Third Party Offer.

If Tenant fails or is unable to timely exercise its right hereunder with respect to the Designated Offer Space, then such right shall lapse, time being of the essence with respect to the exercise thereof (it being understood that Tenant’s right hereunder is a one-time right only as to each Designated Offer Space the first time it is offered to Tenant hereunder), and Landlord may lease all or a portion of the Designated Offer Space to third parties on such terms as Landlord may elect. For purposes hereof, if an Offer Notice provides for an expansion, right of first refusal, or other preferential right to lease some of the remaining portion of the Offer Space, then such remaining portion of the Offer Space shall thereafter be excluded from the provisions of this Exhibit. Unless otherwise agreed in writing by Landlord and Tenant’s real estate broker, in no event shall Landlord be obligated to pay a commission with respect to any space leased by Tenant under this Exhibit, and Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’ fees, and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through or under the indemnifying party.

Tenant’s rights under this Exhibit shall terminate, at Landlord’s option, if (a) an Event of Default exists as of the date of Tenant’s exercise of its rights under this Exhibit or as of the effective date of the addition of the Designated Offer Space to the Premises, (b) the Lease or Tenant’s right to possession of any of the Premises is terminated, (c) Tenant assigns its interest in the Lease to a party other than a Permitted Transferee or sublets any portion of the Premises, (d) Tenant fails to lease and occupy at least 16,652 rentable square feet of space in the Project, (e) Landlord determines, in its sole but reasonable discretion, that Tenant’s financial condition or creditworthiness has materially deteriorated since the date of this Amendment, (f) Tenant fails to timely exercise its option under this Exhibit, time being of the essence with respect to Tenant’s exercise thereof, or (g) less than one full calendar year remains in the current Term, as extended by this Amendment. Before Landlord makes a determination under clause (e) to terminate this Exhibit, Landlord shall first provide Tenant with a period of 30 days to provide alternative credit support sufficient to address the credit concerns of Landlord. If such alternative credit support is provided and acceptable to Landlord, this Exhibit shall remain in full force and effect.

Tenant’s rights under this Exhibit shall not apply to leases that allow tenants in the Building to use such space as unfinished storage area and other temporary leases to provide temporary space to tenants that ultimately will occupy other space in the Building on a permanent basis, any management space, tenant relocation space and other building space/amenities (conference center, fitness center, etc.).

FORM OF OFFER NOTICE

[Insert Date of Notice]

BY FACSIMILE AND [FEDEX]

Mimecast North America, Inc.

480 Pleasant St.

Watertown, MA 02472

Attention: John Platt

Re:

Amendment No. 2 (the “Amendment”) dated April, 2017, between PCPI UT OWNER, LP, a Delaware limited partnership (“Landlord”), and MIMECAST NORTH AMERICA, INC., a Delaware corporation (“Tenant”).   Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Amendment unless otherwise indicated.

Ladies and Gentlemen:

Pursuant to the Right of First Offer attached to the Amendment, this is an Offer Notice on Suite            .The basic terms and conditions are as follows:

LOCATION:

SIZE:	rentable square feet

BASIC RENT RATE:	$ per month

TERM:

IMPROVEMENTS:

COMMENCEMENT:

PARKING TERMS:

OTHER MATERIAL TERMS:

Under the terms of the Right of First Offer, you must exercise your rights, if at all, as to the Designated Offer Space on the depiction attached to this Offer Notice within three days after Landlord delivers such Offer Notice.   Accordingly, you have until 5:00 p.m. local time on                                              , 201    , to exercise your rights under the Right of First Offer and accept the terms as contained herein, failing which your rights under the Right of First Offer shall terminate and Landlord shall be free to lease the Designated Offer Space to any third party. If possible, any earlier response would be appreciated. Please note that your acceptance of this Offer Notice shall be irrevocable and may not be rescinded.

Upon receipt of your acceptance herein, Landlord and Tenant shall execute an amendment to the Lease memorializing the terms of this Offer Notice including the inclusion of the Designated Offer Space in the Premises; provided, however, that the failure by Landlord and Tenant to execute such amendment shall not affect the inclusion of such Designated Offer Space in the Premises in accordance with this Offer Notice.

THE FAILURE TO ACCEPT THIS OFFER NOTICE BY (a) DESIGNATING THE “ACCEPTED” BOX, AND (b) EXECUTING AND RETURNING THIS OFFER NOTICE TO LANDLORD WITHOUT MODIFICATION WITHIN SUCH TIME PERIOD SHALL BE DEEMED A WAIVER OF TENANT’S RIGHTS UNDER THE RIGHT OF FIRST OFFER, AND TENANT SHALL HAVE NO FURTHER RIGHTS TO THE DESIGNATED OFFER SPACE. THE FAILURE TO EXECUTE THIS LETTER WITHIN SUCH TIME PERIOD SHALL BE DEEMED A WAIVER OF THIS OFFER NOTICE.

Should you have any questions, do not hesitate to call.

Sincerely,

CBRE, INC., on behalf of Landlord

By:
Name:
Title:

[please check appropriate box]

ACCEPTED	☐
REJECTED	☐

MIMECAST NORTH AMERICA, INC., a Delaware corporation

By:
Name:
Title:
Date:

Enclosure [attach depiction of Designated Offer Space]

EXHIBIT E

RIGHT OF FIRST REFUSAL

Subject to then-existing renewal or expansion options or other preferential rights of other tenants, if Landlord receives a Third Party Offer to lease any of the remaining space on floor 16-North in the Building (the “Refusal Space”) and Landlord is willing to accept the terms of such Third Party Offer, Landlord shall offer to lease to Tenant the Refusal Space on the same terms and conditions as the Third Party Offer; such offer shall (a) be in writing, (b) specify the part of the Refusal Space being offered to Tenant here under (the “Designated Refusal Space”), (c) specify the rent to be paid for the Designated Refusal Space, and (d) contain the basic terms and conditions of the Third Party Offer and the date on which the Designated Refusal Space shall be included in the Premises (the “Refusal Notice”). The Refusal Notice shall be substantially similar to the Refusal Notice attached to this Exhibit. Tenant shall notify Landlord in writing whether Tenant elects to lease the Designated Refusal Space subject to the Third Party Offer on the same terms and conditions as the Third Party Offer in the Refusal Notice, within seven days after Landlord delivers to Tenant the Refusal Notice. If Tenant timely elects to lease the Designated Refusal Space within such seven-day period, Landlord and Tenant shall execute an amendment to the Lease, effective as of the date the Designated Refusal Space is to be included in the Premises, on the same terms as the Lease, as amended by this Amendment, except (1) the Basic Rent and parking charges shall be the amounts specified in the Refusal Notice, (2) the term for the Designated Refusal Space shall be that specified in the Refusal Notice, (3) Tenant shall lease the Designated Refusal Space in an “AS-IS” condition, (4) Landlord shall not be required to perform any work therein, (5) Landlord shall not provide to Tenant any allowances other than those contained in the Third Party Offer (e.g., moving allowance, construction allowance, and the like) if any, and (6) other terms set forth in the Lease which are inconsistent with the terms of the Refusal Notice shall be modified accordingly. Within five business days of Tenant’s delivery of its executed counterpart of such amendment, Tenant shall deliver a replacement Tenant’s Letter of Credit with the Tenant’s Letter of Credit Amount equal to the then-current Tenant’s Letter of Credit Amount plus $4.50 per rentable square foot of space in the Designated Refusal Space. Notwithstanding the foregoing, if the Refusal Notice includes space in excess of the Refusal Space, Tenant must exercise its right hereunder, if at all, as to all of the space contained in the Refusal Notice.

If Tenant fails or is unable to timely exercise its right hereunder with respect to the Designated Refusal Space, such right shall lapse, time being of the essence with respect to the exercise thereof, and, subject to the limitations hereinafter provided, Landlord may lease all or a portion of the Designated Refusal Space to third parties on such terms as Landlord may elect. Landlord shall not be obligated to re-offer the Designated Refusal Space to Tenant unless Landlord fails to enter into a Lease Agreement with respect to the Designated Refusal Space with the same party (or an affiliate of the same party) that provided the Third Party Offer within 180 days after the date of the Refusal Notice. For purposes hereof, if a Refusal Notice is delivered for less than all of the Refusal Space but such notice provides for an expansion, right of first refusal, or other preferential right to lease some of the remaining portion of the Refusal Space, such remaining portion of the Refusal Space shall thereafter be excluded from the provisions of this Exhibit. Unless otherwise agreed in writing by Landlord and Tenant’s real estate broker, in no event shall Landlord be obligated to pay a commission with respect to any space leased by Tenant under this Exhibit, and Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’ fees, and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through or under the indemnifying party.

Tenant’s rights under this Exhibit shall terminate, at Landlord’s option, if (a) an Event of Default exists as of the date of Tenant’s exercise of its rights under this Exhibit or as of the effective date of the addition of the Designated Refusal Space to the Premises, (b) the Lease or Tenant’s right to possession of any of the Premises is terminated, (c) Tenant assigns its interest in the Lease to a party other than a Permitted Transferee or sublets any portion of the Premises, (d) Tenant fails to lease from Landlord at least the same number of rentable square feet leased to Tenant as of the date of this Amendment and to occupy at least 13,322 rentable square feet of space, (e) Landlord determines, in its sole but reasonable discretion, that Tenant’s financial condition or creditworthiness has materially deteriorated since the date of this Amendment, (f) Tenant fails to timely exercise its option under this Exhibit, time being of the essence with respect to Tenant’s exercise thereof, or (g) less than one full calendar year remains in the current Term, as extended by this Amendment. Before Landlord makes a determination under clause (e) to terminate this Exhibit, Landlord shall first provide Tenant with a period of 30 days to provide alternative credit support sufficient to address the credit concerns of Landlord. If such alternative credit support is provided and acceptable to Landlord, this Exhibit shall remain in full force and effect.

Tenant’s rights under this Exhibit shall not apply to leases that allow tenants in the Building to use such space as unfinished storage area and other temporary leases to provide temporary space to tenants that ultimately will occupy other space in the Building on a permanent basis, any management space, tenant relocation space and other building space/amenities (conference center, fitness center, etc.).

FORM OF REFUSAL NOTICE

[Insert Date of Notice]

BY FACSIMILE AND [FEDEX]

Mimecast North America, Inc.

480 Pleasant St.

Watertown, MA 02472

Attention: John Platt

Re:

Amendment No. 2 (the “Amendment”) dated April _, 2017, between PCPI UT OWNER, LP, a Delaware limited partnership (“Landlord”), and MIMECAST NORTH AMERICA, INC., a Delaware corporation (‘Tenant’).   Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Amendment unless otherwise indicated.

Ladies and Gentlemen:

Pursuant to the Right of First Refusal attached to the Amendment, this is a Refusal Notice on Suite             .The basic terms and conditions are as follows:

LOCATION:

SIZE:	rentable square feet

BASIC RENT RATE:	$ per month

TERM:

IMPROVEMENTS:

COMMENCEMENT:

PARKING TERMS:

OTHER MATERIAL TERMS:

Under the terms of the Right of First Refusal, you must exercise your rights, if at all, as to the Designated Refusal Space on the depiction attached to this Refusal Notice within seven days after Landlord delivers such Refusal Notice.   Accordingly, you have until 5:00 p.m. local time on                                               , 201    , to exercise your rights under the Right of First Refusal and accept the terms as contained herein, failing which your rights under the Right of First Refusal shall terminate and Landlord shall be free to lease the Designated Refusal Space to any third party. If possible, any earlier response would be appreciated. Please note your acceptance of this Refusal Notice shall be irrevocable and may not be rescinded.

Upon receipt of your acceptance herein, Landlord and Tenant shall execute an amendment to the Lease memorializing the terms of this Refusal Notice including the inclusion of the Designated Refusal Space in the Premises; provided, however, the failure by Landlord and Tenant to execute such amendment shall not affect the inclusion of such Designated Refusal Space in the Premises in accordance with this Refusal Notice.

THE FAILURE TO ACCEPT THIS REFUSAL NOTICE BY (1) DESIGNATING THE “ACCEPTED” BOX, AND (2) EXECUTING AND RETURNING THIS REFUSAL NOTICE TO LANDLORD WITHOUT MODIFICATION WITHIN SUCH TIME PERIOD SHALL BE DEEMED A WAIVER OF TENANT’S RIGHTS UNDER THE RIGHT OF FIRST REFUSAL, AND TENANT SHALL HAVE NO FURTHER RIGHTS TO THE DESIGNATED REFUSAL SPACE.    THE FAILURE TO EXECUTE THIS LETTER WITHIN SUCH TIME PERIOD SHALL BE DEEMED A WAIVER OF THIS REFUSAL NOTICE.

Should you have any questions, do not hesitate to call.

Sincerely,

CBRE, INC., on behalf of Landlord

By:
Name:
Title:

[please check appropriate box]

ACCEPTED	☐
REJECTED	☐

MIMECAST NORTH AMERICA, INC., a Delaware corporation

By:
Name:
Title:
Date:

Enclosure [attach depiction of Designated Refusal Space]

EXHIBIT F

FORM OF LETTER OF CREDIT

[BANK LETTERHEAD]

                                , 2017

IRREVOCABLE LETTER OF CREDIT NO.

PCPI UT Owner, LP

c/o Parallel Capital Partners, Inc.

4105 Sorrento Valley Boulevard

San Diego, CA 92121

Attention: Matthew J. Root and/or James R. Ingebritsen

Ladies and Gentlemen:

                                       , a national banking association (“Bank”), of           ,               hereby issues its Irrevocable Tenant’s Letter of Credit in favor of PCPI UT OWNER, LP, a Delaware limited partnership, and/or its successors and assigns (“Landlord”) for the account of MIMECAST NORTH AMERICA, INC., a Delaware corporation (“Tenant”) up to the aggregate amount of $75,000, available at sight by the drafts of Landlord on Bank. Drafts drawn on this Tenant’s Letter of Credit will be honored when presented, accompanied only by a letter or certificate purportedly signed by a representative of Landlord stating Landlord is entitled to draw on this Tenant’s Letter of Credit under the terms of Amendment No. 2, dated as of April     , 2017, between Landlord and Tenant. Multiple and partial draws shall be permitted hereunder. This Tenant’s Letter of Credit is transferable. Bank shall look solely to Tenant for payment of any fee for such transfer. Such payment is not a condition to transfer.

All drafts drawn by reason of this Tenant’s Letter of Credit and in accordance with the above conditions, will meet with due honor when presented at the office of Bank in Irving, Texas. Drawings may also be presented to us by facsimile transmission to facsimile number      .     .        (each such drawing, a “fax drawing”); provided, however, that a fax drawing will not be effectively presented until you confirm by telephone our receipt of such fax drawing by calling us at telephone number      .     .       . If you present a fax drawing under this standby letter of credit you do not need to present the original of any drawing documents, and if we receive any such original drawing documents they will not be examined by us. In the event of a full or final drawing, the original standby letter of credit must be returned to us by overnight courier.

This irrevocable standby Letter of Credit sets forth in full the terms of our undertaking, which is independent of and shall not in any way be modified, amended, amplified or incorporated by reference to any document, contract or agreement referenced herein other than the stipulated ICC rules and governing laws. Our obligations under this irrevocable standby Letter of Credit are not subject to any claim or defense by reason of the invalidity, illegality, or inability to enforce any of the agreements set forth in the Lease.

This Tenant’s Letter of Credit is subject to the International Standby Practices-ISP98, International Chamber of Commerce Publication 600 when not in conflict with the express terms of this Tenant’s Letter of Credit or with the provisions of Article 5 of the Texas Business and Commerce Code, as amended.

This Tenant’s Letter of Credit shall terminate at 3:00 p.m. Central Standard Time on January 31, 2026 which shall be the final expiration date of this Tenant’s Letter of Credit, unless, at least 60 days prior to the then current expiration date, Bank notifies Landlord in writing by certified mail, return receipt requested, at the following address (or at such other address as Landlord may specify by written notice to Bank), that this Tenant’s Letter of Credit will not be extended beyond the current expiration date; provided, that Bank’s obligation to make any payment hereunder in respect of a drawing request made prior to the expiry hereof shall continue until payment is made:

PCPI UT Owner, LP
c/o Parallel Capital Partners, Inc.
4105 Sorrento Valley Boulevard
San Diego, CA 92121
Attention: Matthew J. Root and/or James R. Ingebritsen
Telephone: 858.882.9510
Facsimile: 858.882.9511

F-1

with a copy to:	PCPI UT Owner, LP
c/o Cushman & Wakefield of Texas, Inc.
222 West Las Colinas Boulevard, Suite 109 Irving, TX 75039
Attention: Property Manager
Telephone: 972.501.9009
Facsimile: 972.501.9019

Amounts drawn upon this Tenant’s Letter of Credit are to be endorsed on the reverse side of this Tenant’s Letter of Credit by Bank.

By:
Name:
Title:

F-2